UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 1, 2017

Fellow Procter & Gamble Shareholders:

It is our pleasure to invite you to this year’s annual meeting of shareholders. The meeting will take place on Tuesday, October 10, 2017 at 9:00 a.m. Eastern Daylight Time at The Procter & Gamble Company General Offices, 1 Procter & Gamble Plaza, Cincinnati, Ohio 45202. At the meeting, our shareholders will be asked to:

•	Elect the 11 Director nominees listed in the accompanying proxy statement;

•	Ratify the appointment of the independent registered public accounting firm;

•	Approve, on an advisory basis, the Company’s executive compensation (the “Say on Pay” vote);

•	Vote, on an advisory basis, on the frequency of holding the Say on Pay vote;

•	Vote on the shareholder proposals described in the accompanying proxy statement if properly presented at the meeting; and

•	Transact such other business as may properly come before the meeting.

Trian Partners, L.P., and certain of its affiliates (together, “Trian”) have notified the Company of their intention to propose a Director nominee for election at the annual meeting in opposition to the nominees recommended by our Board of Directors. As a result, you may receive solicitation materials, including a white proxy card, from Trian seeking your proxy to vote for Trian’s nominee. The Board urges you not to sign or return or vote the white proxy card sent to you by Trian.

Shareholders of record as of the close of business on August 11, 2017 (the “record date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 2-5 for additional information regarding admission to the meeting and how to vote your shares. This proxy statement and the accompanying BLUE proxy card are first being sent or given to shareholders on or about August 1, 2017.

Your vote is extremely important. Even if you plan to attend the annual meeting, we request that you vote your shares by signing and dating the enclosed BLUE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or by telephone by following the instructions provided on the enclosed BLUE proxy card, BLUE voting instruction form, or notice. If you have already voted using a white proxy card sent to you by Trian, you can revoke it by signing and dating the enclosed BLUE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or by telephone by following the instructions provided on the enclosed BLUE proxy card, BLUE voting instruction form, or notice. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying proxy statement.

We appreciate your continued confidence in our Company and look forward to seeing you at The Procter & Gamble General Offices on October 10, 2017.

DAVID S. TAYLOR CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER	DEBORAH P. MAJORAS CHIEF LEGAL OFFICER AND SECRETARY

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website provided on your BLUE proxy card, BLUE voting instruction form, or notice.	BY MAIL Sign, date, and return the enclosed BLUE proxy card or BLUE voting instruction form.

BY TELEPHONE Call the telephone number on your BLUE proxy card, BLUE voting instruction form, or notice.	IN PERSON Attend the annual meeting in Cincinnati.

This Notice of Annual Meeting, the Proxy Statement, and the 2017 Annual Report are or will be available at www.pginvestor.com. If you have any questions, please contact D.F. King & Co., Inc. or Mackenzie Partners, Inc., our proxy solicitors assisting us in connection with the annual meeting, by calling toll free (877) 361-7966 or (800) 322-2885 or emailing p&g@dfking.com or P&G@mackenziepartners.com.

Voting Matters and Board Recommendations

Voting Matter		Vote Standard	Board Vote Recommendation	See Page

Item 1	Election of Directors	11 nominees receiving greatest number of votes cast	FOR EACH NOMINEE RECOMMENDED BY YOUR BOARD	9

Item 2	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	FOR	62

Item 3	Advisory Approval of Executive Compensation	Majority of votes cast	FOR	63

Item 4	Advisory Vote on Frequency of the Executive Compensation Vote	Majority of votes cast	1 YEAR	64

Item 5	Adopt Holy Land Principles	Majority of votes cast	AGAINST	65

Item 6	Report on Application of Company Non-Discrimination Policies in States With Pro-Discrimination Laws	Majority of votes cast	AGAINST	67

Item 7	Report on Mitigating Risks of Activities in Conflict-Affected Areas	Majority of votes cast	AGAINST	69

Item 8	Repeal Certain Amendments to Regulations	Majority of the outstanding shares entitled to vote on this item at the 2017 Annual Meeting	AGAINST	71

Our Board of Directors

i

Our Director Nominees

You are being asked to vote on the election of the 11 Director nominees listed below. Additional information about each Director nominee’s background and experience can be found beginning on page 9.

YOUR VOTE IS EXTREMELY IMPORTANT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE 11 DIRECTOR NOMINEES. THE BOARD OF DIRECTORS DOES NOT ENDORSE ANY TRIAN NOMINEES AND URGES YOU NOT TO SIGN OR RETURN THE WHITE PROXY CARD SENT TO YOU BY TRIAN.

Name	Position	Age	Board Tenure	Committee Memberships
Francis S. Blake *	Former Chairman of the Board and Chief Executive Officer of The Home Depot, Inc.	68	2 years	Audit G&PR
Angela F. Braly *	Former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (now known as Anthem)	56	7 years	Audit G&PR (Chair)
Amy L. Chang *	Founder and Chief Executive Officer of Accompany, Inc.	40	2 months	Audit I&T
Kenneth I. Chenault *	Chairman and Chief Executive Officer of American Express Company	66	9 years	Audit C&LD
Scott D. Cook *	Chairman of the Executive Committee of the Board of Intuit Inc.	65	16 years	C&LD I&T (Chair)
Terry J. Lundgren *	Executive Chairman and Chairman of the Board of Macy’s, Inc.	65	4 years	C&LD I&T
W. James McNerney, Jr. * (Lead Director)	Senior Advisor at Clayton, Dubilier & Rice, LLC; Former Chairman of the Board, President and Chief Executive Officer of The Boeing Company	67	14 years	C&LD (Chair) G&PR
David S. Taylor	Chairman of the Board, President and Chief Executive Officer of the Company	59	2 years
Margaret C. Whitman *	President and Chief Executive Officer of Hewlett Packard Enterprise	60	6 years	C&LD I&T
Patricia A. Woertz *	Retired Chairman and Chief Executive Officer of Archer Daniels Midland Company	64	9 years	Audit (Chair) G&PR
Ernesto Zedillo *	Director of the Center for the Study of Globalization and Professor of International Economics and Politics at Yale University and former President of Mexico	65	16 years	G&PR I&T

*	Independent
	C&LD	Compensation & Leadership Development
	G&PR	Governance & Public Responsibility
	I&T	Innovation & Technology

Corporate Governance Highlights

Director Independence	• 10 of 11 Director nominees are independent • 4 fully independent Board Committees: Audit, Compensation & Leadership Development, Governance & Public Responsibility, and Innovation & Technology
Board Accountability	• Declassified Board – all Directors are elected annually • Simple majority voting standard for all uncontested Director elections • Shareholder right to call special meetings
Board Leadership

•    Annual assessment and determination of Board leadership structure

•    Annual election of independent Lead Director if Chairman/CEO roles are combined or the Chairman is not independent

•    Lead Director has strong role and significant governance duties, including chair of Executive Sessions of independent Directors

Board Evaluation and Effectiveness	• Annual Board and Committee self-assessments • Annual independent Director evaluation of Chairman and CEO
Board Refreshment & Diversity

•    Balance of new and experienced Directors, with tenure of current Directors averaging 8 years after adding 4 new Directors in the last 5 years

•    Specified retirement age and term limit for Directors

•    6 of 11 Directors are women or ethnically diverse

•    Average age of Directors is 61

Director Engagement

•    Directors attended 95% of Board and Committee meetings in FY 2016-17

•    Board policy limits Director membership on other public company boards

•    Shareholder ability to contact Directors (as described beginning on page 24)

Director Access

•    Significant interaction with senior business leaders through regular business reviews

•    Directors have access to senior management and other employees

•    Directors have ability to hire outside experts and consultants and to conduct independent investigations

Clawback and Anti-Hedging Policies

•    Clawback policy permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results for any reason

•    Insider Trading Policy prohibits Directors, senior executives and other designated employees from engaging in any pledging, short sales or hedging investments involving Company stock

Share Ownership

•    CEO required to hold shares equivalent to 8x salary

•    All senior executives required to hold shares equivalent to 4x or 5x salary, depending on role

•    Directors required to hold shares equivalent to 6x the cash portion of their annual retainer

•    Any executive who has not met the requirements of the Executive Share Ownership Program is subject to the Share Holding Requirement for any net shares resulting from stock option exercises or settlement of PSUs or RSUs

Proxy Access

•    Proactive adoption in 2016 of proxy access for Director nominees

•    Available to a shareholder, or group of up to 20 shareholders, holding 3% of Company’s common stock for at least 3 years

•    May nominate candidates for the greater of two seats or 20% of Board nominees

Executive Compensation Highlights

Key Elements of FY 2016-17 Executive Compensation Program

•    Strong Shareholder Support with 94.4% Say on Pay Support at the 2016 Annual Meeting. This vote is a positive endorsement of the Company’s executive compensation practices and decisions. The shareholders’ overwhelming support of the Company’s executive compensation program is one factor that contributed to the C&LD Committee’s decision not to make significant changes to the Company’s current executive compensation programs, principles, and policies.

•    We Emphasize Pay for Performance.

¡ On average, 88% of NEO compensation was performance-based. Of this, 75% was tied to long-term performance.

¡  In each consecutive year since the Performance Stock Program (“PSP”) first paid out five years ago, combined performance-based pay (Short-Term Achievement Reward plus PSP) has paid out below target for each NEO. Annual payouts have ranged from a low of 54% of target to a high of 77% of target. The combined performance-based payout this year for the NEOs was 77% of target. In aggregate, performance-based pay for NEOs was 61% of target over the past five years.

¡  Multiple performance metrics under the Short-Term Achievement Reward (“STAR”) program and PSP discourage excessive risk-taking.

•    We Pay Competitively.

¡ The C&LD Committee structures executive compensation to be competitive with the targets for comparable positions at companies considered to be our peers, as described on pages 30-31.

¡  The Chief Executive Officer’s compensation is determined by the C&LD Committee with objective input from the C&LD Committee’s independent compensation consultant, Frederic W. Cook & Co., taking into account peer data, financial results, personal contributions, and the total compensation package.

•    We Focus on Long-Term Success.

¡  The majority of the NEOs’ compensation is delivered through two long-term incentive programs tied to Company performance: the PSP and the Long-Term Incentive Program (“LTIP”).

¡  Significant share ownership and shareholding requirements.

¡  Clawback policy can result in recoupment or repayment of equity-based awards.

¡  No hedging, pledging, collars, short sales, or other derivative transactions.

CEO Compensation Highlights

• Salary. Mr. Taylor’s annualized base salary was unchanged at $1,600,000.

• STAR Annual Bonus Program. Mr. Taylor’s STAR target remained at 200% of salary. His STAR payout was $4,080,384, which is approximately 128% of target.

•    Long-Term Incentive Programs. The C&LD Committee approved a long-term incentive award of $12,000,000 for Mr. Taylor. Long-term incentive awards are comprised of equity grants made under the LTIP and the PSP. Half of the total value is delivered in the PSP, with payout for the FY 2016-17 grant to be made in August 2019 and based on achievement of the four performance goals described on page 37. The remaining value is in the LTIP grant, which the C&LD Committee determined will be delivered as 50% stock options and 50% RSUs.

Commonly Used Terms in This Proxy Statement

C&LD	Compensation & Leadership Development
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CHRO	Chief Human Resources Officer
EDCP	Executive Deferred Compensation Plan
EGLIP	Executive Group Life Insurance Program
EPS	Earnings Per Share
FY	Fiscal Year
G&PR	Governance & Public Responsibility
GBU	Global Business Unit
I&T	Innovation & Technology
IRA	International Retirement Arrangement
IRP	International Retirement Plan
LTIP	Long-Term Incentive Program
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PSP	Performance Stock Program
PST	Profit Sharing Trust and Employee Stock Ownership Plan
PSU	Performance Stock Unit
RSU	Restricted Stock Unit
SEC	Securities and Exchange Commission
SMO	Selling and Market Operations
STAR	Short-Term Achievement Reward
TSR	Total Shareholder Return

In connection with the Company’s 2017 annual meeting of shareholders, which will take place on October 10, 2017, the Board of Directors has provided these materials to you, either over the Internet or via mail. The Notice will be sent to certain Company shareholders beginning August 1, 2017, and our proxy materials will be posted on the website referenced in the Notice on that same date. The Company, on behalf of its Board, is soliciting your proxy to vote your shares at the 2017 annual meeting of shareholders. We solicit proxies to give shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.

1. Who can vote?

You can vote if, as of the close of business on August 11, 2017, you were a shareholder of record of the Company’s:

•	Common Stock;
•	Series A ESOP Convertible Class A Preferred Stock; or
•	Series B ESOP Convertible Class A Preferred Stock.

Each share of Company stock gets one vote. On June 30, 2017, there were issued and outstanding:

•	2,553,296,630 shares of Common Stock;
•	41,548,488 shares of Series A ESOP Convertible Class A Preferred Stock; and
•	55,789,846 shares of Series B ESOP Convertible Class A Preferred Stock.

We are commencing our solicitation of proxies on or about August 1, 2017, which is before the record date. We will continue to solicit proxies until the date of the annual meeting. Each shareholder of record on August 11, 2017 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the record date will be valid and effective so long as the shareholder providing the proxy is a shareholder on the record date. If you are not a holder of record on the record date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the record date and remain a holder on the record date, you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the record date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective.

2. How do I vote by proxy?

Most shareholders can vote by proxy in three ways:

•	By Internet — You can vote via the Internet by following the instructions on the enclosed BLUE proxy card or BLUE voting instruction form;

•	By Telephone — In the United States and Canada, you can vote by telephone by following the instructions on the BLUE proxy card or BLUE voting instruction form; or

•	By Mail — You can vote by mail by signing and dating the enclosed BLUE proxy card or BLUE voting instruction form and returning it in the postage-paid envelope provided with this proxy statement.

If you vote by telephone, via the Internet, or by signing, dating, and returning the BLUE proxy card, your shares will be voted at the annual meeting as you direct. If you sign your BLUE proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

If you are a participant in The Procter & Gamble Direct Stock Purchase Plan and/or The Procter & Gamble International Stock Ownership Program, you can vote the shares of common stock held for your account through any of the proxy voting options set forth above.

For participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, The Procter & Gamble Savings Plan, The Gillette Company Employee Stock Ownership Plan, The Procter & Gamble Commercial Company Employees’ Savings Plan and/or The Profit Sharing Plan of The Procter & Gamble Commercial Company (the “Plans”):

If you are a participant in the Plans, you can instruct the respective plan fiduciaries how to vote the shares of stock that are allocated to your account. If you do not vote your shares, the plan fiduciaries will vote them in proportion to those shares for which they have received voting instructions. Likewise, the plan fiduciaries will vote shares held by the trust that have not been allocated to any account in the same manner.

3. Why have I received different color proxy cards?

Trian has notified the Company that it intends to propose an alternative Director nominee for election at the annual meeting in opposition to the nominees recommended by your Board. The Company has provided you with the enclosed BLUE proxy card. Trian may send you a white proxy card.

Your Board of Directors unanimously recommends using the enclosed BLUE proxy card to vote FOR each of the Board’s nominees for Directors. Our Board of Directors recommends that you simply DISREGARD the white proxy card.

4. Can I change or revoke my vote after I return my proxy card?

Yes. You can change or revoke your proxy at any time before it is exercised at the annual meeting by Internet, telephone, or mail or by attending the annual meeting and voting in person.

If you have previously signed a white proxy card sent to you by Trian, you may change your vote and revoke your prior proxy by signing and dating the enclosed BLUE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed BLUE proxy card.

Submitting a white Trian proxy card – even if you withhold your vote on the Trian nominee – will revoke any vote you previously made via our BLUE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive that is not a BLUE proxy card and not return any white proxy card that you may receive from Trian.

5. Can I vote in person at the annual meeting instead of voting by proxy?

Yes. However, we encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to attend in person.

6. What are the voting procedures and what vote is required for approval of proposals?

Election of Directors—If Trian proceeds with its alternative nomination, the number of Director nominees will be 12, which exceeds the number of Directors to be elected. As provided in the Company’s Amended Articles of Incorporation, in such a situation, the 11 nominees who receive the greatest number of votes cast will be elected. Abstentions and broker non-votes will have no effect.

Proposals 2 through 7 require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

Proposal 8 requires the affirmative vote of a majority of the outstanding shares entitled to vote on this proposal at the 2017 Annual Meeting. Abstentions and broker non-votes will have the effect as a vote “AGAINST” proposal 8.

Additionally, if you hold your Company shares through a bank, broker, or other intermediary, the intermediary will not be able to vote your shares. Given the contested nature of the election of Directors, the New York Stock Exchange’s (“NYSE”) rules governing broker’s discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the annual meeting, including the Election of Directors.

7. Who pays for the Company’s proxy solicitation?

The Company will bear the cost of the solicitation of proxies by the Company. The Company’s Directors and certain of the Company’s regular officers and employees in the ordinary course of their employment may solicit proxies by mail, Internet, telephone, facsimile, advertisements, personal contact, email, or other online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.

As a result of the potential proxy solicitation by Trian, we will incur additional costs in connection with our solicitation of proxies. We have hired D.F. King & Co., Inc. and Mackenzie Partners, Inc., proxy solicitation firms, to assist us in soliciting proxies for a fee of $2,500,000. D.F. King and Mackenzie expect that approximately 450 of their employees will assist in the solicitation. The total amount to be spent for the Company’s solicitation of proxies from shareholders for the annual meeting in excess of that normally spent for an annual meeting is estimated to be approximately $35,000,000, approximately $950,000 of which has been accrued to date.

8. What is the difference between a “shareholder of record” and a “beneficial shareholder” of shares held in street name?

You are the “shareholder of record” for any P&G shares that you own directly in your name in an account with P&G’s stock transfer agent, Wells Fargo Shareowner Services.

You are a “beneficial shareholder” of shares held in street name if your P&G shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the shareholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote your P&G shares.

9. How do I vote my P&G shares held in street name?

If your shares are held by a bank, broker, or other holder of record, you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote your shares in accordance with your instructions. Given the contested nature of the election of Directors, if you do not give instructions to your broker, your broker will not be able to vote your shares. It is important to instruct your broker how to vote your shares by following their voting instructions.

10. Can I attend the Annual Meeting in person?

If you plan to attend the meeting, you must be a shareholder of The Procter & Gamble Company as of August 11, 2017, the record date. We will request to see your photo identification at the entrance to the meeting. We will then determine if you owned common stock on the record date. You must bring the following evidence that you are a shareholder of record:

•	If you are a registered holder, you must bring a copy of your proxy card; or

•

If you hold through a bank or brokerage firm, you must bring a copy of either your Voting Instruction Form or a copy of your brokerage statement as evidence of your stock ownership as of the record date. You must bring such evidence with you in order to be admitted to the meeting. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the owner of the common stock granting you the required authority to vote the owner’s shares.

11. Can I listen to the Annual Meeting on-line?

If you are not able to attend the meeting in person, you may join a live audiocast of the meeting on the Internet by visiting www.pginvestor.com at 9:00 a.m. Eastern Daylight Time on October 10, 2017.

12. What is the Record Date?

August 11, 2017 is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

13. How is P&G distributing proxy materials?

On or about August 7, 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of July 28, 2017, and we will post our proxy materials on the website referenced in the Notice. We may also mail proxy materials to shareholders of record. As more fully described in the Notice, shareholders may choose to access our proxy materials at www.pginvestor.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

14. Why were my proxy materials included in the same envelope as other people at my address?

Shareholders of record who have the same address and last name may receive a single copy of the proxy materials for all shareholders having that address. This procedure reduces our printing costs and postage fees. Each shareholder will have a unique control number needed to vote his or her shares. If you prefer to receive a separate copy of the proxy materials, please call us toll-free at (800) 742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company Shareholder Services, c/o Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874, or by email at www.pgshareholder.com; click Contact Us under the Email section. We will promptly deliver a separate copy of the proxy materials in response to any such request. If, in the future, you do not wish to participate in householding, you should contact us at the above phone number, address or email.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

15. What can I do if I have questions?

If you have any questions, please contact D.F. King & Co., Inc. or Mackenzie Partners, Inc., our proxy solicitors assisting us in connection with the annual meeting, by calling toll free (877) 361-7966 or (800) 322-2885 or emailing p&g@dfking.com or P&G@mackenziepartners.com.

YOUR VOTE IS EXTREMELY IMPORTANT. Even if you plan to attend the annual meeting, please vote your shares by signing and dating the enclosed BLUE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or by telephone by following the instructions provided on the enclosed BLUE proxy card.

Background of the Solicitation

On February 14, 2017, CNBC reported that, according to unnamed sources, Trian had taken a substantial position in the Company, estimated to be around $3.5 billion.

On February 14, 2017, Trian filed a Schedule 13F with the SEC disclosing beneficial ownership of 6,416,284 shares of the Company’s outstanding common stock by certain Trian funds. As of its most recent 13F filing on May 12, 2017, Trian disclosed beneficial ownership of 36,718,855 shares of the Company’s outstanding common stock.

On February 16, 2017, Nelson Peltz, Chief Executive Officer and Founding Partner of Trian, contacted the Company’s Investor Relations department, requesting to speak with Mr. Taylor. Mr. Taylor returned the call, and Mr. Peltz informed Mr. Taylor that Trian had taken a large investment stake in the Company. Mr. Peltz said that he would like the dialogue to be constructive and that he would like to set up a meeting to discuss his thoughts and ideas about the Company. Mr. Taylor agreed to do so, and the parties subsequently scheduled a meeting for March 7.

On February 27, 2017, pursuant to applicable U.S. antitrust laws, Trian provided a letter to the Company stating its intention to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), to enable certain investment funds affiliated with Trian to acquire voting securities of the Company. On March 16, 2017, the Federal Trade Commission granted early termination of the waiting periods applicable under the HSR Act with respect to those notifications.

On March 7, 2017, Messrs. Taylor and Moeller met with Mr. Peltz and Ed Garden, Founding Partner and Chief Investment Officer of Trian. At this meeting, Messrs. Peltz and Garden provided a brief overview of their firm. Messrs. Peltz and Garden said that Trian had done an analysis of the Company and was of the belief that the Company had opportunities to improve its performance and earnings. Mr. Peltz suggested that Trian could help the Company drive these results and that he would like a Board seat, saying that he could be far more helpful working from the inside. The parties discussed some of Trian’s suggestions,1 and Mr. Taylor also committed to confer with the Company’s Directors and to get back to Mr. Peltz regarding his Board seat request and potential next steps in the parties’ engagement.

Between March 7 and March 17, Mr. Taylor had conversations with several members of the Company’s Board regarding the meeting with Mr. Peltz and his request for a Board seat.

On March 17, 2017, Messrs. Peltz and Garden called Mr. Taylor. Mr. Peltz reiterated his request for a seat on the Company’s Board of Directors, emphasizing that he only wanted one seat and that he wanted it for himself. Mr. Taylor told Mr. Peltz that the Board did not think adding Mr. Peltz to the Board was appropriate at this time, and that he would prefer to continue with a constructive engagement. The parties agreed to meet again in person and scheduled a meeting for April 24.

On April 11, 2017, the Board of Directors held its regularly scheduled April meeting at the Company’s headquarters. During the meeting, the Board appointed Amy L. Chang to the Board, effective June 1, 2017. The Board also discussed the engagement with Trian and Mr. Peltz’s request for a Board seat for himself.

On April 12, 2017, the Company announced the appointment of Amy L. Chang to the Company’s Board, effective June 1, 2017. On the same day, Mr. Taylor had a phone call with Mr. Peltz. Mr. Taylor informed Mr. Peltz that the Company had been engaged in a search for a new Director for the past six months, and that the Board believed Ms. Chang’s extensive digital experience would be a great addition to the skillset of the Company’s Board. Mr. Peltz was very supportive of the appointment of Ms. Chang to the Board. Mr. Taylor also invited Mr. Peltz to attend the Company’s upcoming Global Leadership Council (GLC) meeting on May 4, which would include the Company’s top 30 executives, and share his views about the Company. Mr. Peltz agreed this would be a good idea and noted that the invitation reflected P&G’s willingness to listen. Messrs. Taylor and Peltz also reconfirmed their plan to meet on April 24.

1 In this conversation, as well as all others between representatives of the Company and Trian, the parties discussed material Company results or strategic plans only to the extent that they were publicly available.

On April 24, 2017, Messrs. Taylor and Moeller met with Messrs. Peltz and Garden, and Josh Frank, Senior Analyst and Partner at Trian. Mr. Peltz stated that he did not want to talk about the Company’s product portfolio, capital structure, or about changing management. Mr. Peltz said that the Company was moving in the right direction, but that it needed to move faster, and that management needed to make more significant cost cuts and organizational changes. The group discussed a number of ideas about the Company’s cost structure, and Mr. Peltz reiterated that he believed he could be a very helpful addition to the Company’s Board. The group also confirmed Mr. Peltz’s attendance at the upcoming GLC meeting.

On May 4, 2017, Messrs. Peltz and Frank came to the Company’s GLC meeting, where Mr. Peltz spoke to the GLC for approximately an hour. The format for the presentation was an interview with Mr. Peltz, moderated by Mr. Taylor. Mr. Peltz outlined for the GLC the same perspective on the Company that he had provided to Messrs. Taylor and Moeller in the April 24, 2017 meeting.

On May 8, 2017, Messrs. Peltz and Taylor had a phone call, during which Mr. Peltz continued to ask for a seat on the Company’s Board, stating he believed he could be more helpful as an insider, with access to more detailed information. Mr. Peltz also indicated that he would like to meet with the other members of the Company’s Board to discuss the potential appointment. Mr. Taylor agreed to schedule a meeting that would include W. James McNerney, Jr., the Company’s Lead Independent Director.

On May 18, 2017, Messrs. Taylor and McNerney met with Mr. Peltz. Mr. Peltz reiterated that he wanted to maintain a constructive relationship and restated the reasons why he believed he should be added to the Company’s Board. Mr. Peltz stated that he did not want to break up the Company and that the Company is generally on the right track, but needs to move faster in terms of making organizational changes and increasing productivity savings. Mr. McNerney told Mr. Peltz that the Company had a plan, that the Board fully supported that plan, and they wanted to give management the opportunity to execute it. Mr. McNerney also stated that if, by next year, the current plan was not producing satisfactory results, the Company and the Board would certainly consider whether any changes were appropriate. Mr. McNerney told Mr. Peltz that, while the Company wanted to continue to engage cooperatively with Trian, the Board had discussed Mr. Peltz’s request and did not believe that a Board seat was appropriate at this time. Mr. Peltz said that the Company would receive a Notice of Nomination from Trian, as Mr. Peltz needed to preserve all his options for now. Messrs. Taylor and McNerney informed Mr. Peltz that it would be difficult to continue with constructive engagement in the event of a potential proxy contest. Mr. Peltz told Messrs. McNerney and Taylor that he had to have something for his investors. The parties discussed alternatives for avoiding a proxy contest, but made no agreements. Messrs Taylor and McNerney were not willing to make any public commitments to add Mr. Peltz to the Company’s Board contingent on whether the Company met certain performance or operating metrics over the next 12 months. While no agreement was reached during the meeting, the parties agreed to continue to consider alternatives.

On May 18, 2017, Trian also delivered a notice of its intent to nominate Mr. Peltz to stand for election to the Board of Directors of the Company at the Annual Meeting and stating that Trian would solicit proxies in support of such election.

On May 22, 2017, as a possible alternative to a proxy contest, Mr. Taylor sent Mr. Peltz an email that included a potential press release that the Company could issue, which would describe the Company’s engagement with Trian.

On May 24, 2017, Mr. Peltz sent Mr. Taylor an email saying that he appreciated the spirit of Mr. Taylor’s proposal, and his initial reaction was to ask the Company to include specific performance and operating commitments in the public statement, with an additional commitment to appoint Mr. Peltz to the Company’s Board if those performance and operating commitments were not met within the next 12 months. Mr. Peltz also stated in his email that he understood why an agreement subject to an arbitrary one-year period would be difficult for Mr. Taylor and the Board. In Mr. Peltz’s email correspondence, he indicated he was more focused on the Company’s long-term performance rather than the next twelve months. Mr. Peltz further noted in the email that if Trian and the Company could not reach agreement, he would take his Board candidacy to shareholders at this year’s Annual Meeting.

On May 25, 2017, Mr. Taylor responded to Mr. Peltz’s message, saying that he had hoped for a more constructive response, and that, as acknowledged by Mr. Peltz, a one-year performance period was arbitrary. Mr. Taylor also stated that if the parties were engaged in a proxy contest, it would be difficult to continue engaging constructively as they had been doing to date. Mr. Taylor offered to discuss the proposed press release further. Mr. Peltz sent a reply email later that day, saying that he understood that an agreement subject to a one-year performance period could be difficult for Mr. Taylor and the Board and that he did not want the Company to make any commitments that could detract from its long-term performance. Mr. Peltz said that he hoped to continue their discussions and avoid a proxy contest, and suggested that he and Mr. Taylor meet in person.

On June 1, 2017, Mr. Taylor and Mr. Peltz met for dinner. Mr. Peltz reiterated his view that it was critical for him to be on the Board in order to be the most helpful. Mr. Taylor informed Mr. Peltz that this was a decision for the entire Board of Directors. Mr. Peltz requested to meet with the Company’s Directors to discuss, and Mr. Taylor said he would discuss the matter with the Board and provide a response.

On June 14, 2017, Mr. Taylor called Mr. Peltz and offered to set up a meeting that would include three other members of the Board – Mr. McNerney, Angela Braly, and Kenneth Chenault. The parties agreed on a July 11 meeting date.

On June 16, 2017, CNBC and other news outlets reported that, according to unnamed sources, Trian had submitted a Director nomination to the Company.

On June 19, 2017, Mr. Peltz tried to call Mr. Taylor, and Mr. Taylor returned the call. Mr. Peltz said that he wanted Mr. Taylor to know that Trian was not the source of the June 16 news stories. Mr. Peltz also indicated that, while he was disappointed there would only be three independent Directors in the July 11 meeting, he still hoped the parties could avoid a proxy contest. He said that it would be about a month before he would need to go public with the contest and suggested that he and Mr. Taylor meet for dinner again.

Between June 19, 2017 and July 11, 2017, Mr. Taylor and Mr. Peltz had some conversations to agree on the expectations and attendees for the July 11 meeting.

On July 11, 2017, Messrs. Taylor, McNerney, and Chenault met with Messrs. Peltz and Frank, with Ms. Braly joining the meeting by phone. Mr. Peltz reiterated his perspective previously shared with Messrs. Taylor and Moeller regarding the need for the Company to make more significant organizational changes and increase productivity savings, in each case at a faster pace. He also restated his request for a Board seat, based on the premise that he could be more helpful and constructive working from the inside. The Company’s representatives listened to Mr. Peltz’s ideas, but did not agree to give him a Board seat. Mr. Peltz stated that if he were not given a Board seat, he may opt to proceed with a proxy contest.

On July 17, 2017, Trian publicly filed its preliminary proxy statement with regard to its nominees and proposals and the Company publicly filed its preliminary proxy statement with regard to its nominees and proposals.

Later in the day on July 17, 2017, Mr. Peltz and Mr. Taylor spoke by telephone after Mr. Peltz’s interview with CNBC. Mr. Peltz re-expressed his support for Mr. Taylor, and that he hoped that came across. Mr. Peltz told Mr. Taylor that he should put Mr. Peltz on the Board and avoid a proxy contest. Mr. Taylor told Mr. Peltz that, while he appreciated that he was respectful in his interview, the Board continued to believe that adding Mr. Peltz to the Board was not the right choice.

On July 20, 2017, Mr. Peltz called Mr. McNerney indicating that he was in Chicago and that he would like to meet with Mr. McNerney that day if he was available, to which Mr. McNerney responded that he was not. Mr. Peltz suggested, and Mr. McNerney agreed, that the two individuals should strive to maintain an open dialogue over the coming months. Mr. Peltz said he would contact Mr. McNerney when Mr. Peltz returned from travel and try to schedule a meeting.

ITEM 1. ELECTION OF DIRECTORS

Our Board of Directors has general oversight responsibility for the Company’s affairs pursuant to Ohio’s General Corporation Law and the Company’s Amended Articles of Incorporation, Code of Regulations, and By-Laws of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.

Our Board of Directors nominated the 11 Directors listed on pages 12 to 15 for election at the 2017 annual meeting. Each of the Director nominees currently serves on the Board and was elected for a one-year term at the 2016 annual meeting, with the exception of Amy L. Chang, who was appointed to the Board effective June 2017. The current terms of all nominees for Director will expire at the 2017 annual meeting, and the Board has nominated each of these individuals for a new one-year term that will expire at the 2018 annual meeting.

Each of the Director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a Director if elected by the Company’s shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

Our Board of Directors unanimously recommends using the enclosed BLUE proxy card to vote FOR each of the Board’s 11 Director nominees. Trian notified the Company that it intends to nominate a nominee for election as a Director at the annual meeting. As a result, if Trian proceeds with its alternative nomination, the number of Director nominees will exceed the number of Directors to be elected, and the 11 nominees who receive the greatest number of votes cast will be elected.

Our Board of Directors recommends that you simply DISREGARD any proxy card that may be sent to you by Trian and only vote using the enclosed BLUE proxy card. Voting AGAINST Trian’s nominee on its proxy card is NOT the same as voting FOR our Board’s Director nominees because a vote against Trian’s nominee on its proxy card will revoke any previous proxy submitted by you, including any vote you may have made for our Board’s nominees. If you have already voted using the white proxy card sent to you by Trian, you may change it by voting in favor of our Board’s Director nominees using the enclosed BLUE proxy card or by voting via Internet or by telephone by following the instructions provided on the enclosed BLUE proxy card. Only the latest validly executed proxy that you submit will be counted. If you have any questions, please contact D.F. King & Co., Inc. or Mackenzie Partners, Inc., our proxy solicitors assisting us in connection with the annual meeting, by calling toll free (877) 361-7966 or (800) 322-2885 or emailing p&g@dfking.com or P&G@mackenziepartners.com.

Director Skills, Qualifications, and Diversity

Procter & Gamble is a global consumer products company, serving consumers around the world with sales in more than 180 countries and territories. A company of our size must have strong governance, as well as leaders who understand our diverse consumers and global needs. The current composition of the Board reflects an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company. Each Director epitomizes the Company’s Purpose, Values and Principles, possesses the highest ethics and integrity, and demonstrates commitment to representing the long-term interests of the Company’s shareholders. Each Director also has individual experiences that provide practical wisdom and foster mature judgment in the boardroom. Collectively, the Directors bring business, international, government, technology, marketing, retail consumer products, and other experiences pertinent to the Company’s global operations. The chart on page 11 provides additional detail regarding some of the key experiences and skills of our Director nominees. Skills and experiences are one aspect of diversity highly valued by the Board. Our Corporate Governance Guidelines (“Governance Guidelines”) set forth the minimum qualifications for Board members and specify that the Board “seeks to achieve a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience.”

Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the Director nomination process. The Governance & Public Responsibility (“G&PR”) Committee reviews the Director nominees (including any shareholder nominees) and ascertains whether, as a whole, the group meets the Governance Guidelines in this regard. For this year’s election, the Board has nominated 11 individuals who bring valuable diversity to the Board. Their collective experience covers a wide range of countries, geographies, and industries. These 11 Director nominees range in age from 40 to 68. Four of these 11 Directors, or 36% of our current Board, are women; three are ethnically diverse.

The Board also believes that tenure diversity should be considered in order to achieve an appropriate balance between the detailed Company knowledge and wisdom that comes with many years of service and the fresh perspective of newer Board members. Our current Board has a good balance of experienced and new Directors, with tenure of the current Directors averaging 8 years.

Director Skills and Experience

Leadership, Strategy, and Risk Management.

Directors with significant leadership experience over an extended period, including current and former chief executive officers, provide the Company with special insights. These individuals demonstrate a practical understanding of how large organizations operate, including the importance of talent management and how employee and executive compensation are set. They understand strategy, productivity, and risk management, and how these factors impact the Company’s operations and controls. They possess recognized leadership qualities and are able to identify and develop leadership qualities in others.

Consumer Industry/Retail.

Directors with experience in dealing with consumers, particularly in the areas of marketing and selling products or services to consumers, provide valuable insights to the Company. They understand consumer needs, recognize products and marketing campaigns that might resonate with consumers, and identify potential changes in consumer trends and buying habits. Given the continuously evolving retail landscape, Directors with consumer and retail experience are essential.

International.

Directors who work in global companies have experience in markets outside of the United States and bring valuable knowledge to the Company, including exposure to different cultural perspectives and practices. Because we do business in over 180 countries and territories, and business in international markets accounts for the majority of the Company’s revenue, having Directors on our Board with this experience is critical.

Marketing.

Directors with experience identifying, developing, and marketing new products, as well as identifying new areas for existing products, can positively impact the Company’s operational results, including by helping the Company understand and anticipate evolving marketing practices. As one of the world’s largest advertisers, this is a particularly important attribute.

Finance.

Directors with an understanding of accounting and financial reporting processes, particularly in large, global businesses, provide an important oversight role. The Company employs a number of financial targets to measure its performance, and accurate financial reporting is critical to the Company’s legal compliance and overall success. Directors with financial experience are essential for ensuring effective oversight of the Company’s financial measures and processes.

Government/Regulatory.

Directors with government experience, whether as members of the government or through extensive interactions with government and government agencies, are able to recognize, identify, and understand the key issues that the Company faces in an economy increasingly affected by the role of governments around the world. This experience is especially helpful during current times of increased volatility and uncertainty in global politics and economics.

Digital, Technology, and Innovation.

Directors with digital and technology experience are able to help the Company understand the evolutions of fast-paced technology, assess and respond to potential information security challenges, and improve efficiency and productivity through oversight of the selection and implementation of new technologies to enhance business operations, marketing, and selling. Additionally, innovation is one of the Company’s core strengths and is critical in helping us translate our consumer understanding into new and successful products. Directors with an understanding of innovation help the Company focus its efforts in this important area, as well as track progress against strategic goals and benchmarks. As one of the few companies with an Innovation & Technology Committee of the Board, the areas of digital, technology, and innovation are particularly important to the Company’s overall success.

The Board of Directors recommends a vote FOR each of the following Director nominees to hold office until the 2018 annual meeting of shareholders and until their successors are elected.

Francis S. Blake (Frank) Director since 2015 Age 68

Mr. Blake is the former Chairman of the Board and Chief Executive Officer of The Home Depot, Inc. (a national retailer). He served as the Chairman of the Board from 2007 until his retirement in 2015 and as Chief Executive Officer from 2007 to 2014. He previously served as a Director of Southern Company (a super-regional energy company) from 2004 to 2009. Mr. Blake has been a Director of Delta Airlines since 2014 and was appointed non-Executive Chairman of the Board in 2016. He has been a Director at Macy’s, Inc. since 2015.

Mr. Blake brings extensive leadership, strategy, risk management and marketing experience to the Board. He contributes his deep knowledge of the retail consumer industry and evolving marketing practices to the Board. Mr. Blake also brings an extensive amount of government experience, having previously served as General Counsel for the U.S. Environmental Protection Agency, Deputy Counsel to Vice President George H. W. Bush, and Deputy Secretary for the U.S. Department of Energy.

Member of the Audit and Governance & Public Responsibility Committees.

Angela F. Braly Director since 2009 Age 56

Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (a healthcare insurance company), now known as Anthem, Inc. She served as Chair of the Board from 2010 until 2012 and as President and Chief Executive Officer from 2007 through 2012. She previously served as Executive Vice President, General Counsel, and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005. Ms. Braly has been a Director of Lowe’s Companies, Inc. since 2013, Brookfield Asset Management since 2015, and ExxonMobil Corporation since 2016.

Ms. Braly has a vast amount of leadership, corporate governance, consumer industry, and marketing experience. She also brings a significant amount of government experience, given her prior role as General Counsel and Chief Public Affairs Officer for WellPoint, where she was responsible for the company’s government relations efforts, among other areas.

Chair of the Governance & Public Responsibility Committee and member of the Audit Committee.

Amy L. Chang Director since 2017 Age 40

Ms. Chang is the founder and Chief Executive Officer of Accompany, Inc. (a relationship intelligence company), a position she has held since 2013. She previously held positions of increasing responsibility at Google, Inc. from 2005 to 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, she held product management and strategy positions at eBay, Inc. and also served as a consultant with McKinsey & Company, specializing in semi-conductors, software, and services. Ms. Chang has been a Director of Cisco Systems, Inc. since 2016 and was a Director of Informatica from 2012 to 2015, a Director of Splunk, Inc. from 2015 to June 2017, and a member of Target Corporation’s Digital Advisory Council from 2013 to 2016.

Ms. Chang brings extensive digital and technology experience and expertise to the Board. She contributes her exceptional knowledge of digital industry trends and data analytics to the Board, having had deep business experience in top technology companies.

Member of the Audit and Innovation & Technology Committees.

Kenneth I. Chenault (Ken) Director since 2008 Age 66

Mr. Chenault is Chairman and Chief Executive Officer of American Express Company (a global services, payments, and travel company), where he has served in various roles of increasing responsibility since joining the company in 1981. Mr. Chenault assumed his current responsibilities as Chairman and Chief Executive Officer in 2001. He has been a Director of International Business Machines Corporation since 1998.

Mr. Chenault has significant leadership, strategy, risk management, and financial experience. With more than 36 years of experience delivering products and services to consumers and businesses across the world, he brings consumer and business insights, marketing and digital expertise, as well as a global perspective, to the Board.

Member of the Audit and Compensation & Leadership Development Committees.

Scott D. Cook Director since 2000 Age 65

Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services company), which he co-founded in 1983. He served as President and Chief Executive Officer of Intuit from 1983 to 1994 and as Chairman of the Board of Intuit from 1993 through 1998. Mr. Cook served on the Board of eBay Inc. from 1998 to 2015.

Mr. Cook has a wealth of leadership, technology, consumer industry, strategy, risk management and marketing experience that he brings to the Board. He also brings valuable innovation experience and insight to the Innovation & Technology Committee, as well as to the full Board.

Chair of the Innovation & Technology Committee and member of the Compensation & Leadership Development Committee.

Terry J. Lundgren Director since 2013 Age 65

Mr. Lundgren is Executive Chairman and Chairman of the Board of Macy’s, Inc. (a national retailer), a position he has held since March 2017. Mr. Lundgren held the title of Chairman and Chief Executive Officer of Macy’s from 2003 to March 2017 and President of Macy’s from 2003 to 2014. He was a Director of Kraft Foods Group from 2012 to 2015.

Mr. Lundgren brings extensive leadership, strategy, and risk management experience to the Board. With over 35 years in the retail industry, he contributes his deep knowledge of the consumer industry and dynamic marketing practices, including digital marketing, to the Board.

Member of the Compensation & Leadership Development and Innovation & Technology Committees.

W. James McNerney, Jr. (Jim) Director since 2003 Age 67

Mr. McNerney is a Senior Advisor at Clayton, Dubilier & Rice, LLC (a private equity investment firm). He retired as Chairman of the Board of The Boeing Company (aerospace, commercial jetliners and military defense systems) in 2016. He was President of The Boeing Company from 2005 to 2013, Chief Executive Officer from 2005 to 2015, and Chairman of the Board from 2005 to 2016. From 2001 to 2005, Mr. McNerney was Chairman and CEO of 3M Company (a global technology company). Prior to his appointment as CEO of 3M Company, Mr. McNerney was employed by General Electric for nearly twenty years, where he held positions of increasing importance. He has been a Director of International Business Machines Corporation since 2009.

Mr. McNerney brings a wealth of leadership, global, strategy, risk management, and technology experience to the Board. His extensive experience managing large, global manufacturing companies, as well as his insight into government affairs, enables him to advise the Board on a variety of strategic and business matters.

Lead Director, Chair of the Compensation & Leadership Development Committee, and member of the Governance & Public Responsibility Committee.

David S. Taylor Director since 2015 Age 59

Mr. Taylor is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Taylor has been President and CEO since 2015 and was elected Chairman of the Board in 2016. Mr. Taylor joined the Company in 1980 and, since that time, has held numerous positions of increasing responsibility in North America, Europe, and Asia in virtually all of the Company’s core businesses. Prior to his current role, Mr. Taylor was Group President-Global Health & Grooming from 2013 to 2015, Group President-Global Home Care from 2007 to 2013, and President-Global Family Care from 2005 to 2007. Mr. Taylor also played a key role in the design of the Company’s portfolio optimization strategy. Mr. Taylor served as a Director of TRW Automotive Corporation from 2010 to 2015.

As a long-time employee and leader, Mr. Taylor brings vast global and business experience to the Board, as well as a deep knowledge of the Company. Mr. Taylor has significant leadership, strategy, risk management, consumer industry, marketing and international experience.

Margaret C. Whitman (Meg) Director since 2011 Age 60

Ms. Whitman is President and Chief Executive Officer of Hewlett Packard Enterprise (a multinational information technology enterprise). She was President and Chief Executive Officer of Hewlett-Packard Company from 2011 through 2015, as well as Chairman of the Board from 2014 through 2015, and President and Chief Executive Officer of eBay Inc. from 1998 to 2008. Since 2015, she has been a Director of Hewlett Packard Enterprise. Since April 2017, she has served as a Director of DXC Technology. She served as a Director of Zipcar, Inc. from 2011 to 2013 and as Chairman of the Board of HP Inc. from 2015 to July 2017. She also served as a Director of the Company from 2003 to 2008, having resigned in preparation for her 2010 California gubernatorial bid.

Ms. Whitman has extensive leadership, strategy, risk management and consumer industry experience. Her current and prior management roles also provide her with significant marketing, innovation and technology experience.

Member of the Compensation & Leadership Development and Innovation & Technology Committees.

Patricia A. Woertz (Pat) Director since 2008 Age 64

Ms. Woertz is the Retired Chairman of the Board and former Chief Executive Officer of Archer Daniels Midland Company (“ADM”) (agricultural processors of oilseeds, corn, wheat, etc.), where she joined in 2006 as Chief Executive Officer and President and was named Chairman in 2007. Ms. Woertz stepped down as Chief Executive Officer of ADM in 2015 and as Chairman in 2016. Prior to joining ADM, Ms. Woertz was with Chevron Corp. for 29 years and retired as EVP Global Downstream. She began her career as a certified public accountant with Ernst & Ernst. Ms. Woertz has been a Director of 3M Company since 2016. She was a Director of Royal Dutch Shell plc from 2014 to May 2017.

Ms. Woertz has significant leadership, strategy and risk management experience. Having started her career as a CPA, and with broad executive experience at Chevron and ADM, she also brings a significant amount of international, marketing, government relations, and finance experience.

Chair of the Audit Committee and member of the Governance & Public Responsibility Committee.

Ernesto Zedillo Director since 2001 Age 65

Dr. Zedillo served as President of Mexico from 1994 to 2000 and currently serves as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He has been a Director of Alcoa, Corp. since 2002 and Citigroup, Inc. and Promotora de Informaciones S.A. since 2010.

Dr. Zedillo’s prior service as President of Mexico provides him with significant government and leadership experience. His current role provides him with a wealth of international experience. He also has significant financial experience, having previously served on the Audit Committee of Union Pacific and as the Secretary of Economic Programming and the Budget for Mexico, as well as having held various positions at the Banco de Mexico.

Member of the Governance & Public Responsibility and Innovation & Technology Committees.

In addition to the information above, Exhibit C sets forth information relating to our Directors, nominees for Directors, and certain of our officers and employees who may be considered “participants” in our solicitation under the applicable Securities and Exchange Commission’s (“SEC”) rules by reason of their position as Directors of the Company or as nominees for Directors or because they may be soliciting proxies on our behalf.

YOUR VOTE IS EXTREMELY IMPORTANT. The Board of Directors unanimously recommends a vote FOR the election of the above 11 Director Nominees. The Board of Directors does NOT endorse any Trian nominees and urges you NOT to sign or return the white proxy card sent to you by Trian. The Company is not responsible for the accuracy of any information provided by or relating to Trian or its nominees contained in solicitation materials filed or disseminated by or on behalf of Trian or any other statements that Trian may make.

The Board’s Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer (“CEO”) and Chairman of the Board, or whether the roles should be separated. This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified Director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when necessary. Accordingly, at some points in the Company’s history, the CEO and Chairman of the Board roles were held by the same person. At other times, the roles were held by different individuals. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Company and best serve the interests of the Company’s shareholders.

During the Board’s annual evaluation of its leadership structure, and upon recommendation of the G&PR Committee, the non-employee Directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company at this time and that it is in the best interest of the shareholders to maintain the combined Chairman and CEO role currently held by Mr. Taylor. The Board believes that Mr. Taylor has served the Company well as Chairman and CEO, and that this combined structure provides unified leadership and focus on the Company’s strategy, business plans, and productivity efforts. The Board also recognizes that the combined Chairman and CEO role has worked well in the past and that introduction of a split leadership structure would not be in the best interests of the Company at this time.

When the Board determines that the same individual should hold the positions of CEO and Chairman of the Board, or if the Chairman of the Board is not independent, the independent Directors of the Board elect a Lead Director from among the independent Directors, for an annual term. The Lead Director role is a significant one, with responsibilities consistent with accepted best practices, including:

•	preside at all meetings of the Board in the absence of, or upon the request of, the Chairman of the Board;
•	lead regular executive sessions of the independent Directors;
•	approve meeting agendas for the Board and information sent to the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	advise the Chairman of the Board and/or the Secretary regarding the agendas for the Board meetings;
•	call meetings of the non-employee and/or independent Directors, with appropriate notice;
•	advise the G&PR Committee and the Chairman of the Board on the membership of the various Board committees and the selection of committee chairpersons;
•	advise the Chairman of the Board on the retention of advisors and consultants who report directly to the Board;
•	advise the Chairman of the Board and CEO, as appropriate, on issues discussed at executive sessions of non-employee and/or independent Directors;
•	with the Chair of the C&LD Committee, review with the CEO the non-employee Directors’ annual evaluation of the CEO’s performance;
•	serve as principal liaison between the non-employee and/or independent Directors, as a group, and the Chairman of the Board and CEO, as necessary;
•	serve when necessary and appropriate, after consultation with the Chairman of the Board and CEO, as the liaison between the Board and the Company’s shareholders; and
•	select an interim Lead Director to preside over meetings at which he or she cannot be present.

Mr. McNerney serves as the Board’s current Lead Director and has been re-elected annually to that role since 2007. Mr. McNerney is a strong, independent Lead Director, who fulfilled each of the above duties during the past year. He has helped lead the Board through executive leadership transitions and the Company’s recent major strategic transformation. As the former CEO and Chairman of the Board of The Boeing Company, and former CEO of 3M Company, he brings a wealth of diverse experiences and outside perspective to his Lead Director role, which allows him to serve as a trusted advisor to Mr. Taylor and ensure efficient and effective Board engagement.

In FY 2016-17, the non-employee Directors, led by Mr. McNerney, met 6 times in regularly scheduled executive sessions (without the presence of Mr. Taylor or other employees of the Company) to discuss various matters related to the oversight of the Company, the management of Board affairs, succession planning for the Company’s top management, and the CEO’s performance. Mr. McNerney fosters an open and constructive dialogue among the independent Directors, and after each executive session, Mr. McNerney advised Mr. Taylor on the independent Directors’ discussions, including performance feedback, and followed up on meeting outcomes and deliverables.

In June 2017, in conjunction with the Board’s decision to maintain the combined Chairman and CEO role, as recommended by the G&PR Committee, the non-employee Directors reappointed Mr. McNerney to serve as Lead Director for FY 2017-18. The Board is confident that Mr. Taylor, as Chairman and CEO, and Mr. McNerney, as Lead Director, will continue to work well together, and that the appropriate balance of power will be maintained. The Board will continue to periodically evaluate the Company’s leadership structure.

Director Independence

The Board has determined that all of the Company’s Directors, with the exception of Mr. Taylor, are independent under NYSE’s listing standards and the Independence Guidelines. All members of the Board’s Audit, Compensation & Leadership Development, Governance & Public Responsibility, and Innovation & Technology Committees are independent under the NYSE listing standards and Independence Guidelines, and all members of the Audit Committee are also compliant with the SEC enhanced independence requirement for audit committee members. The Board of Directors has determined that Ms. Woertz and Mr. Chenault meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate.

In making these independence determinations, the Board applied the NYSE listing standards and the categorical independence standards contained in the Board of Directors’ Guidelines for Determining the Independence of its Members (the “Independence Guidelines”). Under the Independence Guidelines, certain relationships were considered immaterial and, therefore, were not considered by the Board in determining independence, but were reported to the Chair of the G&PR Committee. Applying the NYSE listing standards and the Independence Guidelines, the Board determined that there are no transactions, relationships, or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board.

Mr. Taylor is Chairman of the Board, President and CEO of the Company. As an employee of the Company, he cannot be deemed independent under the NYSE listing standards or the Independence Guidelines.

Board Meetings and Committees of the Board

Our Directors are active and engaged. Board agendas are set in advance by the Chairman of the Board and Lead Director to ensure that appropriate subjects are covered and that there is sufficient time for discussion. Committee Chairs also work closely with management to set agendas for Committee meetings to ensure that relevant subjects are reviewed by the Committees. Directors are provided with comprehensive materials in advance of Board and Committee meetings and are expected to review these materials before each meeting to ensure that time in Board and Committee meetings is focused on active discussions versus lengthy presentations. During the fiscal year ended June 30, 2017, the Board held 7 meetings, and the Committees of the Board collectively held 21 meetings, for a total of 28 meetings. Average attendance at these meetings by Directors during the past year was 95%, and all Directors attended greater than 75% of the meetings of the Board and the Committees on which they serve. The Board expects all Directors to attend the annual meeting of shareholders; all Directors, with the exception of Amy Chang, who joined the Board in June 2017, attended the October 11, 2016 annual meeting.

To assist the Board in discharging its duties and to facilitate deeper penetration into certain key areas of oversight, the Board has established four standing committees. Each committee is fully independent under the NYSE listing standards and the Independence Guidelines, which can be found at www.pg.com. The charter for each of these committees can be found in the corporate governance section of the Company’s website at www.pg.com.

Name	Board	Audit	Compensation & Leadership Development	Governance & Public Responsibility	Innovation & Technology
Francis S. Blake	✓	✓		✓
Angela F. Braly	✓	✓		Chair
Amy L. Chang	✓	✓			✓
Kenneth I. Chenault	✓	✓	✓
Scott D. Cook	✓		✓		Chair
Terry J. Lundgren	✓		✓		✓
W. James McNerney, Jr.	Lead		Chair	✓
David S. Taylor	Chair
Margaret C. Whitman	✓		✓		✓
Patricia A. Woertz	✓	Chair		✓
Ernesto Zedillo	✓			✓	✓
Total FY 2016-17 Meetings	7	8	5	6	2

Audit Committee

The Audit Committee has the responsibilities set forth in its charter with respect to:

•	accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management;
•	the quality and integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the Company’s overall risk management profile, including with respect to information security;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of the Company’s internal audit function and the independent registered public accounting firm;
•	the performance of the Company’s ethics and compliance function; and
•	preparing the annual Report of the Audit Committee to be included in the Company’s proxy statement.

At each meeting, representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and financial management were present to review accounting, control, auditing, and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s CFO, Chief Legal Officer, Chief Ethics & Compliance Officer, chief audit executive, and representatives of Deloitte & Touche LLP.

Compensation & Leadership Development Committee

The C&LD Committee has a charter, under which:

•

the Committee has full authority and responsibility for the Company’s overall compensation policies, including base pay, short- and long-term pay, retirement benefits, perquisites, severance arrangements, recoupment, stock ownership requirements, and stock option holding requirements, if any, and their specific application to principal officers elected by the Board and to Directors; and

•	the Committee assists the Board in the leadership development and evaluation of principal officers and also has the responsibility to periodically review organizational diversity.

The CEO makes recommendations to the C&LD Committee regarding the compensation elements of the principal officers (other than his own compensation) based on Company performance, individual performance, and input from Company management and the Committee’s independent compensation consultant. All final decisions regarding compensation for principal officers are made by the C&LD Committee, and the C&LD Committee makes a recommendation to the Board regarding the shareholder votes related to executive compensation. For more details regarding principal officer compensation or the C&LD Committee’s process for making decisions regarding the compensation of principal officers, please see the Compensation Discussion & Analysis section found beginning on page 28 of this proxy statement. The C&LD Committee retains an independent compensation consultant, hired directly by the Committee, to advise it regarding executive compensation matters.

Governance & Public Responsibility Committee

The G&PR Committee has governance responsibilities set forth in its charter with respect to:

•	identifying individuals qualified to become Directors;
•	recommending when new members should be added to the Board and individuals to fill vacant Board positions;
•

recommending to the Board the Director nominees for the next annual meeting of shareholders and whether to accept the resignation of any incumbent Director nominee who received a greater number of “against” votes than “for” votes in a non-contested election;

•	recommending Board committees and committee assignments;
•	periodically reviewing and recommending updates to the Corporate Governance Guidelines;
•	educating the Board and the Company in applicable governance laws and regulations;
•	assisting the Board and the Company in interpreting and applying the Corporate Governance Guidelines and other issues related to Board governance; and
•	evaluating the Board and the Directors.

The G&PR Committee also covers public responsibility topics, including:

•

overseeing the Company’s commitment to making a meaningful impact around the world through the Company’s Citizenship efforts in the areas of social investments and environmental sustainability, by reviewing strategies and plans for improving lives in ways that enable people to thrive and that increase their quality of living;

•	overseeing the Company’s community and government relations;
•	overseeing the Company’s product quality and quality assurance systems;
•	overseeing protection of the Company’s corporate reputation; and
•	other matters of importance to the Company and its stakeholders (including employees, consumers, customers, suppliers, shareholders, governments, local communities, and the general public).

Innovation & Technology Committee

The I&T Committee has the responsibilities set forth in its charter with respect to reviewing and making recommendations to the Board on major strategies for technical and commercial innovation to increase shareholder value and other subjects relating to:

•	overseeing the Company’s approach to technical and commercial innovation;
•	overseeing the innovation, technology development, and acquisition process to assure ongoing business growth; and
•	overseeing development of measurement and tracking systems that are important to successful product and commercial innovation.

The I&T Committee reviews annually:

•	product and package performance via a holistic product assessment;
•	historical tracking of initiatives vs. targets, and the impact of initiatives on brand growth; and
•	the Company’s forward-looking innovation portfolio.

The Board’s Oversight of Risk

The Company’s senior management has the responsibility to develop and implement the Company’s strategic plans, and to identify, evaluate, manage, and mitigate the risks inherent in those plans. It is the responsibility of the Board to understand and oversee the Company’s strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. The Board takes an active approach to its role in overseeing the development and execution of the Company’s business strategies as well as its risk oversight role. This approach is bolstered by the Board’s leadership and committee structure, which ensures proper consideration and evaluation of potential enterprise risks by the full Board under the auspices of the Chairman of the Board and Lead Director, and further consideration and evaluation of certain risks at the committee level.

As part of its strategic risk management oversight, the full Board conducts a number of reviews throughout the year to ensure that the Company’s strategy and risk management is appropriate and prudent, including:

•	A comprehensive annual review of the Company’s overall strategic plan, with updates throughout the year.
•	Direct discussions with the Chairman and CEO, in semi-executive sessions held at each Board meeting, about the state of the business.
•	Reviews of the strategic plans and results for the Company’s business sectors, including the risks associated with these strategic plans, at Board meetings during the year.
•

Reviews of other strategic focus areas for the Company, such as innovation, information security, and organizational management. The Board also has overall responsibility for leadership succession for the Company’s most senior officers, including the CEO, and reviews succession plans on an ongoing basis.

•

Annual review of the conclusions and recommendations generated by management’s robust enterprise risk management process. This process involves a cross-functional group of the Company’s senior management which, on a continual basis, identifies current and future potential risks facing the Company and ensures that actions are taken to manage and mitigate those potential risks.

In addition, the Board has delegated certain risk management oversight responsibilities to specific Board committees, each of which reports regularly to the full Board. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors.

Compensation-Related Risk

In addition to the efforts of the Board and Board Committees to manage risk oversight, the Board’s C&LD Committee annually reviews our compensation policies and practices. The Board’s C&LD Committee employs an independent compensation consultant, Frederic W. Cook & Co., Inc., who does not work for management and, among other tasks, reviews and reports on all the Company’s executive compensation programs, including the potential risks and other impacts of incentives created by the programs. For more details on the arrangement with Frederic W. Cook & Co., Inc., please see the section entitled “Engagement of Independent Adviser” found on page 39 of this proxy statement.

The independent compensation consultant’s review included an analysis of the Company’s short-, medium-, and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives, stock ownership requirements, prohibitions on hedging and pledging, and trading policies. Members of management also performed a similar review of the Company’s other compensation programs including maximum program spending, payment authorizations and confirmation that plans do not encourage excessive risk-taking. The results of the consultant’s analysis of the Company’s executive compensation programs, as well as management’s review of the Company’s other compensation programs, were shared with the C&LD Committee, which concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

In reaching its conclusion, the C&LD Committee noted that the Company’s compensation programs include a mix of cash and equity, as well as annual, medium-term, and long-term incentives. This mix of compensation, the design features of these programs, and the Company’s respective oversight and control requirements mitigate the potential of any individual inclination toward taking unnecessary risks. The C&LD Committee also acknowledged various other features of the Company’s compensation programs, policies, and practices designed to mitigate unwarranted risk. For example, the Company’s annual cash bonus program, STAR, provides the C&LD Committee with discretion to reduce or eliminate any award that would otherwise be payable. In addition, the performance metrics under STAR include both quantitative measures (e.g., top-line growth, bottom-line profits, free cash flow, etc.) and qualitative measures (e.g., relative performance, internal collaboration, strategic strength, innovation, etc.). These non-metric features mitigate the risk of an executive focusing too much on the specific financial metrics under STAR. Moreover, the performance metrics associated with the STAR Company Factor (core earnings per share growth and organic sales growth) are aligned with the Company’s business plans and strategic objectives.

Further, the C&LD Committee recognized that the Company’s longer-term incentives include a balanced portfolio of stock options, restricted stock units, and performance-vested stock (under Performance Stock Program, or PSP). These longer-term incentives incorporate a variety of payout horizons that focus executives on long-term performance: 10-year terms with three-year cliff vesting for stock options, three-year cliff vesting for restricted stock units, and a three-year performance period for performance-vested stock. The C&LD Committee also noted that the design of the PSP reduces the likelihood that an executive will focus too much on a single performance measure by including four different performance categories with weightings of 20% or 30% each to provide a balanced risk profile. The categories are organic sales growth, constant currency core before-tax operating profit growth, core earnings per share growth, and free cash flow productivity. In addition, actual performance against goals with respect to each of these performance measures will yield a payout from a minimum of 0% to a maximum of 200% of a senior executive’s target incentive opportunity. Using this sliding scale approach, versus an all-or-nothing approach, discourages participants from taking unnecessary risks. Each of the financial measures is defined and further explained on page 37 of this proxy statement.

Finally, the C&LD Committee acknowledged that the Company has established a global compensation and benefits policy review board to authorize any new plans and monitor existing plans as well as maintaining several policies intended to mitigate inappropriate risk taking, including stock ownership guidelines for senior executives, a recoupment policy that can be applied in the event of any significant financial restatement, and an insider trading policy that prohibits margin and hedging transactions by senior executives.

Service on Other Public Boards

The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that outside public board service requires a significant commitment of time and attention, and therefore, in accordance with best governance practices, limits Director participation on other public boards. Under the Corporate Governance Guidelines, Directors who are active CEOs of other public companies may sit on no more than two additional outside public boards (including his/her own company board), and other non-employee Directors may sit on no more than three additional outside public boards; any exception must be approved by the Board. This practice helps ensure that our Directors can give appropriate levels of time and attention to the affairs of the Company. In addition, when nominating a Director for service on the Board, the G&PR Committee considers whether the nominee will have adequate time to serve as a Director of the Company. Each Director demonstrates their strong engagement and high attendance and has adequate time to devote to the affairs of the Company.

Code of Ethics

The Company has a code of ethics for its Directors, officers, and employees. The most recent version of this code of ethics is contained in the Worldwide Business Conduct Manual. The Worldwide Business Conduct Manual is reviewed each year for appropriate updates, and employees, officers, and Directors are asked to annually certify their understanding of, and compliance with, its requirements. Only the Board may grant a waiver of any provision for a Director or executive officer, and any such waiver, or any amendment to the manual, will be promptly disclosed as required at www.pg.com. The Worldwide Business Conduct Manual, which is firmly rooted in the Company’s long-standing Purpose, Values and Principles, is made available to employees in 28 different languages and can be found on the Company’s website at www.pg.com.

Corporate Citizenship

P&G is committed to being a good corporate citizen and doing the right thing. We are and want to be known as a company that is governed responsibly and behaves ethically, that is open and transparent in its business dealings, that supports good causes and protects the environment, and that provides a work environment where our employees are treated well and are given the opportunity to be all they can be. By growing the Company responsibly, we earn the trust on which our business is based, and we build the relationships on which our future depends.

In 2016, we announced our new Citizenship agenda and published our first Citizenship Report. We focus our Citizenship efforts across a number of areas. We start with Ethics & Corporate Responsibility, which is the foundation for the other four: Community Impact, Diversity & Inclusion, Gender Equality, and Environmental Sustainability. You can find more details about each of these interdependent Citizenship areas in our Citizenship Report, which is available at http://us.pg.com/sustainability/at-a-glance/sustainability-reports.

Review and Approval of Transactions with Related Persons

The Worldwide Business Conduct Manual requires that all employees and Directors disclose all potential conflicts of interest and promptly take actions to eliminate any such conflict when the Company requests. In addition, the Company has adopted a written Related Person Transaction Policy that prohibits any of the Company’s executive officers, Directors, or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy.

Under our Related Person Transaction Policy, the Chief Legal Officer is charged with primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. If the Chief Legal Officer determines that the related person would have a direct or indirect material interest in the transaction, the Chief Legal Officer must present the transaction to the Audit Committee for review or, if impracticable under the circumstances, to the Chair of the Audit Committee, who must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee shall consider all relevant information available and, as appropriate, must take into consideration the following:

•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction was initiated by the Company or the related person;
•	whether the transaction contains terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction;
•	the approximate dollar value of the transaction, particularly as it involves the related person;
•	the related person’s interest in the transaction; and
•	any other information regarding the related person’s interest in the transaction that would be material to investors under the circumstances.

The Audit Committee may only approve the transaction if it determines that the transaction is not inconsistent with the best interests of the Company as a whole. Further, in approving any such transaction, the Audit Committee has the authority to impose any terms or conditions it deems appropriate on the Company or the related person. Absent this approval, no such transaction may be entered into by the Company with any related person. The Audit Committee has reviewed and approved the following transactions.

Jon R. Moeller, the Company’s Vice Chairman and Chief Financial Officer (“CFO”), is married to Lisa Sauer, a long-tenured employee of the Company who currently holds the position of Vice President, Product Supply, Global Home Products. Her total compensation last year was approximately $1,043,000, consisting of salary, bonus, equity grants, and retirement and health benefits. Her compensation is consistent with the Company’s overall compensation principles based on her years of experience, performance, and position within the Company. Prior to Mr. Moeller becoming CFO, the Audit Committee approved the continued employment of Ms. Sauer with the Company under the Company’s Related Person Transaction Policy, concluding that her continued employment was not inconsistent with the best interests of the Company as a whole.

Deborah P. Majoras, the Company’s Chief Legal Officer and Secretary, is married to John M. Majoras, one of approximately 950 partners in the law firm of Jones Day. The Company has hired Jones Day, in the ordinary course of business, to perform legal services. The Company’s relationship with Jones Day dates back more than 30 years and significantly precedes Ms. Majoras joining the Company as Vice President and General Counsel in 2008 from the Federal Trade Commission, where she served as Chairman. Mr. Majoras does not receive any direct compensation from the fees paid to Jones Day by the Company, his ownership in the Jones Day law firm is significantly less than 1%, and the fees paid by the Company to Jones Day in the last fiscal year were less than 1% of their annual revenues. Under the Company’s Related Person Transaction Policy, the Audit Committee reviewed and approved the continued use of Jones Day as a provider of legal services to the Company, but required the Company’s CEO to approve any recommendations by Ms. Majoras to hire Jones Day for a specific legal matter. In doing so, the Committee concluded that the Majorases did not have a direct or indirect material interest in the Company’s hiring of Jones Day and that the relationship is not inconsistent with the best interests of the Company as a whole.

W. James McNerney, Jr. the Company’s Lead Director, has a brother, Rick McNerney, who was employed by Audience Science, Inc. (“ASI”), a digital media company, during the fiscal year ended June 30, 2017. During this time, ASI was a Company vendor and also had a business partnership and development agreement with the Company. ASI’s contract with the Company expired on June 30, 2017. Rick McNerney was hired by ASI as Director of Enterprise Solutions in December 2014, well after the Company’s relationship with ASI was established. In that role, Rick McNerney did not work on P&G business. The Committee determined that Rick, as an employee of ASI, may have an indirect interest in ASI’s relationship with the Company given the size of the Company’s relationship with ASI, but approved the continuation of the Company’s relationship with ASI because it was in the best interest of the Company as a whole, and appropriate controls were in place to avoid any potential conflicts of interest.

Other than as noted above, there were no transactions, in which the Company or any of its subsidiaries was a participant, the amount involved exceeded $120,000, and any Director, Director nominee, executive officer, or any of their immediate family members had a direct or indirect material interest reportable under applicable SEC rules or that required approval of the Audit Committee under the Company’s Related Person Transaction Policy, nor are there any currently proposed.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation & Leadership Development Committee during FY 2016-17 were independent directors and none were employees or former employees of the Company. The Company had a Related Person Transaction in connection with Mr. McNerney, as set forth in the preceding section of this proxy statement. There are no Compensation Committee interlocks between the Company and any other entities in which one of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our C&LD Committee or Board of Directors.

Communication with Directors and Executive Officers

Shareholders and others who wish to communicate with the Board or any particular Director, including the Lead Director, or with any executive officer of the Company, may do so by email at boardofdirectors.im@pg.com or by writing to the following address:

[Name of Director(s)/Executive Officer or “Board of Directors”]

The Procter & Gamble Company

c/o The Corporate Secretary’s Office

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

All such correspondence is reviewed by the Corporate Secretary’s office, which logs the material for tracking purposes. The Board has asked the Corporate Secretary’s office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements, and materials that are profane.

Availability of Corporate Governance Documents

In addition to their availability on the Company’s website at www.pg.com, copies of the Company’s Amended Articles of Incorporation, the Company’s Code of Regulations, all Committee Charters, the Corporate Governance Guidelines (including Independence Guidelines, Confidentiality Policy, and Financial Literacy and Expertise Guidelines), the Worldwide Business Conduct Manual, the Company’s Purpose, Values, and Principles and the Related Person Transaction Policy are available in print upon request by writing to the Corporate Secretary at One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

The objective of the C&LD Committee is to provide non-employee members of the Board a compensation package consistent with the size-adjusted median of the Peer Group. Directors can elect to receive any part of their fees or retainer (other than the annual grant of Restricted Stock Units (“RSUs”)) as cash, RSUs or unrestricted stock. Consistent with the practice of the past several years, the Company did not grant any stock options to Directors in FY 2016-17. Non-employee members of the Board received the following compensation:

•

a grant of RSUs following election to the Board at the Company’s October 11, 2016 annual meeting of shareholders, with a grant date fair value of $175,000. These units are forfeited if the Director resigns during the year, do not deliver in shares until at least one year after the Director leaves the Board, and cannot be sold or traded until delivered in shares, thus encouraging alignment with the Company’s long-term interests and the interests of shareholders. These RSUs will earn dividend equivalents at the same rate as dividends paid to shareholders;

•	an annual retainer fee of $110,000 paid in quarterly increments; and

•

an additional annual retainer paid to the Lead Director and Chair of each committee as follows: Lead Director, $30,000; Chair of the Audit Committee, $25,000; Chair of the C&LD Committee, $20,000; Chairs of the Governance & Public Responsibility and Innovation & Technology Committees, $15,000.

At its June 13, 2017 meeting, the Board of Directors, upon the recommendation of the C&LD Committee, agreed to maintain the current Director compensation package for the upcoming fiscal year.

Non-employee members of the Board must own Company stock and/or RSUs worth six times their annual cash retainer. A number of the non-employee Directors were appointed or elected to the Board within the last few years. However, all non-employee Directors either meet or are on track to meet the ownership requirements within the five-year period established by the C&LD Committee.

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee Directors in FY 2016-17. Directors who are employees of the Company receive no compensation for their service as Directors.

Director Compensation Table
	Fees
Name	Annual Retainer ($)	Committee Chair & Lead Director Fees ($)	Total Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)
Francis S. Blake	110,000	—	110,000	175,000	0	285,000
Angela F. Braly	110,000	15,000	125,000	175,000	0	300,000
Amy Chang	9,066	—	9,066	0	0	9,066
Kenneth I. Chenault	110,000	—	110,000	175,000	0	285,000
Scott D. Cook	110,000	15,000	125,000	175,000	0	300,000
Susan Desmond-Hellmann	30,800	—	30,800	0	0	30,800
Terry J. Lundgren	110,000	—	110,000	175,000	0	285,000
W. James McNerney, Jr.	110,000	50,000	160,000	175,000	0	335,000
Margaret C. Whitman	110,000	—	110,000	175,000	0	285,000
Patricia A. Woertz	110,000	25,000	135,000	175,000	0	310,000
Ernesto Zedillo	110,000		110,000	175,000	0	285,000

1 Director fees are paid quarterly. Each Director may elect to take these fees in cash, unrestricted stock, RSUs (which vest immediately), or a combination of the three. The RSUs earn dividend equivalents that are subject to the same vesting provision as the underlying RSUs and are accrued in the form of additional RSUs each quarter and credited to each Director’s holdings. The RSUs are ultimately deliverable in shares. Ms. Desmond-Hellmann chose not to stand for re-election at the end of her term on October 11, 2016, and her retainer was prorated accordingly. Ms. Chang joined the Board on June 1, 2017 and took a pro-rated retainer in cash. Mr. Blake elected to take $105,000 of his fees in unrestricted stock, which had a grant date fair value of $105,152. Ms. Braly elected to take $120,000 of her fees in RSUs, which had a grant date fair value of $120,072. Mr. Cook elected to take $120,000 of his fees in unrestricted stock, which had a grant date fair value of $120,072. Mr. McNerney elected to take $155,000 of his fees in unrestricted stock, which had a grant date fair value of $155,180. Messrs. Chenault and Lundgren elected to take $105,000 of their fees in RSUs, which had a grant date fair value of $105,152. The remaining Directors took their fees in cash.

2 Each year, upon election at the Company’s annual meeting of shareholders, every Director is awarded a $175,000 grant of RSUs. These RSUs vest after one year as long as the Director remains on the Board. Ms. Chang did not participate in the October 2016 grant. Except for Ms. Chang, each Director has 2,024 RSUs outstanding (representing the grant on October 11, 2016 and subsequent dividend equivalents). In addition, the following Directors have shares of retirement restricted stock outstanding as of June 30, 2017: Ms. Braly (4,992 shares); Mr. Cook (9,948 shares); Mr. Lundgren (1,265 shares).

3 For all Board meetings throughout the fiscal year, Directors were entitled to bring a guest so long as the Director used the Company aircraft to attend the meeting and the guest’s attendance did not result in any incremental aircraft costs, although no Director brought a guest to any Board meeting in FY 2016-17. Directors are also covered under the same insurance policy as all Company employees for accidental death while traveling on Company business (coverage is $750,000 for each Director). The incremental cost to the Company for this benefit is $3,521. Guests of Directors are covered while traveling on corporate aircraft or while traveling in any company limousines to and from the airport. The incremental cost for this benefit is $1,286. In addition, the Company maintains a Charitable Awards Program for current and retired Directors who were participants prior to July 1, 2003. Under this program, at their death, the Company donates $1,000,000 per Director to up to five qualifying charitable organizations selected by each Director. Directors derive no financial benefit from the program because the charitable deductions accrue solely to the Company. The Company funds this contribution from general corporate assets and made one payment in FY 2016-17. In FY 2016-17, the Company also made a $500 donation on behalf of each Director to the Children’s Safe Drinking Water Program or to a different charity of their choice. These donations were also funded from general corporate assets, and the Directors derive no financial benefit from these donations because the charitable deductions accrue solely to the Company. As an employee Director, Mr. Taylor did not receive a retainer, fees, or a stock award.

Report of the Compensation & Leadership Development Committee

The Compensation & Leadership Development Committee of the Board of Directors has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion & Analysis,” as it appears on the following pages, be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

W. James McNerney, Jr., Chair

Kenneth I. Chenault

Scott D. Cook

Terry J. Lundgren

Margaret C. Whitman

Introduction

The focus of this discussion and analysis is on the Company’s compensation philosophies and programs for its named executive officers (“NEOs”) for FY 2016-17: David Taylor, Chairman of the Board, President and Chief Executive Officer; Jon R. Moeller, Chief Financial Officer; Giovanni Ciserani, Group President—Global Fabric and Home Care and Global Baby and Feminine Care, Mary Lynn Ferguson-McHugh, Group President—Global Family Care and P&G Ventures; and Steven D. Bishop, Group President—Global Health Care. Effective July 1, 2017, the C&LD Committee appointed Mr. Moeller as Vice Chair and Chief Financial Officer.

FY 2016-17 Results—Key Compensation Measures

The Company’s focus for FY 2016-17 was on the execution of four key strategic priorities: accelerate top-line growth via innovation and strengthened plans to increase users, drive cost and cash productivity, strengthen and simplify the portfolio, and transform the organization and culture. The Company met or exceeded its going-in targets for all key compensation measures.

Key Compensation Measures
	Original FY 2016-17 Targets[1]	FY 2016-17 Actuals[2]
Organic Sales Growth[3]	About 2%	2%
Core EPS Growth[3]	Up Mid-Single Digits	7%
Adjusted Free Cash Flow Productivity[3]	≥90%	94%

1 The targets above reflect the original FY 2016-17 financial guidance provided by the Company on August 2, 2016. The original guidance numbers for Organic Sales Growth and Core EPS Growth were used to establish the STAR targets for the Company Performance Factor.

2 FY 2016-17 actuals for Core EPS Growth and Adjusted Free Cash Flow Productivity were used in the calculation of Year 3 Performance Stock Program results, as further detailed on pages 35-37.

3 Please see Exhibit A for a reconciliation of non-GAAP measures, including Organic Sales Growth, Core EPS Growth, and Adjusted Free Cash Flow Productivity.

Organic Sales Growth was 2%, representing a 1% point acceleration versus prior year. Core EPS Growth of 7% exceeded the original target despite headwinds from foreign exchange and commodities (approximately -6% or -$0.6 billion, in total).

The Company took two important steps to address the foreign exchange and commodities challenges. First, where feasible, the Company increased prices. Second, the Company accelerated work on savings across all elements of cost: cost of goods sold, non-manufacturing overhead, and marketing. For example, the Company delivered $1.6 billion in gross cost of goods savings, spanning materials, manufacturing, and logistics. These savings exceeded the target annual run rate by $200 million. In total, productivity improvements contributed 270 basis points of operating margin benefit.

Adjusted Free Cash Flow Productivity was 94%, ahead of target. These cash results enabled over $7 billion in dividends and $5 billion in share repurchase. For the fiscal year, the Company effectively returned nearly $22 billion to shareholders. This includes the shares tendered in the transaction with Coty, which included the transfer of 41 P&G beauty brands. With the completion of the Coty transaction, the Company has focused its portfolio on 10 categories and about 65 brands (from 16 categories and 165 brands).

Executive Compensation Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking.

What We Do:

Target compensation at the median of an appropriate peer group, with substantial variation based on performance.

Significant share ownership and equity holding requirements are in place for senior executives.

Multiple performance metrics under STAR and PSP discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.

Appropriate balance between short-term and long-term compensation discourages short-term risk taking at the expense of long-term results.

Double Trigger. Time-based equity awards do not vest solely on account of a change-in-control (requires a qualifying termination following a change-in-control).

Engagement of an Independent Advisor. Our C&LD Committee engages an independent compensation consultant, who performs no other work for the Company, to advise on executive compensation matters.

Clawback policy permits the C&LD Committee to recoup certain compensation payments in the event of a significant restatement of financial results for any reason. Additionally, the stock plan allows recovery of proceeds from stock transactions if a participant violates certain plan provisions.

What We Do Not Do:
No employment contracts with executives containing special severance payments such as golden parachutes.

No special executive retirement programs and no severance programs that are specific to executive officers.

No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

No excessive perquisites for executives.

No hedging or engaging in the following transactions that include shares of Common Stock: pledging, collars, short sales, and other derivative transactions.

No re-pricing or backdating stock options.

Our Compensation Objectives

Our fundamental and overriding objective is to create value for our shareholders at leadership levels on a consistent long-term basis. To accomplish this goal, the C&LD Committee designs executive compensation programs that:

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Emphasize Pay for Performance by aligning incentives with business strategies to reward executives who achieve or exceed Company, business unit, and individual goals, while discouraging excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others.

•	Pay Competitively by setting target compensation opportunities to be competitive with other global corporations of similar size, value, and complexity.

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Focus on Long-Term Success by including equity as a cornerstone of our executive pay programs and by using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

Emphasizing Pay for Performance

Our executive compensation program consists of four key components: salary, the Short-Term Achievement Reward (STAR), and two long-term incentive equity programs—the Performance Stock Program (PSP) and the Long-Term Incentive Program (LTIP) (formerly known as the Key Manager Stock Grant). For FY 2016-17, these four components constituted approximately 95% on average of each NEO’s total compensation. The remaining 5% consisted of retirement income, expatriate expenses, and other benefits.

We design our programs so that NEO compensation varies by type (fixed versus performance-based), length of performance period (short-term versus long-term), and form (cash versus equity). We believe that such variation is necessary to: (1) strike the appropriate balance between short- and long-term business goals; (2) encourage appropriate behaviors and discourage excessive risk-taking; and (3) align the interests of the Company’s executives with our shareholders.

While salary is considered fixed, salary progression over time is based on individual performance and the scope of responsibilities of the role. The remaining compensation components vary based on the performance of the individual, the performance of the individual’s business unit, and the performance of the Company as a whole. This mix of components is designed to incent both individual accountability and collaboration to build long-term shareholder value. The charts below show the average mix of the four key components of FY 2016-17 NEO compensation by type, length, and form.

Consistent with our design principles, performance-based programs pay out at 100% when target goals are achieved. Payouts below 100% occur when target goals are not achieved, and payouts above 100% are possible when target goals are exceeded. Over the previous ten years, the average STAR payout for NEOs ranged from a low of 67% of target to a high of 143% of target. Since the inception of PSP in 2010, the program has delivered payouts from a low of 20% of target to a high of 39% of target. For the current year, the average STAR payout for the NEOs was 137% of target, and the current PSP payout for the three years ending June 30, 2017 was 39% of target, resulting in a combined STAR and PSP performance-based payout of 77%. Payouts under these programs were based on the results achieved as compared to the pre-established performance targets, highlighting the clear link between pay and performance that is the cornerstone of our compensation programs.

In each consecutive year since PSP first paid out five years ago, combined STAR and PSP performance-based pay has delivered below target for each NEO. Annual combined payouts have ranged from a low of 54% of target to a high of 77% of target. The combined STAR and PSP performance-based payout this year for the NEOs was 77% of target. In aggregate, STAR and PSP performance-based pay for the NEOs was 61% of target over the past five years.

Paying Competitively

The C&LD Committee structures executive compensation so that total targeted annual cash and long-term compensation opportunities are competitive with the targets for comparable positions at companies considered to be our peers (“Peer Group”), based on criteria described below. The C&LD Committee sets targets for each element of compensation considering the same elements of compensation paid to those holding similar jobs at companies in our Peer Group, focusing on positions with similar management and revenue responsibility. For the CEO’s compensation analysis, the C&LD Committee considers the Company’s revenue, market capitalization, and relative performance compared to our Peer Group.

The Peer Group is objectively determined and consists of global companies that generally meet the following criteria:

•	have revenue comparable to the Company ($65 billion in FY 2015-16) and/or market capitalization comparable to the Company (approximately $223 billion as of December 2016);

▪     Peer Group revenues range from $16 billion to $480 billion with a median of $67 billion; and

▪      Peer Group market capitalization ranges from $28 billion to $474 billion with a median of $143 billion.

•	compete with the Company in the marketplace for business and investment capital;

•	compete with the Company for executive talent; and

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have generally similar pay models. We do not compare with companies in the financial services or insurance industries, where the mix of pay elements or program structure is generally materially different.

Each year, the C&LD Committee evaluates and, if appropriate, updates the composition of the Peer Group. Changes to the Peer Group are carefully considered and made infrequently to assure continuity from year to year. For FY 2016-17, the Committee did not make any changes to the Peer Group which consists of the following companies:

3M	Colgate-Palmolive	Home Depot	Merck	Pfizer
AT&T	ExxonMobil	IBM	Microsoft	United Technologies
Boeing	Ford Motor Co.	Johnson & Johnson	Mondelez	Verizon Communications
Chevron	General Electric	Kimberly-Clark	Nike	Wal-Mart Stores
Coca-Cola	HP Inc.	Lockheed Martin	PepsiCo

While the target total compensation for our NEOs is set considering the size-adjusted median target total compensation within our Peer Group, actual compensation varies depending on the NEO’s experience in the particular role, as well as on total Company, business unit, and individual performance. Consistent with our principles to pay for performance and pay competitively, substantial differences may exist among NEOs’ pay.

Focus on Long-Term Success

To reinforce the importance of stock ownership and long-term focus for our most senior executives, including the NEOs, the C&LD Committee established the Executive Share Ownership Program and Equity Holding Requirement.

The Executive Share Ownership Program requires the CEO to own shares of Company stock and/or RSUs (including granted Performance Stock Units (“PSUs”)) valued at a minimum of eight times salary. Mr. Taylor currently holds approximately 16 times salary. All other NEOs must own stock and/or RSUs (including granted PSUs) valued at a minimum of four or five times salary, depending on the NEO’s role. The C&LD Committee annually reviews these holdings, and in 2017 each NEO exceeded these requirements.

The Equity Holding Requirement ensures executives remain focused on sustained shareholder value even after exercising their stock options or receiving shares from RSU settlements or PSU payouts. The equity holding requirement applies when an executive, including an NEO, has not met the ownership requirements of the Executive Share Ownership Program. When the holding requirement applies, the CEO is required to hold the net shares received from stock option exercises and RSU and PSU settlements for at least three years, and the other NEOs are required to hold net shares received for at least one year. The holding requirement does not apply to unrestricted stock or to STAR awards that executives elect to take as stock options instead of cash.

Elements of Our Compensation Programs

Annual Cash Compensation

The Company’s annual cash compensation consists of salary and STAR. We collect and analyze data from the Peer Group on the total annual cash compensation opportunity (salary plus annual bonus target) for positions comparable to those at the Company. We consider the target median annual cash compensation opportunity for each position within our Peer Group, adjusted for size using a regression analysis of Peer Group revenues, to set a salary range mid-point and a target for STAR, as a percentage of salary (“STAR target”).

Salary

Mr. Taylor’s annualized salary remained unchanged at $1,600,000 during FY 2016-17. The salary for Mr. Moeller remained unchanged at $950,000. The C&LD Committee approved a 5.9% increase to bring Mr. Ciserani’s salary to $900,000 based on the competitive market and to recognize his contributions managing a significant portion of the total Company businesses. The Committee also approved a 3.7% increase to bring Mr. Bishop’s salary to $840,000 and a 3.8% increase to bring Ms. Ferguson-McHugh’s salary to $820,000. These adjustments were made in recognition of their individual performance and market adjustments.

STAR Annual Bonus

The STAR program links a substantial portion of each NEO’s annual cash compensation to the Company’s performance for the fiscal year. The program focuses on the achievement of business unit results, but also includes a component that measures the performance of the overall Company. STAR awards are generally paid in cash, but executives can also elect to receive all or part of their awards in stock options or deferred compensation.

STAR awards are calculated using the following formula:

The basis for each element of STAR is:

•	STAR Target. The C&LD Committee sets STAR targets as a percentage of salary for NEOs, using annual bonus benchmarks for similar positions in our Peer Group.

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Business Unit Performance Factor. The CEO, CFO, and CHRO (“STAR Committee”) recommend Business Unit Performance Factors for each business unit, based on a retrospective assessment of the performance of each of the 18 business units against seven metrics: operating TSR, organic sales growth, operating profit growth, adjusted free cash flow productivity, market share, productivity, and internal controls. This assessment is compared to each business unit’s role in the portfolio, reflecting the different industries in which the Company’s businesses compete and their growth potential. The C&LD Committee then determines the Business Unit Performance Factors based on the STAR Committee’s recommendations. None of the officers on the STAR Committee participates in discussions or recommends their own STAR awards to the C&LD Committee. The Business Unit Performance Factors can range between 50% and 150%. The Business Unit Performance Factor for global business services and corporate functions is the weighted average of all the global business units (“GBU”) and selling and market operations (“SMO”) Business Unit Performance Factors in order to align all organizations with the seven metrics.

The Business Unit Performance Factor for NEOs who lead multiple business units is based on a combination, as determined by the STAR Committee, of the results of the business units for which the NEO is ultimately responsible. There are no separate performance goals for the business unit combinations for purposes of compensation.

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Total Company Performance Factor. The C&LD Committee sets targets for the Company’s annual Organic Sales Growth and Core EPS Growth as the basis for the Company Performance Factor to encourage a balanced focus on both top-line and bottom-line results and to encourage collaboration among the business units. These targets are typically linked to the external guidance provided at the beginning of the fiscal year, and the Core EPS target specifically includes the expected impact of our share repurchase program and the shares tendered in the Coty transaction. The Committee establishes performance levels and a payout matrix that determine a Company Performance Factor between a minimum of 70% and a maximum of 130%.

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Transformation Factor. The C&LD Committee approved a P&G Transformation Factor for application to the STAR program beginning in FY 2015-16 to recognize the need for the entire leadership team to support multiple initiatives in several major areas. The STAR Committee recommends a Transformation Factor based on a retrospective assessment of the established transformation initiatives in the areas of Portfolio Execution, Supply Chain Reinvention, Overhead Cost Control, Commercial Changes, and Compliance Activities, including Information Security. The C&LD Committee then determines an appropriate Transformation Factor in the range of 70% to 130%. This factor will be discontinued after FY 2016-17.

While the formula described above is used to calculate potential STAR awards, the C&LD Committee retains the authority to make no STAR award in a given year and the discretion to accept, modify, or reject management’s recommendations for any or all employees, including the NEOs.

FY 2016-17 STAR Annual Bonus

Mr. Taylor’s STAR target remained at 200% of salary. The STAR targets for Messrs. Moeller and Ciserani are 120% of salary. The targets for Mr. Bishop and Ms. Ferguson-McHugh are 100% of salary.

At the beginning of FY 2016-17, the C&LD Committee established the Organic Sales Growth target at 2% and the Core EPS Growth target at 5%, to be used to compute the FY 2016-17 Company Performance Factor, and established a payout matrix that would generate a Company Performance Factor between 70% and 130% depending on the actual Organic Sales and Core EPS Growth achieved. Organic Sales Growth and Core EPS Growth were 2% and 7% respectively, resulting in a Total Company Performance Factor of 112%.

The Committee also established FY 2016-17 goals for the Transformation Factor. Because all Transformation goals were met or exceeded, including the successful close of the Coty transaction, the Transformation Factor was established at 115%.

The C&LD Committee then reviewed the recommendations provided for the 18 Business Unit Performance Factors and, after considering the performance of the total Company, the Transformation Factor, and the appropriate combination of Business Unit Performance Factors for each NEO, approved the following STAR awards:

FY 2016-17 STAR Awards
NEO	STAR Target ($)	Business Unit Performance Factor (%)	Total Company Performance Factor (%)	Transformation Factor (%)	STAR Award ($)
David Taylor	3,200,000	99	112	115	4,080,384
Jon R. Moeller	1,140,000	99	112	115	1,453,637
Steven D. Bishop	840,000	121	112	115	1,311,828
Giovanni Ciserani	1,080,000	78	112	115	1,085,011
Mary Lynn Ferguson-McHugh	820,000	134	112	115	1,409,974

In keeping with good governance practices, the C&LD Committee used the weighted average of the Business Unit Performance Factor, the Total Company Performance Factor, and the Transformation Factor to determine the awards for the NEO members of the STAR Committee (CEO, CFO). This resulted in an award of $4,080,384 for Mr. Taylor, and $1,453,637 for Mr. Moeller.

The STAR awards recommended to the C&LD Committee for Ms. Ferguson-McHugh and Messrs. Bishop and Ciserani were computed using the formula described on page 32 of this proxy statement.

For Mr. Bishop, 75% of his Business Unit Performance Factor was based on the Oral Care business results, while the other 25% was based on Personal Health Care results. Based on results which exceeded targets for both of his businesses, Mr. Bishop’s Business Unit Performance Factor was 121%.

Half of Mr. Ciserani’s Business Unit Performance Factor was based on the Baby Care business results, and the other half was based on the weighted average of the Feminine Care, Fabric Care, Home Care, and P&G Professional businesses. Based on results that were below target for Baby Care and at target in his other businesses, Mr. Ciserani’s Business Unit Performance Factor was 78%.

Ms. Ferguson-McHugh’s Business Unit Performance Factor was based 75% on the Family Care business and 25% on the weighted average of all Business Unit Performance Factors reflecting her role as President, P&G Ventures, which affects the entire Company. Based on Family Care business results which exceeded target goals, and a weighted average factor of 99%, Ms. Ferguson-McHugh’s Business Unit Performance Factor was 134%.

Long-Term Incentive Programs

The majority of the NEOs’ compensation is delivered through two long-term incentive programs tied to sustained Company performance: the PSP and the LTIP.

The C&LD Committee uses competitive market data to set total long-term compensation targets considering the median total long-term compensation of comparable positions in the Peer Group, regressed for revenue size.

The CEO recommends NEO grants to the C&LD Committee based on benchmarked long-term compensation targets, adjusted for business results and individual contributions attributable to each NEO, including that individual’s leadership skills. These recommendations can be up to 50% above or 50% below the benchmarked target.

The C&LD Committee retains full authority to accept, modify, or reject these recommendations. In exceptional cases, no grant will be awarded. Half of each NEO’s annual long-term compensation is allocated to PSP via an Initial PSU Grant (“Initial PSU Grant”) (as defined below). The other half is an LTIP Grant.

Performance Stock Program

The PSP aligns the interests of the NEOs with shareholders by encouraging NEOs to focus on the aspects of the long-term performance of the Company that create shareholder value. In the first year of each three-year performance period, the C&LD Committee grants PSUs to participants. The number of PSUs that vest at the end of the performance period will depend on Company results over the three-year period.

The C&LD Committee sets targets at the beginning of each performance period for the following categories (“Performance Categories”): Organic Sales Growth weighted 30%; Constant Currency Core Before-Tax Operating Profit Growth weighted 20%; Core EPS Growth weighted 30%; and Adjusted Free Cash Flow Productivity weighted 20%. The Core EPS growth target for year one of the PSP program is typically linked to the external guidance provided at the beginning of the fiscal year. The Core EPS targets for years two and three are based on our longer-term expected growth rates. These targets include the best estimates of the impact of our share repurchase program. The C&LD Committee then assigns a minimum and maximum performance goal for each Performance Category. At the end of the three-year performance period, each Performance Category will have a Performance Factor between 0% and 200%, depending on results achieved in each category. The Performance Factor will be 100% if the business results for the category are at target. Business results falling between the minimum and maximum performance goals are determined via linear interpolation. Using a sliding scale to reward performance, as opposed to “all or nothing” goals, discourages participants from taking unnecessary risks to earn payments under the program. At the end of each three-year performance period, the C&LD Committee multiplies the weighted average of the four Performance Factors by the Initial PSU Grant plus accumulated dividend equivalents to determine the vested PSUs. The formula is as follows:

PSUs vest at the earliest of the end of the three-year performance period or when the individual becomes retirement eligible, provided the NEO was an employee on June 30 following the grant date of the PSUs but are not determined until the end of the three year performance period. Participants may elect to defer receipt of the shares of Common Stock by choosing to instead receive deferred RSUs.

Long-Term Incentive Program Grant

The LTIP Grant is the second component of the Company’s long-term incentive compensation for its senior executives. Executives can elect to receive all or a portion of their grants in either RSUs or stock options, with the exception of the CEO, whose grant form and amount is solely determined by the C&LD Committee. Stock options are not exercisable (do not vest) until three years from the date of grant and expire ten years from the date of grant, or earlier as related to certain termination events. RSUs cliff vest and are delivered in shares of Common Stock along with accumulated dividend equivalents three years from the date of grant. In addition, NEOs must be employed on the June 30 following the grant date in order to retain the awards, even if they are retirement eligible. These awards focus executives on the long-term success of the Company, and the vesting restrictions enhance retention because employees who voluntarily resign from the Company during the specified vesting periods forfeit their grants.

FY 2016-17 Long-Term Incentive Grants

The following long-term incentive grants were made in FY 2016-17. The actual compensation realized by each NEO will be determined by future Company performance.

FY 2016-17 Long-Term Incentive Grants
	PSP Grant		LTIP Grant			Total
NEO	PSUs (#)	Grant Date Fair Value ($)	Options (#)	RSUs (#)	Grant Date Fair Value ($)	Grant Date Fair Value ($)
David Taylor	65,884	6,000,056	280,899	32,942	6,000,029	12,000,085
Jon R. Moeller	29,715	2,706,145	190,034	7,429	2,706,122	5,412,267
Steven D. Bishop	15,565	1,417,505	132,725	0	1,417,503	2,835,008
Giovanni Ciserani	24,762	2,255,075	211,143	0	2,255,007	4,510,082
Mary Lynn Ferguson-McHugh	16,581	1,510,032	70,693	8,291	1,510,062	3,020,094

The C&LD Committee approved $12,000,000 in long-term incentive value for Mr. Taylor, a $1,000,000 increase from the prior year, reflecting median LTI opportunities among the Peer Group and his first full year as CEO. When setting Mr. Taylor’s total compensation opportunity, the C&LD Committee considered his strong leadership and experience, as well as the relative size and value of the Company within the Peer Group. The award for Mr. Taylor positions him closer to the market median of the peer set compared to the prior year, when he was new in the CEO role and his long-term incentive was positioned below market median.

The C&LD Committee approved a total long-term incentive award of $5,412,150 for Mr. Moeller, which is slightly above the median long-term compensation opportunity of other CFOs in the Peer Group for companies of similar size. This award reflects Mr. Moeller’s performance as CFO, a scope of responsibilities that exceeds most other Peer Group CFOs, his experience in role, and his continuing contributions to Company results.

The Committee approved a long-term incentive award of $4,510,000 for Mr. Ciserani, reflecting his contributions managing a significant portion of the P&G businesses.

The Committee approved $2,835,000 for Mr. Bishop, reflecting his successful business contributions managing the Oral Care and Personal Health Care businesses.

The Committee approved $3,020,000 for Ms. Ferguson-McHugh. Her award was directly tied to successful business contributions in Family Care and her P&G Ventures role. Additionally, her award reflects her contributions toward Diversity and Inclusion initiatives.

PSP Goal Setting

In conjunction with deciding the amount and allocation of the NEOs’ long-term incentive opportunities for FY 2016-17, the C&LD Committee set the PSP Performance Factors listed below. The delivery of results against these factors will determine the ultimate payout for this portion of compensation.

PSP Goals for Performance Period July 1, 2016-June 30, 2019
Organic Sales Growth (30% Weighting)[1]		Constant Currency Core Before-Tax Operating Profit (20% Weighting)[2]		Core EPS (30% Weighting)[3]		Adjusted Free Cash Flow Productivity (20% Weighting)[4]
% Growth	Payout Factor	% Growth	Payout Factor	% Growth	Payout Factor	%	Payout Factor
4.3	200%	≥7.7	200%	≥9.0	200%	≥115	200%
3.8	167%	6.7	167%	8.0	167%	107	167%
3.3	133%	5.7	133%	7.0	133%	98	133%
Target 2.8	100%	Target 4.7	100%	Target 6.0	100%	Target 90	100%
2.3	67%	3.7	67%	5.0	67%	82	67%
1.8	33%	2.7	33%	4.0	33%	73	33%
≤1.3	0%	≤1.7	0%	≤3.0	0%	≤65	0%

1 Organic Sales Growth is a measure of sales growth excluding the impacts of acquisitions, divestitures, foreign exchange and (as appropriate) certain other items from year-over-year comparisons, and will be based on the 3-year compound annual growth rate. See Exhibit A for a reconciliation of non-GAAP measures.

2 Constant Currency Core Before-Tax Operating Profit will be based on the 3-year compound annual growth rate, adjusted to exclude foreign exchange impacts and for certain items that are not deemed to be part of the Company’s sustainable results. See Exhibit A for a reconciliation of non-GAAP measures.

3 Core EPS Growth is a measure of the Company’s diluted net earnings per share from continuing operations growth, adjusted for certain items that are not deemed to be part of the Company’s sustainable results, and will be based on the 3-year compound annual growth rate. See Exhibit A for a reconciliation of non-GAAP measures.

4 Adjusted Free Cash Flow Productivity achieved will be based on the 3-year sum of Operating Cash Flow excluding (as appropriate) certain impacts less the sum of Capital Expenditures divided by the sum of the Net Earnings excluding (as appropriate) certain charges. See Exhibit A for a reconciliation of non-GAAP measures.

Looking Back: Realized Pay for PSP Performance Period July 1, 2014-June 30, 2017

In addition to setting the Performance Goals for the next three years, the C&LD Committee reviewed the results for the Performance Period (July 1, 2014 to June 30, 2017). The C&LD Committee reviewed these results against the goals established at the beginning of that Performance Period to determine the realized pay for each NEO. Note that the Performance Factors for this period differ from the Performance Factors used beginning with the PSP Program for FY 2016-17, as described on page 37.

PSP Performance for July 1, 2014-June 30, 2017
Performance Factor	Target	Actual	Payout
Organic Sales Growth Percentile Rank in Peer Group[1]	57th	8th	0%
Core Before-Tax Operating Profit Growth[2]	5.0%	-0.6%	0%
Core EPS Growth[3]	6.0%	0.8%	0%
Adjusted Free Cash Flow Productivity[4]	90%	104%	156%
PSP Payout (Average of Performance Factors)			39%

1 Organic Sales Growth is a measure of sales growth excluding the impacts of Venezuelan deconsolidation, acquisitions, divestitures and foreign exchange from year-over-year comparisons, and is based on the percentile rank within a peer group of directly competitive consumer product companies of the 3-year compound annual growth rate. See Exhibit A for a reconciliation of non-GAAP measures.

2 Core Before-Tax Operating Profit Growth is based on the 3-year compound annual growth rate of Before-Tax Operating Profit Growth, adjusted for incremental restructuring, Venezuelan charges and balance sheet adjustments, and charges for certain European legal matters. See Exhibit A for a reconciliation of non-GAAP measures.

3 Core EPS Growth is a measure, based on the 3-year compound annual growth rate, of the Company’s diluted net earnings per share from continuing operations growth, adjusted for incremental restructuring, Venezuelan charges and balance sheet adjustment, losses on early extinguishment of debt, and charges for certain European legal matters. See Exhibit A for a reconciliation of non-GAAP measures.

4 Adjusted Free Cash Flow Productivity achieved is based on the 3-year sum of Operating Cash Flow excluding certain divestiture impacts less the sum of Capital Expenditures divided by the sum of the Net Earnings excluding loss on early retirement of debt, impairment charges, and divestiture gains on the Batteries and Beauty businesses and the Venezuelan deconsolidation charge. See Exhibit A for a reconciliation of non-GAAP measures.

Based on results delivered, the NEOs received PSP payouts at 39% of target, which resulted in the following PSU awards for each NEO.

1 The value of PSUs at target and awarded was calculated by multiplying the number of PSUs by the Company stock price as of June 30, 2017. These PSUs will deliver in shares of Common Stock or RSUs (as elected by the participants) in August 2017.

Special Equity Awards

On occasion, the C&LD Committee makes special equity grants in the form of RSUs to senior executives to encourage retention of the talent necessary to manage the Company successfully or to recognize superior performance. No special equity award was granted to any NEO in FY 2016-17.

Retirement Programs

The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) is the Company’s primary retirement program for U.S.-based employees. The PST is a qualified defined contribution plan providing retirement benefits for full-time U.S. employees, including the NEOs. Under the PST, the Company makes an annual contribution of cash, which is used to purchase Company stock that is credited to each participant’s PST account, upon which dividends are earned. The amount of the stock grant varies based upon individual salaries and years of service.

Some participants in PST (including the NEOs) do not receive their full contribution due to federal tax limitations. As a result, they participate in the nonqualified PST Restoration Program. These individuals receive RSUs valued at an amount equal to the difference between the contribution made under PST and what would have otherwise been contributed under PST but for the tax limitations. Participants are vested in their PST accounts after five years of service, and similarly their PST Restoration RSUs become non-forfeitable after five years of service.

In addition, some individuals who should participate in the PST are ineligible due to their work location (including Mr. Ciserani). As a result, they participate in the nonqualified International Retirement Plan (“IRP”). These individuals receive RSUs valued at an amount equal to the contribution that would have otherwise been contributed under PST had they been eligible to participate in the PST. IRP RSUs also become non-forfeitable after five years of service.

The PST, the PST Restoration Program, and the IRP have created ownership at all levels of the Company. These programs continue to serve the Company and its shareholders well by focusing employees on the long-term success of the business.

For non-U.S.-based employees, individual country plans provide retirement benefits. In addition, employees who work in multiple countries during their careers may also be eligible for supplemental benefits under the Global International Retirement Arrangement (“IRA”). Mr. Ciserani participates in this program.

Executive Benefits

The Company provides certain other limited benefits to senior executives to fulfill particular business purposes, which are primarily for convenience and personal security. No changes were made to executive benefits over the past year, and the Company continues to manage executive benefits as a very small percentage (less than 1%) of total compensation for the NEOs during FY 2016-17.

Benefits that safeguard senior executives, such as home security systems, secured workplace parking, and an annual physical health examination, are available to NEOs, as needed. While Company aircraft are generally used for Company business only, for security reasons the Chief Executive Officer is required by the Board to use Company aircraft for all air travel, including personal travel. To increase executive efficiency, in limited circumstances, NEOs may travel to outside board meetings on Company aircraft. In addition, if a Company aircraft flight is already scheduled for business purposes and can accommodate additional passengers, NEOs and their spouses/guests may join flights for personal travel. To the extent any travel on Company aircraft (e.g. personal/spouse/guest travel) results in imputed income to the NEO, the NEO is responsible for paying the taxes on that income, and the Company does not provide separate gross-up payments based on the NEO’s personal income tax due. We also reimburse NEOs for the cost of some tax preparation and financial counseling to minimize distractions, keep NEOs’ attention focused on Company business, and assure accurate personal tax reporting. To remain competitive and retain our top executives, we offer executive group whole life insurance coverage (equal to annual salary rate plus STAR target up to $5,000,000). Also, to further increase executive efficiency, we provide limited local transportation within Cincinnati. The C&LD Committee periodically reviews these arrangements as needed to ensure they meet business needs and remain in line with market practices.

Employment Contracts

The C&LD Committee believes employment contracts for executives are not necessary because our executives have developed a focus on the Company’s long-term success. Moreover, the C&LD Committee does not provide special executive severance payments, such as golden parachutes, to its executives. In the event the Company encourages an NEO, or any other U.S. employee, to terminate employment with the Company (but not for cause), that individual may receive a separation allowance of up to one year’s annual salary, calculated based on years of service.

Other Key Compensation Program Features

This additional information may assist the reader in better understanding the Company’s compensation practices and principles.

Engagement of Independent Adviser

The C&LD Committee renewed its agreement with Frederic W. Cook & Co., to advise on various compensation matters, including Peer Group identification, competitive practices and trends, specific program design, and actions with respect to NEO and principal officer compensation. Prior to the renewal, the C&LD Committee evaluated the independence of Frederic W. Cook & Co., taking into account any relationships with the Company’s directors, officers, and employees in accordance with NYSE listing standards. Based on this evaluation, the C&LD Committee concluded that Frederic W. Cook & Co. is an independent advisor. Under the terms of its agreement with the C&LD Committee, Frederic W. Cook & Co. is prohibited from doing any other business for the Company or its management, and the C&LD Committee has direct responsibility for oversight and compensation of the work performed by Frederic W. Cook & Co. The C&LD Committee generally meets with its independent compensation consultant in an Executive Session at regularly scheduled C&LD Committee meetings.

Company management uses a separate compensation consultant, Meridian Compensation Partners, LLC, to provide compensation advice, competitive survey analysis, and other benchmark information related to trends and competitive practices in executive compensation.

Tax Gross-Ups

Generally, the Company does not increase payments to any employees, including NEOs, to cover non-business-related personal income taxes. However, certain expatriate allowances, relocation reimbursements, and tax equalization payments are made to employees assigned to work outside their home countries, and the Company will cover the personal income taxes due on these items in accordance with expatriate policy because there is a business purpose. In addition, from time to time, the Company may be required to pay personal income taxes for certain separating executives hired through acquisitions in conjunction with pre-existing contractual obligations.

Governing Plans, Timing, Pricing, and Vesting of Stock-Based Grants

All grants of stock options, PSUs, and/or RSUs made to employees and non-employee directors after October 14, 2014, are made under The Procter & Gamble 2014 Stock and Incentive Compensation Plan (as amended) (“2014 Plan”). The 2014 Plan was approved by Company shareholders at the 2014 annual shareholder meeting. Previous grants were made under The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan (“1993 Plan”), The Procter & Gamble Future Shares Plan, The Procter & Gamble 2001 Stock and Incentive Compensation Plan (as amended) (“2001 Plan”), The Procter & Gamble 2003 Non-Employee Directors’ Plan (“2003 Plan”), The Procter & Gamble 2009 Stock and Incentive Compensation Plan (as amended) (“2009 Plan”), The Gillette Company 2004 Long-Term Incentive Plan (“2004 Gillette Plan”), and the 2013 Non-Employee Directors’ Plan (“2013 Plan”). The 1993, 2001, 2003, 2009, 2013, and 2014 Plans were approved by Company shareholders. The 2004 Gillette Plan was approved by Gillette shareholders and adopted by the Company in 2005 as part of its merger with The Gillette Company.

The 2014 Plan contains a vesting provision commonly known as a “double trigger,” which limits accelerated vesting in the event of a change in control. Time-based awards assumed as part of a change in control would only vest for involuntary terminations of employment for reasons other than cause and for terminations of employment for good reason. Performance awards not assumed as part of a change in control would be paid at the target level.

With the exception of any special equity awards discussed on page 38 of this proxy statement, the Company grants stock, PSUs, RSUs, and stock options on dates that are consistent from year to year. If the C&LD Committee changes a grant date, it is done in advance and only after careful review and discussion. The pre-established grant dates for the programs are as follows: PST Restoration and IRP, first Thursday in August; STAR, last business day on or before September 15; and PSP and LTIP Grants, last business day of February (and, if necessary for corrections, on the last business day on or before May 9).

The Company has never re-priced stock options and is not permitted to do so without prior shareholder approval. The Company does not backdate stock options. We use the closing price of the Common Stock on the date of grant to determine the grant price for executive compensation awards. However, because the PST uses the value of shares based on the average price of common stock for the last five days in June, the grants of RSUs made under the PST Restoration Program and IRP follow this same grant price practice.

Mitigation of Excessive Risk-Taking

Recoupment & Clawback

The C&LD Committee’s Senior Executive Officer Recoupment Policy permits the C&LD Committee to recoup or “clawback” STAR or long-term incentive program payments made to executives in the event of a significant restatement of financial results for any reason. This authority is in addition to the C&LD Committee’s authority under the 2014 Plan and prior plans to suspend or terminate any outstanding stock options if the C&LD Committee determines that the participant violated certain plan provisions. Moreover, the 2014 Plan and 2009 Plan each have a clawback provision that allows the Company or the C&LD Committee to recover certain proceeds from option exercises or delivery of shares if the participant violates certain plan provisions.

Prohibition of Use of Company Stock in Derivative Transactions

The Company’s Insider Trading Policy prohibits NEOs from engaging in derivative transactions involving Company stock, including pledging, collars, short sales, hedging investments, and other derivative transactions. Purchases and sales of Company stock by NEOs can only be made during the one-month period following public earnings announcements or, if outside these window periods, with express permission from the Company’s Legal Division or in accordance with a previously established trading plan that meets SEC requirements.

Deferred Compensation Plan

The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”) allows executives to defer receipt of up to 100% of their STAR awards and up to 75% of their annual salary. Executives may also elect to convert a portion of their PST Restoration RSUs into notional cash with investment choices that mirror those available to all U.S. employees who participate in the Company’s 401(k) plan. No above-market or preferential interest is credited on deferred compensation, as those terms are defined by the SEC.

Tax Treatment of Certain Compensation

Section 162(m) of the Internal Revenue Code limits the Company deductibility of executive compensation paid to certain NEOs to $1,000,000 per year, but contains an exception for certain performance-based compensation. Stock options awarded under LTIP, as well as awards granted under STAR and PSP programs, are intended to satisfy the performance-based requirements for deductible compensation. There is no guarantee, however, that compensation intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

While the C&LD Committee’s general policy is to preserve the deductibility of compensation paid to the NEOs, the C&LD Committee nevertheless may authorize payment of compensation that might not be deductible if it believes the payment of such compensation is in the best interests of the Company and its shareholders. In addition, in certain years, individuals may receive non-deductible payments resulting from awards made prior to becoming an NEO.

Executive Compensation Changes for FY 2017-18

The C&LD Committee reviewed current salary competitiveness and positioning for the CEO, CFO, and Group Presidents at its June 13, 2017 meeting and made several changes. Effective July 1, 2017, the C&LD Committee appointed Mr. Moeller as Vice Chair and Chief Financial Officer, recognizing the scope of his responsibilities, which exceed the typical CFO role in our competitive peer set. Concurrent with Mr. Moeller’s appointment, the Committee increased his salary from $950,000 to $1,000,000 and increased his STAR target opportunity from 120% of salary to 130%. The Committee also increased the salary for Mr. Ciserani from $900,000 to $940,000 effective July 1, 2017, reflecting market movement, performance, and the broad scope of his role managing the largest segment of the Company’s business units. The Committee increased Ms. Ferguson-McHugh’s salary from $820,000 to $850,000 effective July 1, 2017 due to market increases and for her performance leading her respective businesses.

The following tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the Company for the NEOs.

Summary Compensation

The following table and footnotes provide information regarding the compensation of the NEOs, for the fiscal years shown. The data for FY 2016-17 shows Mr. Taylor’s compensation in his first full fiscal year as CEO, compared to the data for FY 2015-16, which reported four months of compensation as a President and eight months as CEO. Mr. Taylor’s salary and STAR target as CEO remained unchanged from the prior year. Mr. Taylor’s LTI reflected median LTI opportunities among Peer Group companies and his first full year as CEO.

FY 2016-17 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non- Equity Incentive Plan Com- pensation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[4] ($)	All Other Compen- sation[5] ($)	Total ($)

David Taylor	2016-17	1,600,000	4,080,384	9,226,929	3,000,001	0	0	188,863	18,096,177
President and Chief Executive Officer	2015-16	1,393,333	2,482,771	8,507,680	1,743,864	0	0	277,005	14,404,653
	2014-15	945,000	790,272	2,664,167	1,630,508	0	0	71,795	6,101,742

Jon R. Moeller	2016-17	950,000	1,453,637	3,520,417	2,029,563	0	0	75,184	8,028,801
Chief Financial Officer	2015-16	950,000	1,016,652	3,526,353	1,278,748	0	0	73,899	6,845,652
	2014-15	850,000	671,160	4,212,468	1,222,877	0	0	87,850	7,044,355

Steven D. Bishop	2016-17	822,500	1,311,828	1,524,431	1,417,503	0	0	74,933	5,151,195
Group President - Global Health Care	2015-16	796,667	873,464	2,342,867	465,966	0	0	71,003	4,549,967

Giovanni Ciserani[6]	2016-17	895,833	1,085,011	2,425,147	2,255,007	0	(258,000)	1,211,420	7,614,418
Group President - Global Fabric &	2015-16	845,833	1,044,225	2,280,962	1,334,347	0	1,052,000	291,337	6,848,704
Home Care and Global Baby &	2014-15	796,667	598,080	3,895,797	1,266,359	0	8,000	538,172	7,103,075
Feminine Care

Mary Lynn Ferguson-McHugh	2016-17	817,500	1,409,974	2,370,115	755,001	0	0	80,329	5,432,919
Group President - Global Family Care and P&G Ventures

1 For FY 2016-17, Bonus reflects FY 2016-17 STAR awards that will be paid on September 15, 2017. Each NEO who participated in STAR could elect to take his STAR award in cash, deferred compensation, or stock options. For FY 2016-17, Mr. Taylor chose to take his STAR award as 80% stock options and 20% cash. Ms. Ferguson-McHugh and Messrs. Bishop, Ciserani, and Moeller took their awards in cash.

2 For FY 2016-17, Stock Awards include the grant date fair value of any PST Restoration Program and International Retirement Plan awards and the PSUs granted in February 2017 under the PSP. For Ms. Ferguson-McHugh and Messrs. Taylor and Moeller, FY 2016-17 Stock Awards also include the grant date fair value of RSUs granted in February 2017 under the LTIP Stock Grant. The amount shown is determined in accordance with FASB ASC Topic 718, and pursuant to SEC rules, excludes the impact of forfeitures related to service-based vesting conditions. Please see the assumptions in the footnote below for more information. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see pages 35-40 of the Compensation Discussion & Analysis.

3 Option Awards for FY 2016-17 include the grant date fair value of each LTIP Stock Grant, determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We utilize an industry standard lattice-based valuation model to calculate the fair value for stock options granted. Assumptions utilized in the model, which are evaluated and revised to reflect market conditions and experience, were as follows:

Years ended June 30	2017	2016	2015
Interest rate	0.8-2.6%	0.7-1.9%	0.1-2.1%
Weighted average interest rate	2.6%	1.8%	2.0%
Dividend yield	3.2%	3.2%	3.1%
Expected volatility	12-16%	15-17%	11-15%
Weighted average volatility	15%	16%	15%
Expected life in years	9.6	8.3	8.3

Lattice-based option valuation models incorporate ranges of assumptions for inputs and those ranges are disclosed in the preceding table. Expected volatilities are based on a combination of historical volatility of our stock and implied volatilities of call options on our stock. We use historical data to estimate option exercise and employee termination patterns within the valuation model. The expected life of options granted is derived from the output of the option valuation model and represents the average period of time that options granted are expected to be outstanding. The interest rate for periods within the contractual life of the options is based on the U.S. Treasury yield curve in effect at the time of grant. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report for the respective fiscal year. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see page 35 of the Compensation Discussion & Analysis.

4 This column reflects aggregate changes in the actuarial present value of Mr. Ciserani’s pension benefits under The Procter & Gamble Company Global IRA. None of the other NEOs has a pension plan. None of the NEOs had above-market earnings on deferred compensation.

5 Please see the table below for information on the numbers that comprise the All Other Compensation column.

6 Mr. Ciserani’s salary was established in U.S. dollars and received in Swiss francs based on a Bloomberg monthly spot rate representing the average of the buy and sell rates for the month.

All Other Compensation
Name and Principal Position	Year	Retirement Plan Contributions[i]	Executive Group Life Insuranceii	Flexible Compensation Program Contributionsiii	Expatriate, Relocation and Tax Equalization Paymentsiv	Executive Benefits[v]	Totalvi
		($)	($)	($)	($)	($)	($)

David Taylor	2016-17	52,648	5,177	5,300	0	125,738	188,863
President and Chief Executive Officer	2015-16	52,843	3,875	5,250	594	214,443	277,005
	2014-15	52,431	1,992	5,150	0	12,222	71,795

Jon R. Moeller	2016-17	52,648	6,281	5,300	0	10,955	75,184
Chief Financial Officer	2015-16	52,843	5,431	5,250	0	10,375	73,899
	2014-15	52,431	4,507	4,512	0	26,400	87,850

Steven D. Bishop	2016-17	52,648	4,786	5,300	0	12,199	74,933
Group President - Global Health Care	2015-16	52,843	4,100	5,250	0	8,810	71,003

Giovanni Ciserani	2016-17	0	6,287	5,300	1,199,833	0	1,211,420
Group President - Global Fabric &	2015-16	0	4,221	5,250	281,866	0	291,337
Home Care, Global Baby &	2014-15	0	4,845	5,150	528,177	0	538,172
Feminine Care

Mary Lynn Ferguson-McHugh	2016-17	52,648	1,741	5,300	1,187	19,453	80,329
Group President - Global Family Care and P&G Ventures

i Amounts contributed by the Company pursuant to the PST, a qualified defined contribution plan providing retirement benefits for U.S.-based employees. NEOs also receive contributions in the form of RSU grants pursuant to the PST Restoration Program, a nonqualified defined contribution plan. Mr. Ciserani receives IRP RSUs in lieu of a PST contribution. These RSU awards are included in the Stock Awards column of the Summary Compensation Table.

ii Under the Executive Group Life Insurance Program (“EGLIP”), the Company offers key executives who have substantially contributed to the success and development of the business, and upon whom the future of the Company chiefly depends, life insurance coverage equal to salary plus their STAR target up to a maximum of $5,000,000. These policies are owned by the Company. Because premium payments are returned to the Company when the benefit is paid out, we believe the annual premiums paid by the Company overstate the Company’s true cost of providing this life insurance benefit. Accordingly, the amounts shown in the table are an average based on Internal Revenue Service tables used to value the term cost of such coverage for calendar year 2016 and calendar year 2017, which reflect what it would cost the executive to obtain the same coverage in a term life insurance policy. The average of the two calendar years was used because fiscal year data is not available. The average of the dollar value of the premiums actually paid by the Company in calendar years 2016 and 2017 under these policies were as follows: Mr. Taylor, $89,800, Mr. Moeller, $63,492, Mr. Bishop, $50,537, Mr. Ciserani, $68,870, and Ms. Ferguson-McHugh, $63,622. This program is in addition to any other Company-provided group life insurance in which an NEO may enroll that is also available to all employees on the same basis.

iii Flexible Compensation Program Contributions are given in the form of credits to pay for coverage in a number of benefit plans including, but not limited to, medical insurance and additional life insurance. Employees may also receive unused credits as cash. Credits are earned based on PST years of service.

iv The amounts shown are for tax equalization payments made by the Company to cover incremental taxes required in connection with the NEO’s prior expatriate assignments. Mr. Ciserani’s tax equalization payment of $974,033 resulted from his current assignment in Switzerland. In addition, the Company provides assistance to certain employees, including NEOs, related to expenses incurred in connection with expatriate assignments and Company-required relocations. Mr. Ciserani’s payment for expatriate assignment expenses resulted from his current assignment in Switzerland, which included a housing allowance and related support of $127,131; cost of living adjustments of $63,115; a transportation allowance of $12,194; and relocation-related expenses of $15,114. Expenses were paid in Swiss francs and converted to U.S. dollars using a Bloomberg monthly spot rate representing the average of the buy and sell rates for the month.

v In addition, all NEOs are entitled to the following personal benefits: financial counseling (including tax preparation), an annual physical examination, occasional use of a Company car, secure workplace parking, and home security and monitoring. The costs associated with Mr. Taylor’s use of a Company car were $20,982. While Company aircraft is generally used for Company business only, the CEO is required to use Company aircraft for all air travel, including travel to outside board meetings and personal travel, pursuant to the Company’s executive security program established by the Board of Directors. While traveling on Company aircraft, the CEO and Chairman of the Board may bring a limited number of guests (spouse, family member, or similar guest) to accompany him. The aggregate incremental aircraft usage costs associated with Mr. Taylor’s personal use of the Company aircraft during FY 2016-17 were $94,640. Ms. Ferguson-McHugh and Messrs. Moeller, Bishop, Ciserani are permitted to use the Company aircraft for travel to outside board meetings and, if the Company aircraft is already scheduled for business purposes and can accommodate additional passengers, may use it for personal travel and guest accompaniment. The aggregate incremental aircraft usage costs associated with Mr. Moeller’s personal use of the Company aircraft were $5,440. The costs associated with Ms. Ferguson-McHugh’s use of the Company aircraft to travel to outside board meetings was $14,800. None of the other NEOs used the Company aircraft for these purposes in FY 2016-17. The incremental costs to the Company for these benefits, other than use of Company aircraft, are the actual costs or charges incurred by the Company for the benefits. The incremental cost to the Company for use of the Company aircraft is calculated by using an hourly rate for each flight hour. The hourly rate is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. For any flights that involved mixed personal and business usage, any personal usage hours that exceed the business usage are utilized to determine the incremental cost to the Company.

vi This total does not reflect a charitable donation of $10,000 made by the Company to the Children’s Safe Drinking Water Program on behalf of the Company’s Global Leadership Council, of which each NEO is a member. This donation was funded from general corporate assets, and the NEOs derived no financial benefits from this donation because this charitable deduction accrues solely to the Company.

Grants of Plan-Based Awards

The following table and footnotes provide information regarding grants of equity under Company plans made to the NEOs during FY 2016-17.

Grants of Plan-Based Awards
Name/Plan Name	Grant Date[1]	Compensation & Leadership Development Committee Action Date				All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[2] ($ per share)	Grant Date Fair Value of Stock and Option Awards[3] ($)

			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold (#)	Target (#)	Maximum (#)
David Taylor
LTIP Options[4]	02/28/2017	02/14/2017					280,899	91.07	3,000,001
LTIP RSUs[5]	02/28/2017	02/14/2017				32,942			3,000,028
PSUs[6]	02/28/2017	02/14/2017	0	65,884	131,768				6,000,056
PST Restoration RSUs[7]	08/04/2016	06/14/2016				2,741			226,845
STAR Stock Options[8]	09/15/2016	08/09/2016					126,874	88.06	1,108,879
Jon R. Moeller
LTIP Options[4]	02/28/2017	02/14/2017					190,034	91.07	2,029,563
LTIP RSUs[5]	02/28/2017	02/14/2017				7,429			676,559
PSUs[6]	02/28/2017	02/14/2017	0	29,715	59,430				2,706,145
PST Restoration RSUs[7]	08/04/2016	06/14/2016				1,664			137,713
Steven D. Bishop
LTIP Options[4]	02/28/2017	02/14/2017					132,725	91.07	1,417,503
PSUs[6]	02/28/2017	02/14/2017	0	15,565	31,130				1,417,505
PST Restoration RSUs[7]	08/04/2016	06/14/2016				1,292			106,926
Giovanni Ciserani
LTIP Options[4]	02/28/2017	02/14/2017					211,143	91.07	2,255,007
PSUs[6]	02/28/2017	02/14/2017	0	24,762	49,524				2,255,075
IRP RSUs[9]	08/04/2016	06/14/2016				2,055			170,072
Mary Lynn Ferguson-McHugh
LTIP Options[4]	02/28/2017	02/14/2017					70,693	91.07	755,001
LTIP RSUs[5]	02/28/2017	02/14/2017				8,291			755,061
PSUs[6]	02/28/2017	02/14/2017	0	16,581	33,162				1,510,032
PST Restoration RSUs[7]	08/04/2016	06/14/2016				1,269			105,022

1 Grant dates for equity awards are consistent from year to year, as described on pages 40 of this proxy statement.

2 The options granted were awarded using the closing price of the Company stock on the date of the grant.

3 This column reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718. For stock awards, the actual amount paid will be based on the stock price on the delivery date. For options, the actual amount paid will be determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

4 These options are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will become exercisable on February 28, 2020, and expire on February 26, 2027.

5 These units are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will deliver in shares on February 28, 2020. These units accumulate dividend equivalents at the same rate as dividends paid on common stock.

6 For awards granted under the Performance Stock Program, see page 37 of the Compensation Discussion & Analysis for applicable performance measures. These units are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will deliver in shares in August 2019 unless elected otherwise by the NEO, subject to applicable tax rules and regulations. These units accumulate dividend equivalents at the same rate as dividends paid on common stock.

7 For awards granted under the PST Restoration Program, dividend equivalents are earned at the same rate as dividends paid on common stock. These units will deliver in shares one year following retirement unless elected otherwise by the NEO, subject to applicable tax rules and regulations.

8 These options are nonforfeitable, and will become exercisable on September 15, 2019, and expire on September 15, 2026.

9 For awards granted under the IRP, dividend equivalents are earned at the same rate as dividends paid on common stock. These units will deliver in shares one year following retirement unless elected otherwise by the NEO, subject to applicable tax rules and regulations.

Outstanding Equity at Fiscal Year End

The following table and footnotes provide information regarding unexercised stock options and stock awards that have not yet vested as of the end of FY 2016-17.

Outstanding Equity at Fiscal Year-End Table
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
David Taylor	02/26/2010	33,113		63.2800	02/26/2020
	02/28/2011	98,335		63.0500	02/28/2021
	09/15/2011	16,338		62.7800	09/15/2021
	02/29/2012	103,673		67.5200	02/28/2022
	09/14/2012	43,045		69.1600	09/14/2022
	02/28/2013	108,297		76.1800	02/28/2023
	09/13/2013	74,520		79.0500	09/13/2023
	02/28/2014	116,960		78.6600	02/28/2024
	09/15/2014		65,054	83.8700	09/15/2024
	02/27/2015		176,202	85.1300	02/27/2025
	09/15/2015		68,275	69.4500	09/15/2025
	02/29/2016		205,095	80.2900	02/27/2026
	02/29/2016								76,113	6,633,248	(3)
	09/15/2016		126,874	88.0600	09/15/2026
	02/28/2017		280,899	91.0700	02/26/2027
	02/28/2017								66,409	5,787,544	(4)
Jon R. Moeller	02/26/2010	82,965		63.2800	02/26/2020
	02/28/2011	107,058		63.0500	02/28/2021
	02/29/2012	122,187		67.5200	02/28/2022
	02/28/2013	127,987		76.1800	02/28/2023
	02/28/2013					8,533	743,651
	08/13/2013					6,123	533,619
	02/28/2014	130,626		78.6600	02/28/2024
	02/28/2014					8,709	758,989
	02/27/2015		132,151	85.1300	02/27/2025
	02/27/2015					8,811	767,879
	06/09/2015					12,675	1,104,626
	02/29/2016		150,393	80.2900	02/27/2026
	02/29/2016					10,027	873,853	(1)
	02/29/2016								37,241	3,245,553	(3)
	02/28/2017		190,034	91.0700	02/26/2027
	02/28/2017					7,488	652,579	(2)
	02/28/2017								29,952	2,610,317	(4)

Outstanding Equity at Fiscal Year-End Table
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
Steven D. Bishop	02/26/2010	41,088		63.2800	02/26/2020
	02/28/2011	55,512		63.0500	02/28/2021
	02/29/2012	62,945		67.5200	02/28/2022
	02/28/2013	98,452		76.1800	02/28/2023
	05/01/2013					6,495	566,039
	02/28/2014	99,797		78.6600	02/28/2024
	09/15/2014		22,336	83.8700	09/15/2024
	02/27/2015		96,324	85.1300	02/27/2025
	09/15/2015		47,777	69.4500	09/15/2025
	02/29/2016		54,802	80.2900	02/27/2026
	02/29/2016					10,961	955,251	(2)
	02/29/2016								20,426	1,780,126	(3)
	02/28/2017		132,725	91.0700	02/26/2027
	02/28/2017								15,689	1,367,296	(4)
Giovanni Ciserani	02/27/2009	57,090		48.1700	02/27/2019
	02/26/2010	43,363		63.2800	02/26/2020
	02/28/2011	95,163		63.0500	02/28/2021
	02/29/2012	103,673		67.5200	02/28/2022
	02/28/2013	105,015		76.1800	02/28/2023
	02/28/2014	116,960		78.6600	02/28/2024
	02/27/2015		136,850	85.1300	02/27/2025
	06/09/2015					25,349	2,209,165
	02/29/2016		156,932	80.2900	02/27/2026
	02/29/2016								29,020	2,529,093	(3)
	02/28/2017		211,143	91.0700	02/26/2027
	02/28/2017								24,959	2,175,177	(4)
Mary Lynn Ferguson-McHugh	02/27/2009	25,900		48.1700	02/27/2019
	02/26/2010	55,310		63.2800	02/26/2020
	02/28/2011	67,407		63.0500	02/28/2021
	02/29/2012	37,027		67.5200	02/28/2022
	02/28/2013	39,381		76.1800	02/28/2023
	02/28/2014	49,899		78.6600	02/28/2024
	11/03/2014					11,446	997,519
	02/27/2015		48,162	85.1300	02/27/2025
	02/29/2016		54,802	80.2900	02/27/2026
	02/29/2016								20,426	1,780,126	(3)
	02/28/2017		70,693	91.0700	02/26/2027
	02/28/2017								16,713	1,456,538	(4)

1 The following provides details regarding the vesting date for each of the option grants included in the table. The Vest Date indicates the date the options become exercisable.

Option Awards
Grant Date	Vest Date	Grant Date	Vest Date
02/27/2009	02/27/2012	02/28/2014	02/28/2017
02/26/2010	02/26/2013	09/15/2014	09/15/2017
02/28/2011	02/28/2014	02/27/2015	02/27/2018
09/15/2011	09/15/2014	09/15/2015	09/15/2018
02/29/2012	02/28/2015	02/29/2016	02/28/2019
09/14/2012	09/14/2015	09/15/2016	09/15/2019
02/28/2013	02/28/2016	02/28/2017	02/28/2020
09/13/2013	09/13/2016

2 The following provides details regarding the vesting date for RSU and PSU holdings included in the table. The Vest Date for RSUs indicates the date such units become nonforfeitable. The Vest Date for PSUs indicates the date the award is earned. The PSU awards are delivered in shares in August following the date the award is earned.

Stock Awards
	Award Type	Grant Date	Vest Date
	Key Manager RSUs	02/28/2013	02/28/2018
	Key Manager RSUs	02/28/2014	02/28/2019
	Key Manager RSUs	02/27/2015	02/27/2020
(1)	Key Manager RSUs	02/29/2016	02/26/2021
(2)	LTIP RSUs	02/28/2017	02/28/2020
(3)	PSP PSUs	02/29/2016	06/30/2018
(4)	PSP PSUs	02/28/2017	06/30/2019
	Special Equity RSUs	05/01/2013	50% 05/01/2016, 50% 05/01/2018
	Special Equity RSUs	08/13/2013	50% 08/13/2016, 50% 08/13/2018
	Special Equity RSUs	11/03/2014	50% 11/03/2017, 50% 11/03/2019
	Special Equity RSUs	06/09/2015	06/09/2018

3 The Market Value of PSUs or RSUs that have not vested was determined by multiplying the closing market price of Company stock on June 30, 2017 ($87.15) by the number of PSUs or RSUs, respectively.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock option exercises and stock vesting during FY 2016-17 for the NEOs.

Option Exercises and Stock Vested
	Option Awards			Stock Awards

Name	Option Grant Date	Number of Shares Acquired on Exercise[1] (#)	Value Realized on Exercise[2] ($)	Stock Award Grant Date	Number of Shares Acquired on Vesting[3] (#)	Value Realized on Vesting[4] ($)
David Taylor[5]	02/29/2008	49,865	969,356
	02/27/2009	72,660	2,808,152
	02/26/2010	38,000	960,233
				02/28/2015	12,736	1,109,942
				08/04/2016	2,741	236,165
				02/28/2017	33,205	2,896,804
Jon R. Moeller	02/28/2007	58,720	1,318,241
	02/29/2008	56,709	1,120,547
	02/27/2009	97,572	3,685,255
				02/29/2012	8,146	742,809
				08/13/2013	6,123	533,185
				02/28/2015	12,782	1,113,951
				08/04/2016	1,664	143,370
Steven D. Bishop	02/29/2008	33,243	680,049
	02/27/2009	47,748	1,853,152
				02/28/2015	6,964	606,913
				08/04/2016	1,292	111,319
Giovanni Ciserani	02/28/2007	45,166	1,015,386
	02/29/2008	41,252	1,021,610
				02/28/2015	9,667	842,479
				08/04/2016	2,055	177,059
Mary Lynn Ferguson-McHugh[6]	02/29/2008	35,208	893,463
	02/27/2009	26,000	1,128,054
				02/29/2012	7,089	646,515
				02/28/2015	6,964	606,913
				08/04/2016	1,269	109,337
				02/28/2017	8,357	729,065

1 The Number of Shares Acquired on Exercise is the gross number of shares acquired.

2 The Value Realized on Exercise was determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

3 Numbers of Shares Acquired on Vesting is the gross number of shares acquired. Please see footnote 2 in the Outstanding Equity at Fiscal Year-End Table for the definition of vesting for Stock Awards.

4 Value Realized on Vesting was determined by multiplying the number of shares acquired by the actual market price obtained or, in the absence of a broker transaction, value was determined by the average of the high and low price on the vesting date. The value of PSUs was determined by multiplying the closing market price of Company stock on June 30, 2017 ($87.15) by the number of PSUs.

5 Mr. Taylor’s February 2017 LTIP RSU Grant vested June 30, 2017 because he is retirement eligible.

6 Ms. Ferguson-McHugh’s February 2017 LTIP RSU Grant vested June 30, 2017 because she is retirement eligible.

Pension Benefits

The following table and footnotes provide information regarding the Company’s pension plans for Mr. Ciserani as of the end of FY 2016-17. None of the other NEOs had any such arrangements with the Company.

Pension Benefits
Name	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit[2] ($)	Payments During Last Fiscal Year ($)
Giovanni Ciserani	The Procter & Gamble Company Global IRA	20 years, 4 months	2,781,000	0

1 Numbers in this column are computed as of the same pension plan measurement date used for financial statement reporting purposes for the Company’s audited financial statements as found in Note 8 to the Consolidated Financial Statements contained in the Company’s 2017 Annual Report on Form 10-K.

2 The following provides the assumptions used in each plan to calculate present value:

Assumptions	Global IRA
Retirement Age	60
Discount Rate	3.69%
Salary Increase Rate	4.75%
Social Security Increase Rate	2.00% (Italy)
Pension Increase Rate	N/A
Pre-Retirement Decrements	None
Post-Retirement Mortality Table	RP 2014 using MP 2016 Projection Scale

The following exchange rates as of June 30, 2017, were used to calculate present value:

US$ 1.14400: Euro 1.00000

The Procter & Gamble Global International Retirement Arrangement (“Global IRA”)

The Global IRA is designed to provide retirement benefits to certain employees whose benefits are frozen under their home country pension plan(s) as a result of having been transferred away from their home country on a permanent basis. The Global IRA benefit is calculated in accordance with the following formula:

The Global IRA accounts for the differences in retirement benefits attributable to a higher salary at the time of retirement than at the time of transfer out of the home country. As such, the Global IRA is reduced on a dollar-for-dollar basis by any retirement pension benefit paid by either the Company or the government, and which was earned through the employee’s home country.

Nonqualified Deferred Compensation

The following table and footnotes provide information regarding the Company’s non-tax-qualified defined contribution and deferred compensation plans for each of the NEOs for FY 2016-17. For a complete understanding of the table and the footnotes, please read the narrative that follows the table.

Nonqualified Deferred Compensation Table
Name	Plan Name	Aggregate Balance at FYE ‘16 (6/30/16) ($)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ‘17 (6/30/17) ($)
David Taylor	Executive Deferred Compensation Plan	1,682,228	204,139			313,976		2,200,343	[2]

	Employee Stock and Incentive Compensation Plan[3]	3,473,079		2,893,788	[4]	92,463	275,019	6,184,311

	PST Restoration Program	1,789,439		226,840	[5]	267,398	19,214	2,264,463	[6]

Jon. R. Moeller	PST Restoration Program	1,234,333		137,709	[5]	86,413	11,804	1,446,651	[7]

Steven D. Bishop	PST Restoration Program	1,131,834		106,923	[5]	77,914	5,600	1,311,071	[8]

Giovanni Ciserani	International Retirement Plan	1,474,535		170,068	[9]	113,472	7,582	1,750,493	[10]

Mary Lynn Ferguson-McHugh	Employee Stock and Incentive Compensation Plan[3]	3,163,271		728,322	[11]	90,126	75,036	3,906,683

	PST Restoration Program	1,259,388		105,020	[5]	85,514	8,874	1,441,048

1 Because none of the amounts included in this column are above-market earnings under SEC reporting rules, they are not reflected in the Summary Compensation Table.

2 Total includes $147,834 previously reported in Summary Compensation Tables for prior years.

3 Amounts shown include awards granted under the terms of either The Procter & Gamble 2009 Plan or The 2014 Plan, depending on which plan was in effect at the time the NEO elected to defer the award.

4 Total reflects the 2017 LTIP Stock Grant which became nonforfeitable on June 30, 2017 because Mr. Taylor is retirement eligible. This award is also reported in the Summary Compensation Table found on page 42 of this proxy statement.

5 Total reflects registrant contributions in the form of RSUs pursuant to the PST Restoration Program, 100% of which are also reported in the Stock Awards column on the Summary Compensation Table found on page 42 of this proxy statement.

6 Total includes $273,666 previously reported in Summary Compensation Tables for prior years.

7 Total includes $757,255 previously reported in Summary Compensation Tables for prior years.

8 Total includes $100,317 previously reported in Summary Compensation Tables for prior years.

9 Total reflects registrant contributions in the form of RSUs pursuant to the International Retirement Plan, 100% of which are also reported in the Stock Awards column on the Summary Compensation Table found on page 42 of this proxy statement.

10 Total includes $464,645 previously reported in Summary Compensation Tables for prior years.

11 Total reflects the 2017 LTIP Stock Grant which became nonforfeitable on June 30, 2017 because Ms. Ferguson-McHugh is retirement eligible. This award is also reported in the Summary Compensation Table found on page 42 of this proxy statement.

The NEOs are eligible to participate in EDCP. Under EDCP, a participant may defer up to 75% of base salary (an increase from 50% in prior years) and up to 100% of the STAR award. Amounts may be deferred for a minimum of one year or until termination of employment. Payments that commence upon retirement, death, or disability may be taken in a lump sum or installments (over a maximum period of ten years). All other payments under the plan are paid as a lump sum.

Amounts deferred under EDCP are credited with market earnings based on the same fund choices available to all employees under The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, one of the Company’s tax-qualified plans, with the exception of P&G stock, which is not offered as an investment option in the EDCP. Participants may change fund choices on a daily basis.

LTIP Stock Grants made in the form of RSUs that vest prior to delivery due to the NEO being retirement eligible are included in the aggregate balance as deferred compensation awards under an employee stock and incentive compensation plan. Participants may also defer delivery of incentive awards earned under the PSP program and its predecessors, including the Business Growth Program, which terminated on June 30, 2010, by electing to receive RSUs with deferred delivery. The RSUs are governed by the employee stock and incentive compensation plan that was in effect at the time the award was granted. Similarly, other special equity awards that were deferred by an NEO are included in the aggregate balance for amounts deferred under an employee stock and incentive compensation plan.

As described on page 38 of this proxy statement, federal tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans like the PST. To account for these limitations, the Company utilizes the PST Restoration Program to make an additional annual contribution in the form of RSUs.

Similar to the PST, these RSUs become non-forfeitable once an executive has at least five years of service. The default form of payment is a lump sum distribution one year after retirement, or the executive can elect to defer the lump sum to six or eleven years after retirement or to commence ten annual installments at six or eleven years after retirement. Generally, executives have until retirement to change a previous deferral election, with any such deferral elections or changes to deferral elections made in compliance with Section 409A of the Internal Revenue Code. These RSUs earn dividend equivalents at the same rate as dividends on Common Stock and are accrued in the form of additional RSUs each quarter and credited to the executive’s holdings. The value of each RSU may increase or decrease over time as the value is tied to the price of the Common Stock. Finally, NEOs may convert certain of their PST Restoration Program RSUs into notional cash with the same investment choices as those available under the EDCP.

The Company’s IRP is designed to provide retirement benefits for employees whose participation in retirement plans in their home countries has been suspended because they are on assignments outside of that country. Under the IRP, the Company makes an annual contribution for each participant equal to the contribution that would have been made under the participant’s home country retirement plan had the participant remained in that country and eligible to participate in that plan.

Historically, Company contributions to IRP were placed into one of several investment vehicles available within the IRP, at each participant’s election. Participants in the U.S. receive their contributions in RSUs. These contributions vest according to the terms and conditions of the participant’s home country retirement plan. Upon retirement from the Company, participants must elect to receive distributions from the IRP Trust in one of four ways: (1) fixed-income annuity, (2) variable annuity, (3) lump sum, or (4) annual installments (over a maximum of 15 years).

Amounts the NEOs defer under any of the above-mentioned plans that are scheduled to be paid after termination of employment must be held by the Company for a minimum of six months in order to comply with Section 409A of the Internal Revenue Code.

Payments upon Termination or Change in Control

The Company does not have any employment contracts with its NEOs that require severance payments upon termination of their employment. The only situation in which a separation allowance may be paid is if an employee is encouraged to separate from the Company. Certain elements of compensation are, however, treated differently depending upon the specific circumstances of an NEO’s separation.

Key Compensation Programs

The following table describes the general treatment of compensation under the Company’s key programs under various separation scenarios for all Company employees, including the NEOs.

Compensation Element	Voluntary Separation or Termination for Cause	Company Encouraged Separation	Retirement or Disability	Change in Control	Death
Separation Allowance	None	Company has discretion to pay up to 1 times salary.	None	None	None
STAR	No acceleration of awards. Eligible for award only if worked the entire year.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Pro-rated payment based on time worked.
LTIP Stock Grant	All outstanding awards forfeited at separation.	No acceleration of option vesting or RSU delivery. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	No acceleration of option vesting or RSU delivery. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	Vesting accelerated for awards granted under the 2001 plan. For awards granted under the 2009 and 2014 plan, vesting only accelerated if awards not assumed, unless termination without cause or resignation with “good reason.”	Vesting accelerated for all awards.
PSP Grant	All outstanding awards forfeited at separation.	No acceleration of payment. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	No acceleration of payment. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	Awards paid out at target at time of the Change in Control.	No acceleration of payment. All awards are retained subject to original terms.
Special Equity Awards	Unvested awards are forfeited at separation.	Unvested awards are forfeited at separation unless otherwise specified by the CHRO as authorized by the C&LD Committee.	Unvested awards are forfeited at separation unless otherwise specified by the CHRO as authorized by the C&LD Committee.	Vesting accelerated and award paid at time of the Change in Control if awards not assumed, unless termination without cause or resignation with “good reason.”	Vesting accelerated and award paid at time of death.

All equity awards listed above are governed by the employee stock plan under which the award was granted. The scenarios described above assume that former employees comply with the terms and conditions of the applicable employee stock plan, including compliance with the Company’s Purpose, Values and Principles and restrictions on competing with the Company following termination of employment. Failure to comply with either of these provisions can result in forfeiture and/or cancellation of outstanding equity awards.

Retirement Plans and Other Deferred Compensation

The retirement plans in which the NEOs participate do not discriminate in scope, terms, or operation for NEOs versus all other participants. All NEOs who participate are fully vested in PST and will retain all shares upon termination of employment regardless of reason. Mr. Ciserani is fully vested in the IRP. PST Restoration and IRP RSUs vest at the NEO’s fifth anniversary date. All NEOs are beyond their fifth anniversary date.

Salary and STAR bonuses deferred under EDCP, have been earned and therefore are retained upon termination for any reason. Similarly, amounts deferred under the Business Growth Program and PSP have been earned and are retained upon termination for any reason. Vested amounts related to deferred compensation plans are not included in the following table because they are reported in the Nonqualified Deferred Compensation Table on page 50 of this proxy statement.

Executive Benefits

•	Executive Group Life Insurance—Benefits are retained if employee is eligible for early retirement.

•	Financial Counseling—Employee may use the remaining balance until the end of the current calendar year for reimbursable charges under the program.

•	Unused Vacation—Employee is entitled to lump sum payment equal to value of accrued, but unused, vacation days.

•	Other Programs—In most cases, participation ends on the last day worked, unless otherwise agreed to by the C&LD Committee.

Expatriate and Relocation Program

If an employee’s expatriate assignment terminates for any reason, the Company would pay for relocation to the home country and would cover future taxes due related to the expatriate assignment.

Estimated Post-Employment Treatment of Compensation and Benefits

The following table and footnotes quantify the treatment of compensation or value of benefits that each NEO would receive under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company. The amounts shown assume the event that triggered the treatment occurred on June 30, 2017.

Payments upon Termination or Change in Control
Name	Voluntary Separation or Termination for Cause ($)	Company Encouraged Separation ($)	Retirement or Disability ($)	Change in Control ($)	Death ($)
David Taylor
Salary	0	1,600,000	0	0	0
STAR[1]	0	0	0	0	1,421,845
Long-Term Incentive Program[2]	0	1,762,880	1,762,880	1,762,880	1,762,880
PSP[3]	0	12,420,880	12,420,880	12,420,880	12,420,880
Executive Group Life Insurance	0	0	0	0	4,800,000
Jon R. Moeller
Salary	0	950,000	0	0	0
STAR[1]	0	0	0	0	0
Long-Term Incentive Program[2]	0	5,095,679	5,095,679	5,095,679	5,095,679
PSP[3]	0	5,855,870	5,855,870	5,855,870	5,855,870
Special Equity Awards[4]	0	0	0	1,638,245	1,638,245
Executive Group Life Insurance	0	0	0	0	2,090,000
Steven D. Bishop
Salary	0	840,000	0	0	0
STAR[1]	0	0	0	0	918,915
Long-Term Incentive Program[2]	0	1,525,767	1,525,767	1,525,767	1,525,767
PSP[3]	0	3,147,510	3,147,510	3,147,510	3,147,510
Special Equity Awards[4]	0	0	0	566,039	566,039
Executive Group Life Insurance	0	0	0	0	1,680,000
Giovanni Ciserani
Salary	0	900,000	0	0	0
STAR[1]	0	0	0	0	0
Long-Term Incentive Program[2]	0	1,352,991	1,352,991	1,352,991	1,352,991
PSP[3]	0	4,704,357	4,704,357	4,704,357	4,704,357
Special Equity Awards[4]	0	0	0	2,209,165	2,209,165
Executive Group Life Insurance	0	0	0	0	1,980,000
Mary Lynn Ferguson-McHugh
Salary	0	820,000	0	0	0
STAR[1]	0	0	0	0	0
Long-Term Incentive Program[2]	0	473,229	473,229	473,229	473,229
PSP[3]	0	3,236,751	3,236,751	3,236,751	3,236,751
Special Equity Awards[4]	0	0	0	997,519	997,519
Executive Group Life Insurance	0	0	0	0	1,640,000

1 STAR awards previously elected in stock options that would vest and become exercisable immediately upon death. No other amounts are included for STAR because the NEO would be entitled to the same payment whether or not separation occurred on June 30, 2017.

2 Upon voluntary separation or termination, all outstanding awards would be forfeited. While all unvested awards are retained (except for the current year grant if separation occurs before June 30) in the event of Company encouraged separation, retirement, or disability, these events do not trigger any change in the original payment terms of the awards. The amounts shown for the LTIP Stock Grant in the event of Company-encouraged separation, retirement or disability represents the value of the unexercisable stock options and undelivered RSUs as of June 30, 2017 that would be retained at separation and payout according to the original terms and timing of the grants. Awards vest and become immediately exercisable in the event of death or change in control with termination for reasons other than cause or for good reason.

3 Upon voluntary separation or termination, all outstanding awards would be forfeited. While all unvested awards are retained (except for the current year grant if separation occurs before June 30) in the event of Company-encouraged separation, retirement or disability, or death, these events do not trigger any change in the original payment terms of the awards. In the event of change in control, PSP will pay out at target on the date of the change in control. The amounts shown for the PSP grants represent the value of the unvested PSUs as of June 30, 2017 that would be retained on the triggering event and pay out according to the original terms and timing of the grants.

4 Upon voluntary separation or termination, all outstanding awards would be forfeited. In the event of Company encouraged separation, retirement or disability, the CHRO has the discretion to allow retention of the awards with delivery under the original payment terms. Awards vest and become immediately deliverable in the event of death or change in control with termination for reasons other than cause or for good reason.

Security Ownership of Management and Certain Beneficial Owners

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	154,087,387	[1]	5.80%

Common	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	177,383,781	[2]	6.62%

1 Based on information as of December 31, 2016 contained in a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has (i) sole power to vote or direct to vote with respect to 130,306,193 shares, and (ii) sole dispositive power with respect to 154,087,387 shares.

2 Based on information as of December 31, 2016 contained in a Schedule 13G/A filed with the SEC on February 13, 2017 by The Vanguard Group. The Schedule 13G indicates that The Vanguard Group has (i) sole power to vote or direct to vote with respect to 4,163,731 shares, (ii) shared voting power with respect to 491,081 shares, (iii) sole dispositive power with respect to 172,764,633 shares, and (iv) shared dispositive power with respect to 4,619,148 shares.

The following tables and footnotes provide information regarding the ownership of the Company’s Common Stock and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each NEO, and all Directors and executive officers as a group on June 30, 2017:

Common Stock Number of shares/options
	Amount and Nature of Beneficial Ownership

Name	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Percent of Class	Restricted Stock Units[5]
Steven D. Bishop	39,617	365,190	1,369	406,176	[6]	32,500
Francis S. Blake	3,081	0	0	3,081	[6]	4,522
Angela F. Braly	8,848	0	0	8,848	[6]	21,821
Amy L. Chang	0	0	0	0	[6]	0
Kenneth I. Chenault	6,700	0	0	6,700	[6]	26,908
Giovanni Ciserani	19,901	530,931	0	550,832	[6]	44,346
Scott D. Cook	33,721	0	32,616	66,337	[6]	37,429
Mary Lynn Ferguson-McHugh[7]	41,247	282,320	2,491	326,058	[6]	72,129
Terry J. Lundgren	2,657	0	530	3,187	[6]	12,683
W. James McNerney, Jr.	30,476	0	0	30,476	[6]	37,429
Jon R. Moeller[8]	65,335	682,032	8,939	756,306	[6]	87,897
David Taylor	77,446	607,449	0	684,895	[6]	76,869
Margaret C. Whitman	0	0	11,075	11,075	[6]	15,067
Patricia A. Woertz	1,660	0	0	1,660	[6]	23,615
Ernesto Zedillo	5,785	0	0	5,785	[6]	38,191
30 Directors and executive officers, as a group	646,576	6,334,259	59,982	7,040,817	[6]	954,735

1 Includes unrestricted Common Stock over which each Director or executive officer has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).

2 Common Stock allocated to personal accounts of executive officers under the Retirement Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Retirement Trust.

3 Total includes stock options that have vested or will vest within 60 days, Common Stock pursuant to the PST that will be allocated to personal accounts of executive officers within 60 days, PSP awards (as described beginning on page 35) that will deliver as Common Stock in August 2017, any Restricted Stock that will vest within 60 days, and any RSUs that will deliver as Common Stock within 60 days.

4 This column includes shares in which voting and/or investment powers are shared. It also includes shares indirectly held through family members who reside in the household of the director or officer.

5 RSUs represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have a non-forfeitable right to delivery of Common Stock on a specific date in the future. Total includes RSUs that will not deliver as Common Stock within 60 days and any PSP awards that will deliver as RSUs in August 2017. RSUs that will not deliver within 60 days of the record date are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the shares are delivered. RSUs that will deliver within 60 days are listed in the “Right to Acquire” column.

6 Less than .28% for any one Director or NEO, and for the Directors and executive officers, as a group.

7 Totals include shares indirectly held by Ms. Ferguson-McHugh through her spouse, who was previously employed by the Company.

8 Totals include shares indirectly held by Mr. Moeller through his spouse, who is also employed by the Company.

Series A ESOP Convertible Class A Preferred Stock Number of shares
	Amount and Nature of Beneficial Ownership
Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series
Steven D. Bishop	8,408	—	[2]
Francis S. Blake	0	—	—
Angela F. Braly	0	—	—
Amy L. Chang	0	—	—
Kenneth I. Chenault	0	—	—
Giovanni Ciserani	0	—	—
Scott D. Cook	0	—	—
Mary Lynn Ferguson-McHugh[3]	8,259	—	—
Terry J. Lundgren	0	—	—
W. James McNerney, Jr.	0	—	—
Jon R. Moeller[4]	13,570	—	[2]
David Taylor	12,296	—	[2]
Margaret C. Whitman	0	—	—
Patricia A. Woertz	0	—	—
Ernesto Zedillo	0	—	—
30 Directors and executive officers, as a group	113,064	—	[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599, Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		6,097,747[5]

1 Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

2 Less than .34% for any NEO, and for the Directors and executive officers, as a group; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares.

3 Total includes shares indirectly held by Ms. Ferguson-McHugh through her spouse, who was previously employed by the Company.

4 Total includes shares indirectly held by Mr. Moeller through his spouse, who is also employed by the Company.

5 Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Series B ESOP Convertible Class A Preferred Stock Number of shares
Amount and Nature of Beneficial Ownership
Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series
Steven D. Bishop	—	—	—
Francis S. Blake	—	—	—
Angela F. Braly	—	—	—
Amy L. Chang	—	—	—
Kenneth I. Chenault	—	—	—
Giovanni Ciserani	—	—	—
Scott D. Cook	—	—	—
Mary Lynn Ferguson-McHugh[3]	165	—	—
Terry J. Lundgren	—	—	—
W. James McNerney, Jr.	—	—	—
Jon R. Moeller	—	—	—
David Taylor	181	—	[2]
Margaret C. Whitman	—	—	—
Patricia A. Woertz	—	—	—
Ernesto Zedillo	—	—	—
30 Directors and executive officers, as a group	1,313		[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599, Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		31,124,695[4]

1 Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

2 Less than .0004% for any NEO, and for the Directors and executive officers, as a group; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares.

3 Total includes shares indirectly held by Ms. Ferguson-McHugh through her spouse, who was previously employed by the Company.

4 Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of, and transactions in, Company stock by executive officers and Directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934. As a practical matter, the Company assists its Directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. All Directors and officers complied with these requirements during the past fiscal year.

Report of the Audit Committee

Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the NYSE listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that Ms. Woertz and Mr. Chenault meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate. See page 18 for further detail on Audit Committee composition.

As noted previously in the proxy statement, the Committee’s work is guided by a charter, which can be found in the corporate governance section of the Company’s website at www.pg.com. The Audit Committee has the responsibilities set forth in its charter with respect to:

•	Accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management;
•	Quality and integrity of the Company’s financial statements;
•	Company’s compliance with legal and regulatory requirements;
•	Company’s overall risk management profile;
•	Independent registered public accounting firm’s qualifications and independence;
•	Performance of the Company’s internal audit function and the independent registered public accounting firm;
•	Performance of the Company’s ethics and compliance function;
•	Preparing this annual Report of the Audit Committee to be included in the Company’s proxy statement.

Management has the Company’s primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended June 30, 2017, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

In its role of financial reporting oversight, the Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the year ended June 30, 2017, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In this context, the Committee met 8 times (including telephone meetings to discuss quarterly results) during the fiscal year ended June 30, 2017. The Committee has reviewed with Deloitte & Touche LLP matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between Deloitte & Touche LLP and management. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the NYSE listing standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on financial statement review and evaluation. A copy of this pre-approval process is attached to this proxy statement as Exhibit B.

Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended June 30, 2017 be included in our Annual Report on Form 10-K for

2017 and selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2018. This report is provided by the following independent Directors, who constitute the Committee:

Patricia A. Woertz, Chair

Frank S. Blake

Angela F. Braly

Amy L. Chang

Kenneth I. Chenault

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2017. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

Pursuant to rules of the SEC, the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”), are disclosed in the table below:

Fees Paid to Deloitte

(Dollars in Thousands)

	FY 2015-16	FY 2016-17
Audit Fees	$30,937	$30,375
Audit-Related Fees	6,077	3,421
Tax Fees	194	384

Subtotal	37,208	34,180
All Other Fees	1,048	584

Deloitte Total Fees	$38,256	$34,764

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte as described in Exhibit B to this proxy statement. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

1)

Audit Fees—These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)

Audit-Related Fees—These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

3)

Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

4)

All Other Fees—These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover training programs, consulting, and various subscriptions and local engagements that are permissible under applicable laws and regulations including tax filings for individual employees included in the Company expatriate program.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

ITEM 1. ELECTION OF DIRECTORS See pages 9-15 of this proxy statement

ITEM 2. PROPOSAL TO RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. In order to assure continuing audit independence and objectivity, the Audit Committee will periodically consider whether there should be a rotation of the independent external audit firm. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is also involved in the selection of the external audit firm’s lead engagement partner.

The Audit Committee selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending June 30, 2018. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended June 30, 2017. The members of the Audit Committee and Board believe that the retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interest of the Company and its shareholders. In the course of these reviews, the Audit Committee considers, among other things: external auditor capability, effectiveness and efficiency of audit services, results from periodic management and Audit Committee performance assessments, and appropriateness of fees in the context of audit scope. The Committee also reviews and approves non-audit fees.

Deloitte & Touche LLP representatives are expected to attend the 2017 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by the Company’s Code of Regulations, the By Laws of the Board of Directors, or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. The Board will take into consideration the shareholder vote, but the Audit Committee, in its discretion, may retain Deloitte & Touche LLP or select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR the following proposal:

RESOLVED, That action by the Audit Committee appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2018 is hereby ratified, confirmed, and approved.

ITEM 3. PROPOSAL FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote.

Our executive compensation program pays for performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other multinational corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders. In 2016, shareholders approved the compensation paid to the NEOs with a FOR vote of 94.4%.

Our Compensation Discussion & Analysis, which begins on page 28 of this proxy statement, describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•	Consistent with our pay-for-performance philosophy, about 84% of our total NEO compensation is tied to Company performance;

•	Multiple performance metrics are utilized to discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others;

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success;

•	Equity plans prohibit re-pricing and backdating of stock options;

•

Clawback policies allow recovery of certain compensation payments and proceeds from stock transactions from executives in the event of a significant restatement of financial results for any reason or for a violation of certain stock plan provisions;

•	We do not grant time-based equity awards that vest immediately solely on account of a change in control;

•	We do not execute employment agreements with executives that contain special severance payments such as golden parachutes;

•	We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

•	We do not provide special executive retirement programs.

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent basis.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

The Board of Directors recommends that you vote FOR the following resolution:

RESOLVED, That the compensation paid to the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.

ITEM 4. PROPOSAL FOR AN ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE (THE SAY ON FREQUENCY VOTE)

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are also providing our shareholders the opportunity to cast a non-binding, advisory vote on whether a Say on Pay vote on the compensation of our NEOs should be held every one year, two years, or three years. This proposal is also referred to as the “Say on Frequency” vote.

Our prior Say on Frequency vote occurred in 2011, with the majority of shareholders voting to hold the advisory Say on Pay vote every year. As such, we have sought an advisory Say on Pay vote annually since 2011, and we believe that seeking an advisory Say on Pay vote every year remains the best choice for the Company and its shareholders at the present time. Our recommendation for a vote of every “1 YEAR” is indicative of the strong belief that we have in our executive compensation programs and their effectiveness.

Shareholders may cast a vote on the preferred frequency by selecting the option of one year, two years or three years (or abstain) when voting.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with holding future Say on Pay votes.

The Board of Directors recommends a vote of every “1 YEAR” on the following resolution:

RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s NEOs as set forth in the Company’s proxy statement should be every one year, two years, or three years.

ITEM 5. ADOPT HOLY LAND PRINCIPLES

Holy Land Principles, Inc., Capitol Hill, P.O. Box 15128, Washington, D.C. 20003-0849, owner of at least $2,000 in value of Common Stock of the Company, has given notice that it intends to present for action at the annual meeting the following resolution:

WHEREAS, PROCTER & GAMBLE has operations in Palestine/Israel;

WHEREAS, achieving a lasting peace in the Holy Land—with security for Israel and justice for Palestinians—encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Israel/Palestine.

These are:

1.

Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.

2.	Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.

3.

Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

4.	Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.

5.	Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.

6.

Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.

7.	Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.

8.	Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

The proponent believes that PROCTER & GAMBLE benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles—which are pro-Jewish, pro-Palestinian and pro-company—will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

P&G’s core company principles include treating everyone with respect, and we have global policies and practices that are already substantially consistent with the intent of the Holy Land Principles proposal. There are more than 140 nationalities represented in our global workforce, reflecting the fact that we aspire for our employees to be as diverse as the people who use our products. Additionally, we believe that a supportive environment and inclusive culture are essential to delivering strong business results, which is why Diversity & Inclusion is one of five areas of P&G’s focused Citizenship efforts, as outlined in our 2016 Citizenship Report (http://us.pg.com/2016-Citizenship-Report.html).

P&G has a strong non-discrimination policy and does not tolerate discrimination or harassment. Our global nondiscrimination policy, outlined in our Worldwide Business Conduct Manual (http://us.pg.com/who-we-are/policies-practices/world-business-conduct-manual), explicitly prohibits discrimination based on race, gender, color, religion, national origin, age, sexual orientation, disability, or other non-job-related personal characteristic. Additionally, our Human Rights Policy Statement (http://us.pg.com/sustainability/community-impact/policies-practices) is guided by the United Nations Guiding Principles for Business and Human Rights and outlines our commitment to respecting human rights for our employees, our business partners, our consumers, and our communities.

In addition to our strong internal policies and practices, P&G also supports external advocacy efforts that promote extending nondiscrimination workplace protection to all employees. For example, P&G is an inaugural member of the Human Rights Campaign’s Business Coalition for Global Workplace Fairness, a coalition committed to advancing equality for all, regardless of race, religion, gender, sexuality, age or disability.

P&G’s global policies on diversity, human rights, and equal opportunity employment are most effective when they are applied in a consistent manner throughout our global organization. Our robust global policies and practices in these areas are already substantially consistent with the intent of this proposal, and implementing a unique policy limited to a specific geographical area as requested by this proposal would duplicate our existing efforts.

Accordingly, we believe that the adoption of the principles set forth in the proposal, along with the associated reporting requirements, would impose an unnecessary administrative burden and expense on P&G, without benefiting the Company or its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

ITEM 6. REPORT ON APPLICATION OF COMPANY NON-DISCRIMINATION POLICIES IN STATES WITH PRO-DISCRIMINATION LAWS

NorthStar Asset Management, Inc. Funded Pension Plan, P.O. Box 301840, Boston, Massachusetts 02130, owner of at least $2,000 in value of Common Stock of the Company, has given notice that it intends to present for action at the annual meeting the following resolution:

WHEREAS: P&G states that “we want to be, and be recognized as, the Global Leader in Diversity & Inclusion”;

“Religious freedom bills,” which explicitly discriminate against LGBT (lesbian, gay, bisexual, transgender) individuals, have been enacted or proposed in much of the United States, including in states with P&G employees such as Mississippi, Tennessee, and North Carolina;

In 2004, P&G provided financial support to help overturn a Cincinnati ordinance which prohibited protecting LGBT individuals from discrimination. In 2014, P&G made a public statement supporting equal marriage rights just weeks after the U.S. Court of Appeals upheld bans on equal marriage. In 2015, P&G signed onto the amicus brief that urged the Supreme Court to strike down state bans on equal marriage;

However, in 2016 P&G did not speak out against “religious freedom bills” such as North Carolina’s HB2 which required transgender people to endanger themselves by using public restrooms aligned with the biological sex on their birth certificate;

In contrast, sixty-eight companies—including Apple, American Airlines, IBM, General Electric, and Morgan Stanley—filed a court brief to block HB2;

In November 2016, P&G released a pro-transgender ad entitled “Ladies Room/#StressTest,” however, in the opinion of the Proponent, a P&G official undermined the ad’s value by stating that it “was not intended to make any political statement or to support or oppose any specific legislation”;

As illustration of the value of company boycotts, North Carolina eventually repealed HB2 in attempt to eliminate the economic impact of the law;

In discussing the importance of a company vocally supporting issues that align with brand values, AdWeek explained that “nothing could be more valuable to a brand than having clarity about what they stand for.”

RESOLVED: Shareholders request that the Company issue a public report to shareholders, employees, customers, and public policy leaders, omitting confidential information and at a reasonable expense, by April 1, 2018, detailing the known and potential risks and costs to the Company caused by any enacted or proposed state policies supporting discrimination against LGBT people, and detailing strategies above and beyond litigation or legal compliance that the Company may deploy to defend the Company’s LGBT employees and their families against discrimination and harassment that is encouraged or enabled by the policies.

SUPPORTING STATEMENT: Shareholders recommend that the report evaluate risks and costs including, but not limited to, negative effects on employee hiring and retention, challenges in securing safe housing for employees, risks to employees’ LGBT children and risks to LGBT employees who need to use public facilities, and litigation risks to the Company from conflicting state and company anti-discrimination policies. Strategies evaluated should include public policy advocacy, human resources and educational strategies, and the potential to relocate operations or employees out of states with discriminatory policies (evaluating the costs to the Company and resulting economic losses to pro-discriminatory states).

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

P&G’s commitment to diversity and inclusion is unwavering. We are inclusive of all employees irrespective of race, gender, color, religion, national origin, age, sexual orientation, gender identity, gender expression, disability, or any other non-job-related personal characteristic.

As a global business leader, the Company supports workplace fairness for all employees both domestically and abroad and does not tolerate discrimination or harassment. P&G’s global nondiscrimination policy, outlined in our Worldwide Business Conduct Manual, explicitly prohibits discrimination based on an employee’s sexual orientation, gender identity, or gender expression. For four consecutive years, P&G has received a perfect score of 100 on the Human Rights Campaign’s Corporate Equality Index, which each year earns P&G the distinction of “Best Places to Work for LGBT Equality.”

In addition to strong internal policies, P&G also supports external advocacy efforts that promote extending nondiscrimination workplace protection to all LGBT employees, not just P&G employees. In the U.S., P&G recently recommitted to the Human Rights Campaign Business Coalition for the Equality Act, demonstrating our support of federal legislation that would prohibit workplace discrimination based on sexual orientation, gender identity, or gender expression. To support our LGBT employees outside the U.S., P&G became an inaugural member of the Human Rights Campaign’s Business Coalition for Global Workplace Fairness to thoughtfully engage on important LGBT workplace issues around the world and to strengthen our diverse and inclusive culture at P&G. Additionally, the Company’s LGBT employee affinity group—Gay, Ally, Bisexual, Lesbian and Transgender Employees (GABLE)—is a supportive and global P&G community, with networks around the world.

We are also proud of P&G brands’ efforts to use their advertising voice to challenge societal norms about the LGBT community. Our Secret antiperspirant brand launched an ad featuring a transgender woman in the ladies’ room – a real-life moment that is stressful and challenging, and the Vicks brand in India created advertising featuring a transgender mom. These ads have generated significant attention, helping to increase understanding and spark continued conversation about cultural norms.

The proponent requests that the Company prepare a report “detailing the known and potential risks and costs to the Company caused by any enacted or proposed state policies supporting discrimination against LGBT people.” While we fully support diversity and non-discrimination, as described above, we believe the report would not be a productive use of Company resources. The request is framed so broadly and vaguely that we believe it would be virtually impossible for the Company to fulfill it. “Enacted and proposed state policies” could include not only the laws in fifty states, but also proposed bills, legislation in committee, and the administrative policies of state governmental bodies. It is also not clear how the Company can quantify all the undefined “potential risks and costs” of the legislation described in the proposal. For example, how would the Company quantify the risk and cost of potential loss of diversity in its talent pool in states with enacted or proposed policies? We believe the Company’s efforts are better spent continuing to promote diversity and inclusion and supporting internal and external advocacy efforts.

P&G’s commitment to diversity and inclusion is clearly demonstrated by both effective action and transparency about our position and actions taken in support of it. Accordingly, the requested report is unnecessary and would not provide meaningful information to shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

ITEM 7. REPORT ON MITIGATING RISKS OF ACTIVITIES IN CONFLICT-AFFECTED AREAS

Heartland Initiative, Inc., 127 Lakewood Drive, Santa Rosa, FL 32459, owner of at least $2,000 in value of Common Stock of the Company, has given notice that it intends to present for action at the annual meeting the following resolution:

WHEREAS, P&G supports the UN Guiding Principles for Business and Human Rights (UNGPs), which call for enhanced due diligence in conducting human rights impact assessments in conflict-affected areas and respecting the standards of international humanitarian law;

WHEREAS, P&G recognizes “that it is the sovereign state’s duty to protect against human rights abuses by establishing and upholding appropriate laws and policies” and “that some states do not have adequate legal and regulatory frameworks, enforcement mechanisms, or have laws that conflict with these internationally recognized human rights,” and wherever this is the case, “P&G will always try to do the right thing by respecting human rights consistently across our global operations;”

WHEREAS, P&G expects these same commitments to be shared by its business partners and strongly encourages business partners to share these same expectations with their suppliers;

WHEREAS, Israeli law permits Israeli entities to obtain or lease land in the occupied West Bank, on land unlawfully appropriated by Israel’s military authority and turned over to the administration of Israel’s national authorities in contravention of applicable international law, and P&G sources materials produced by Avgol Nonwoven Industries in a factory located in the Israeli settlement of Barkan in the occupied West Bank;

WHEREAS, although P&G has a robust set of social responsibility commitments, the Company appears to have no specific policy or procedure in place to prevent Company practice from aligning with practices of states that are contrary to international humanitarian law;

RESOLVED: Shareholders request that P&G assess and report to shareholders, at reasonable expense and excluding proprietary or legally privileged information, on the company’s approach, above and beyond legal compliance, to mitigating the heightened ethical and business risks associated with procurement and other activities in conflict-affected areas, including situations of occupation.

The report should consider supplementing P&G’s Human Rights Policy or Sustainability Guidelines for External Business Partners with specific rules or procedures enabling the company to avoid supply chain or operational involvement in activities in conflict-affected areas that violate international humanitarian law including:

•	forced displacement of protected persons from or within occupied territory;

•	unlawful and wanton destruction and appropriation of property in occupied territory;

•	transfer of occupying power’s population into occupied territory and establishment of legal entities for their benefit.

SUPPORTING STATEMENT

The UNGPs state: “in situations of armed conflict enterprises should respect the standards of international humanitarian law.” However, the UNGPs leave it to companies to put in place implementation measures to ensure such respect. In light of the global scope of P&G’s sourcing, we believe the sourcing practice that came to our attention in the Israeli-occupied territories is indicative of an overall weakness in the Company’s implementation of its human rights standards.

We believe that it is in P&G’s best interest, advancing its reputation and human rights leadership, to establish specific implementing rules for conflict theaters where the company operates or procures materials and services.

In the company’s discretion, the report may exclude discussion of areas addressed in its conflict minerals policy.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

P&G is committed to conducting responsible operations everywhere we do business around the world. We have implemented a number of publicly available, global policies that define the behavior we expect from our organization, employees, and suppliers and address how we mitigate ethical and business risks everywhere, including conflict-affected areas. A report on the Company’s approach to mitigating ethical and business risks associated with procurement and other activities specifically within conflict-affected areas, as requested by the proposal, would be duplicative of these existing global policies and would not provide meaningful value to shareholders.

Within P&G, our Worldwide Business Conduct Manual articulates the core global standards we expect all employees to follow in our daily operations and outlines our legal and ethical responsibilities to our customers, fellow employees, suppliers, and shareholders, and to the communities where we live and work. Additionally, our Human Rights Policy Statement outlines our global commitment to respecting human rights for our employees, our business partners, our consumers, and our communities.

We also value external business partners who share our principles and promote our high standards among those with whom they do business. Our Sustainability Guidelines for External Business Partners communicate our expectations for suppliers and all external business partners on vital issues such as legal compliance, human rights, human trafficking, bribery, corruption, and child labor. We have the right to, and periodically do, conduct audits of our external business partners to assure their compliance with our supplier policies and applicable laws, and we reserve the right to discontinue any relationship should the external business partner violate such policies or laws.

Our Worldwide Business Conduct Manual is available at http://us.pg.com/who-we-are/policies-practices/world-business-conduct-manual. Our Human Rights Policy Statement and Sustainability Guidelines for External Business Partners are available at http://us.pg.com/sustainability/community-impact/policies-practices.

The Company’s current policies and practices sufficiently address the concerns outlined in the proposal as they pertain to our business. Accordingly, we believe that the proposal’s additional reporting requirements would impose an unnecessary administrative burden that is not in the best interest of the Company or its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

ITEM 8. REPEAL CERTAIN AMENDMENTS TO REGULATIONS

Trian, beneficial owner of at least $2,000 in value of Common Stock of the Company, has given notice that it intends to present for action at the annual meeting the following resolution:

RESOLVED, that each provision or amendment of the Regulations of The Procter & Gamble Company (the “Corporation”) adopted by the Board of Directors of the Corporation (and not by the Corporation’s shareholders) subsequent to April 8, 2016 and prior to the approval of this resolution be, and hereby is, repealed, effective as of the time this resolution is approved by the Corporation’s shareholders.

SUPPORTING STATEMENT

Trian states: “Pursuant to Article VIII of the Regulations, the Board has the power to alter, amend, add to or repeal the Regulations of the Company. As of the date of [Trian’s definitive] proxy statement, the Trian Group is not aware of any decision by the Board to adopt, amend or repeal any provision of the Regulations since April 8, 2016, but it is possible that the Board may have done so, or that following the date of [Trian’s definitive] proxy statement and prior to the adoption of this resolution, such an amendment could be adopted by the Board and/or become effective. Such an amendment could negatively impact the Trian Group’s ability to solicit and/or obtain proxies from shareholders of the Company or otherwise adversely affect the ability of the Company’s shareholders to vote on Proposal 1, and the Trian Group would like to ensure that the Company’s shareholders have the ability to elect our Nominee at the 2017 Annual Meeting.

Although adoption of this proposal could have the effect of repealing previously undisclosed amendments to the Regulations without considering the beneficial nature, if any, of such amendments to the shareholders, it would not repeal any such amendments that were approved by the shareholders.”

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

Trian’s proposal seeks to repeal any provisions or amendments of the Company’s Regulations adopted without shareholder approval after April 8, 2016 and prior to the Company’s 2017 Annual Meeting, without regard to the subject matter of any provisions or amendment of the Company’s Regulations in question.

No provisions or amendments to the Company’s Regulations have been adopted subsequent to April 8, 2016. While the Board does not currently expect to adopt any amendments to the Regulations prior to the Company’s 2017 annual meeting, the Board could determine prior to the annual meeting that an amendment is necessary and in the best interest of the shareholders. The Board believes that the automatic repeal of any amendment of the Company’s Regulations, irrespective of its content, duly adopted by the Board (whether with or without shareholder approval) could have the effect of repealing one or more properly adopted amendments of the Company’s Regulations that the Board determined to be in the best interests of the Company and its shareholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the Company. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable — if not impossible — for the Company to obtain shareholder approval for a necessary amendment to the Company’s Regulations within a timeframe necessary to serve the best interests of the Company and its shareholders.

As the Board is fully empowered by its corporate documents and Ohio law to alter, amend, repeal or add provisions to the Company’s Regulations in accordance with its fiduciary duties and no provision of the Company’s Regulations is expected to be impacted by this proposal, we believe this proposal represents no purpose other than to limit Board actions otherwise permitted by the Company’s governing documents and Ohio law.

The Board of Directors recommends a vote AGAINST this proposal.

Specific information on how to file notices, proposals, and/or recommendations pursuant to either SEC Rule 14-8 or the provisions in the Company’s Regulations is noted in the following sections. All notices/proposals/recommendations should be sent to:

The Procter & Gamble Company

c/o The Corporate Secretary’s Office

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

Undertaking

The Company undertakes to provide a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2017 to each shareholder of record at the close of business on August 11, 2017 at least 20 calendar days prior to October 10, 2017, the scheduled date of the 2017 annual meeting.

2018 Annual Meeting Date and Shareholder Proposals

It is anticipated that the 2018 annual meeting of shareholders will be held on Tuesday, October 9, 2018. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on April 3, 2018.

Annual Meeting Advance Notice Requirements

Our Code of Regulations requires advance notice for any business to be brought before an annual meeting of shareholders. For business to be properly brought before an annual meeting by a shareholder (other than in connection with the election of Directors, see sections entitled “Director Nominations for Inclusion in the 2018 Proxy Statement” and “Shareholder Recommendations of Board Nominees and Committee Process for Recommending Board Nominees” below; or any matter brought pursuant to SEC Rule 14a-8), the shareholder must meet the requirements set forth in our Regulations, which are publicly available at www.pg.com. A shareholder wishing to bring such business before the 2018 annual meeting must provide such notice no earlier than February 12, 2018 and no later than July 12, 2018.

If a shareholder notifies the Company of an intent to present business at the 2018 annual meeting of shareholders, and such business may be properly presented at that meeting consistent with the Company’s Code of Regulations and Amended Articles of Incorporation, the Company will have the right to exercise its discretionary voting authority with respect to such business without including information regarding such proposal in its proxy materials.

Director Nominations for Inclusion in the 2018 Proxy Statement

In 2016, our Board amended the Company’s Code of Regulations to permit a shareholder, or a group of up to 20 shareholders, who has owned at least 3% of our outstanding Common Stock for at least 3 years, to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Each eligible shareholder, or group of shareholders, may nominate candidates for Director, up to a limit of the greater of 2 or 20% of the number of Directors on the Board. Any nominee must meet the qualification standards set forth in the Corporate Governance Guidelines, as described below.

Any such notice and nomination materials must be received at the address below not less than 120 days and not more than 150 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the one-year anniversary of the 2017 annual meeting, an eligible shareholder wishing to nominate a candidate for election to the Board at the 2018 annual meeting must provide such notice no earlier than May 13, 2018 and no later than June 12, 2018. Any such notice and accompanying nomination materials must meet the requirements set forth in our Regulations, which are publicly available at www.pg.com.

Shareholder Recommendations of Board Nominees and

Committee Process for Recommending Board Nominees

The Governance & Public Responsibility Committee will consider shareholder recommendations for candidates for the Board. The minimum qualifications and preferred specific qualities and skills required for Directors are set forth in Article II, Sections B through E of the Corporate Governance Guidelines. The Committee considers all candidates using these criteria, regardless of the source of the recommendation. The Committee’s process for evaluating candidates also includes the considerations set forth in Article II, Section B of the Committee’s Charter. After initial screening for minimum qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks, and interviews with potential candidates. In addition to shareholder recommendations, the Committee also relies on recommendations from current Directors, Company personnel, and others. From time to time, the Committee may engage the services of outside search firms to help identify candidates. During the fiscal year ended June 30, 2017, the Company engaged Egon Zehnder to help identify potential candidates for the Board. All nominees for election as Directors who currently serve on the Board are known to the Committee and were recommended by the Committee to the Board as Director nominees.

Pursuant to the Company’s Regulations, a shareholder wishing to nominate a candidate for election to the Board at an annual meeting of shareholders is required to give written notice to the Secretary of the Company of his or her intention to make such nomination. The notice of nomination must be received at the Company’s principal executive offices not less than 140 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the one-year anniversary of the 2017 annual meeting, a shareholder wishing to nominate a candidate for election to the Board at the 2018 annual meeting must provide such notice no earlier than February 12, 2018, and no later than May 23, 2018.

As set forth in the Company’s Code of Regulations, the notice of nomination is required to contain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the G&PR Committee to determine if the candidate meets certain criteria. A nomination that does not comply with the requirements set forth in the Company’s Code of Regulations will not be considered for presentation at the annual meeting.

Other Matters

Unless corrections are identified, the minutes of the annual meeting of shareholders held October 11, 2016 will be approved as recorded. Any such action approving the minutes does not constitute approval or disapproval of any of the matters referenced therein.

If any matters other than those set forth in the notice should be properly presented for action at the annual meeting, the persons named in the proxy will use their discretion to take such action as they deem to be in harmony with the policies of the Company.

EXHIBIT A

Reconciliation of Non-GAAP Financial Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in this proxy statement with the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective of underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.

The non-GAAP measures provided are as follows: Organic Sales Growth; Adjusted Free Cash Flow; Adjusted Free Cash Flow Productivity; Core Operating Profit and Core Operating Profit 3 Year CAGR; Core EPS and Core EPS 3 Year CAGR. These measures are used in assessing achievement of management goals for at-risk compensation.

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

•

Incremental restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250—$500 million before tax. Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. In 2017, the company announced elements of an additional multi-year productivity and cost savings plan. These plans result in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.

•

Early debt extinguishment charges: During fiscal 2017, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt. This charge represents the difference between the reacquisition price and the par value of the debt extinguished. Management does not view this charge as indicative of the Company’s operating performance or underlying business results.

•

Venezuela deconsolidation charge: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela.

•

Charges for certain European legal matters: Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods. The Company established Legal Reserves related to these charges. Management does not view these charges as indicative of underlying business results.

•

Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results.

Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of the Venezuela deconsolidation, acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.

Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending excluding tax payments for the Pet and Beauty divestitures. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.

Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the loss on early debt extinguishment, gain on the sale of the Beauty Brands, Batteries impairments, the gain on the sale of the Batteries business and Venezuela charges. We view adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company’s long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

Core before-tax operating profit and 3-year compound annual growth rate (CAGR): Core operating profit is a measure of the Company’s operating profit adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time. Core before-tax operating profit 3-year compound annual growth rate (CAGR) is the annualized average rate of growth between specified years.

Core EPS and 3-year compound annual growth rate (CAGR): Core EPS is a measure of the Company’s diluted net earnings per share from continuing operations adjusted as indicated. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time. The tables below provide a reconciliation of diluted net earnings per share to Core EPS. Core EPS 3-year compound annual growth rate (CAGR) is the annualized average rate of growth between specified years.

Organic Sales

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
FY 2016-17	—%	2%	—%	2%

* Acquisition/Divestiture Impact also includes rounding impacts necessary to reconcile net sales to organic sales.

Free Cash Flow

	Operating Cash Flow	Capital Spending	Free Cash Flow	Tax Payment on Divestitures	Adjusted Free Cash Flow
FY 2016-17	$12,753	($ 3,384)	$ 9,369	$ 418	$ 9,787
FY 2015-16	15,435	(3,314)	12,121	$ —	12,121
FY 2014-15	14,608	(3,736)	10,872	729	11,601

Three Year Total	$42,796	($10,434)	$32,362	$1,147	$33,509

Adjusted Free Cash Flow Productivity

	Adjusted Free Cash Flow	Net Earnings	Gain on Batteries/ Beauty Sales	Debt Extinguishment, Impairment & Venezuela Charges	Net Earnings with Exclusions	Adjusted Free Cash Flow Productivity
FY 2016-17	$ 9,787	$15,411	($5,335)	$ 345	$10,421
FY 2015-16	12,121	10,604	(422)	350	10,532
FY 2014-15	11,601	7,144		4,187	11,331

Three Year Total	$33,509	$33,159	($5,757)	$4,882	$32,284	104%

Core Before-Tax Operating Profit 3 Year CAGR

FY 2016-17 As Reported	FY 2016-17	FY 2015-16
Operating Profit	$13,955	$13,441
Incremental Restructuring	399	593
Charges for European Legal Matters	0	13

Core Operating Profit	$14,354	$14,047
Percentage change vs. prior period	2.19%

FY 2015-16 As Originally Reported*	FY 2015-16	FY 2014-15
Operating Profit	$13,441	$11,049
Incremental Restructuring	593	621
Venezuela B/S Remeasurement & Devaluation Impacts	—	138
Charges for European Legal Matters	13	29
Venezuela Deconsolidation Charge	—	2,028
Rounding		(1)

Core Operating Profit	$14,047	$13,864
Percentage change vs. prior period	1.32%

* Amounts are presented as originally reported, prior to subsequent restatements related to divestiture activity subsequent to fiscal year-end.

FY 2014-15 As Originally Reported*	FY 2014-15	FY 2013-14
Operating Profit	$11,790	$14,740
Incremental Restructuring	723	426
Venezuela B/S Remeasurement & Devaluation Impacts	138	298
Charges for European Legal Matters	29	63
Venezuela Deconsolidation Charge	2,028	—

Core Operating Profit	$14,708	$15,527
Percentage change vs. prior period	-5.27%

* Amounts are presented as originally reported, prior to subsequent restatements related to divestiture activity subsequent to fiscal year-end.

3 Year CAGR	FY 2016-17	FY 2015-16	FY 2014-15
As Reported Core Operating Profit Growth Rates	2.19%	1.32%	-5.27%

Compound Annual Growth Rate	-0.6%

Core EPS

	FY 2016-17	FY 2015-16
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$3.69	$3.49
Incremental Restructuring	0.10	0.18
Early Debt Extinguishment Charges	0.13	—

Core EPS	$3.92	$3.67
Percentage change vs. prior period	7%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Core EPS 3 Year CAGR

FY 2016-17 As Reported	FY 2016-17	FY 2015-16
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$3.69	$3.49
Incremental Restructuring	0.10	0.18
Early Debt Extinguishment Charges	0.13	—

Core EPS	$3.92	$3.67
Percentage change vs. prior period	6.8%

FY 2015-16 As Originally Reported*	FY 2015-16	FY 2014-15
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$3.49	$2.84
Incremental Restructuring	0.18	0.17
Venezuela B/S Remeasurement & Devaluation Impacts	—	0.04
Charges for European Legal Matters	—	0.01
Venezuela Deconsolidation Charge	—	0.71
Rounding		-0.01

Core EPS	$3.67	$3.76
Percentage change vs. prior year Core EPS	-2.40%

* Amounts are presented as originally reported, prior to restatements related to divestiture activity subsequent to fiscal year-end.

FY 2014-15 As Originally Reported*	FY 2014-15	FY 2013-14
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$3.06	$3.86
Incremental Restructuring	0.20	0.12
Venezuela B/S Remeasurement & Devaluation Impacts	0.04	0.09
Charges for European Legal Matters	0.01	0.02
Venezuela Deconsolidation Charge	0.71	—

Core EPS	$4.02	$4.09
Percentage change vs. prior year Core EPS	-1.70%

* Amounts are presented as originally reported, prior to restatements related to divestiture activity subsequent to fiscal year-end.

3 Year CAGR	FY 2016-17	FY 2015-16	FY 2014-15
As Reported Core EPS Growth Rates	6.81%	-2.40%	-1.70%

Compound Annual Growth Rate	0.8%

EXHIBIT B

The Procter & Gamble Company Audit Committee Policies

I.	Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee (the “Committee”) has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

A.

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the coming fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee.

B.	The independent auditor will submit to the Committee for approval an audit services fee proposal with the engagement letter.

C.

For non-audit services, Company management will submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

D.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

E.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Vice President of Internal Controls will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

B-1

EXHIBIT C

Supplemental Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the Board of Directors, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the annual meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The names of our Directors and nominees are set forth below, and the principal occupations of our Directors and nominees are set forth under Item 1 of this proxy statement, titled “Election of Directors.”

Name	Business Address
Francis S. Blake	c/o The Procter & Gamble Company One Procter & Gamble Plaza Cincinnati, OH 45202
Angela F. Braly
Amy L. Chang
Kenneth I. Chenault
Scott D. Cook
Terry J. Lundgren
W. James McNerney, Jr.
David S. Taylor
Margaret C. Whitman
Patricia A. Woertz
Ernesto Zedillo

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is One Procter & Gamble Plaza, Cincinnati, OH 45202.

Name	Principal Occupation
David S. Taylor	Chief Executive Officer
Jon R. Moeller	Vice Chairman and Chief Financial Officer
Deborah P. Majoras	Chief Legal Officer and Secretary
John T. Chevalier	Vice President, Investor Relations

Information Regarding Ownership of the Company’s Securities by Participants

The number of Company securities beneficially owned by directors and named executive officers as of June 30, 2017 is set forth under the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. The number of Company securities beneficially owned as of June 30, 2017 by the Company’s other officers and employees who are “participants” is set forth below.

	Amount and Nature of Beneficial Ownership
Name	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Restricted Stock Units[5]
Deborah P. Majoras	1,634	307,844	0	309,478	52,319
John T. Chevalier	8,775	432	0	9,207	289

1 Includes unrestricted Common Stock over which each individual has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).

2 Common Stock allocated to personal accounts of individuals under the Retirement Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Retirement Trust.

3 Total includes stock options that have vested or will vest, Common Stock pursuant to the PST that will be allocated to personal accounts of executive officers, any PSP awards that will deliver as Common Stock, any Restricted Stock that will vest, and any RSUs that will deliver as Common Stock, in each case within 60 days from June 30, 2017.

4 This column includes shares in which voting and/or investment powers are shared. It also includes shares indirectly held through family members who reside in the household of the individual.

5 RSUs represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have a non-forfeitable right to delivery of Common Stock on a specific date in the future. Total includes RSUs that will not deliver as Common Stock within 60 days and any PSP awards that will deliver as RSUs in August 2017. RSUs that will not deliver within 60 days of June 30, 2017 are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the shares are delivered.

Information Regarding Transactions of the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the period from July 1, 2015 through June 30, 2017 by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Company Securities	Transaction Description
Francis S. Blake	6/13/2017	313.0000	1
	5/15/2017	35.7730	4
	3/14/2017	248.0000	1
	2/15/2017	32.9480	4
	12/13/2016	323.0000	1
	11/15/2016	35.4830	4
	10/11/2016	1,977.0000	3
	9/13/2016	316.0000	1
	8/15/2016	18.5870	4
	6/14/2016	330.0000	1
	5/16/2016	19.7760	4
	3/8/2016	271.0000	1
	2/16/2016	19.4070	4
	12/8/2015	354.0000	1
	11/16/2015	20.9710	4
	10/13/2015	2,362.0000	3
	9/8/2015	393.0000	1

Name	Transaction Date	Number of Company Securities	Transaction Description
Angela F. Braly	6/13/2017	355.0000	2
	5/15/2017	169.8180	4
	5/15/2017	70.0210	5
	3/14/2017	289.0000	2
	2/15/2017	154.2810	4
	2/15/2017	64.1500	5
	12/13/2016	367.0000	2
	11/15/2016	163.2290	4
	11/15/2016	69.3180	5
	10/11/2016	1,977.0000	3
	9/13/2016	359.0000	2
	8/15/2016	136.9770	4
	8/15/2016	27.7950	5
	6/14/2016	375.0000	2
	5/16/2016	142.6750	4
	5/16/2016	70.2540	5
	3/8/2016	317.0000	2
	2/16/2016	137.4540	4
	2/16/2016	69.1921	5
	12/8/2015	354.0000	2
	11/16/2015	145.4110	4
	11/16/2015	74.3938	5
	10/13/2015	2,362.0000	3
	9/8/2015	393.0000	2
	8/17/2015	118.9620	4
	8/17/2015	73.2794	5
Kenneth I. Chenault	6/13/2017	313.0000	2
	5/15/2017	210.3910	4
	3/14/2017	248.0000	2
	2/15/2017	191.9510	4
	12/13/2016	323.0000	2
	11/15/2016	204.1470	4
	10/11/2016	1,977.0000	3
	9/13/2016	316.0000	2
	8/15/2016	176.1000	4
	6/14/2016	330.0000	2
	5/16/2016	184.6680	4
	3/8/2016	271.0000	2
	2/16/2016	179.0370	4
	12/8/2015	354.0000	2

Name	Transaction Date	Number of Company Securities	Transaction Description
Kenneth I. Chenault	11/16/2015	190.3430	4
(cont’d.)	10/13/2015	2,362.0000	3
	9/8/2015	393.0000	2
	8/17/2015	163.1560	4
John T. Chevalier	5/24/2017	4,663.9684	7
	5/16/2017	148.7832	12
	5/15/2017	2.2850	4
	5/15/2017	0.8590	5
	2/28/2017	5,225.0000	7
	2/28/2017	5,225.0000	8
	2/28/2017	25,281.0000	6
	2/16/2017	136.8030	12
	2/15/2017	2.1040	4
	2/15/2017	0.7850	5
	2/7/2017	3,740.0000	7
	2/7/2017	3,740.0000	8
	11/16/2016	147.7420	12
	11/15/2016	2.2670	4
	11/15/2016	0.8490	5
	10/26/2016	10,252.0000	7
	10/26/2016	10,252.0000	8
	9/30/2016	174.8792	13
	9/30/2016	589.9733	12
	8/15/2016	1.6770	4
	8/15/2016	0.8070	5
	8/4/2016	5.0000	14
	8/4/2016	5.0000	16
	8/4/2016	68.4620	10
	5/17/2016	144.8526	12
	5/16/2016	1.7840	4
	5/16/2016	0.8970	5
	2/29/2016	18,360.0000	6
	2/17/2016	140.2674	12
	2/16/2016	1.7510	4
	2/16/2016	0.8830	5
	1/29/2016	13,985.0000	7
	1/29/2016	13,985.0000	8
	11/17/2015	151.1023	12
	11/16/2015	1.8940	4
	11/16/2015	0.9490	5
	9/30/2015	181.1118	13

Name	Transaction Date	Number of Company Securities	Transaction Description
John T. Chevalier (cont’d.)	9/30/2015	621.8417	12
	8/17/2015	1.3380	4
	8/17/2015	0.9350	5
	8/6/2015	5.0000	14
	8/6/2015	5.0000	16
	8/6/2015	68.4620	10
Scott D. Cook	6/13/2017	355.0000	1
	5/15/2017	296.1010	4
	5/15/2017	4.8390	5
	3/14/2017	289.0000	1
	2/15/2017	272.7130	4
	2/15/2017	4.4330	5
	12/13/2016	367.0000	1
	11/15/2016	293.6970	4
	11/15/2016	4.7900	5
	10/11/2016	1,977.0000	3
	9/13/2016	359.0000	1
	8/15/2016	263.4090	4
	8/15/2016	4.5490	5
	8/4/2016	3,760.0000	8
	6/14/2016	375.0000	1
	5/16/2016	280.2590	4
	5/16/2016	4.8680	5
	3/8/2016	317.0000	1
	2/16/2016	275.0360	4
	2/16/2016	4.7935	5
	12/8/2015	402.0000	1
	11/16/2015	297.1880	4
	11/16/2015	5.1537	5
	10/13/2015	2,362.0000	3
	9/8/2015	447.0000	1
	8/26/2015	4,030.0000	8
	8/17/2015	271.6780	4
	8/17/2015	5.0768	5
Terry J. Lundgren	6/13/2017	313.0000	2
	5/15/2017	97.8600	4
	3/14/2017	248.0000	2
	2/15/2017	88.3090	4
	12/13/2016	323.0000	2
	11/15/2016	92.5300	4
	10/11/2016	1,977.0000	3

Name	Transaction Date	Number of Company Securities	Transaction Description
Terry J. Lundgren (cont’d.)	9/13/2016	316.0000	2
	8/15/2016	70.2710	4
	6/14/2016	330.0000	2
	5/16/2016	72.0700	4
	3/8/2016	271.0000	2
	2/16/2016	68.5370	4
	12/8/2015	354.0000	2
	11/16/2015	70.9430	4
	10/13/2015	2,362.0000	3
	9/8/2015	393.0000	2
	8/17/2015	45.7180	4
Deborah P. Majoras	5/16/2017	15.6824	12
	5/15/2017	253.2560	4
	2/28/2017	7,893.0000	11
	2/28/2017	67,299.0000	6
	2/16/2017	14.4224	12
	2/15/2017	59.3550	4
	11/16/2016	15.5661	12
	11/15/2016	63.9190	4
	9/30/2016	78.5952	13
	9/30/2016	216.3787	12
	9/15/2016	26,736.0000	6
	8/26/2016	6,069.0000	7
	8/17/2016	3,028.0000	14
	8/16/2016	6,042.0000	15
	8/16/2016	46.0000	14
	8/16/2016	44.0000	14
	8/16/2016	46.0000	16
	8/16/2016	44.0000	16
	8/15/2016	52.8850	4
	8/15/2016	3,068.0000	14
	8/15/2016	6,123.0000	16
	8/4/2016	55,310.0000	7
	8/4/2016	55,310.0000	8
	8/4/2016	539.0000	10
	8/4/2016	565.0000	10
	5/17/2016	13.5133	12
	5/16/2016	56.2670	4
	2/29/2016	55,113.0000	6
	2/29/2016	11,023.0000	11
	2/17/2016	13.1047	12

Name	Transaction Date	Number of Company Securities	Transaction Description
Deborah P. Majoras (cont’d.)	2/16/2016	55.2170	4
	11/17/2015	14.1184	12
	11/16/2015	59.6650	4
	10/26/2015	3,664.0000	7
	9/30/2015	75.8188	13
	9/30/2015	211.2803	12
	9/15/2015	24,075.0000	6
	8/18/2015	2,005.0000	14
	8/18/2015	5,669.0000	15
	8/17/2015	49.8730	4
	8/6/2015	35.0000	14
	8/6/2015	36.0000	14
	8/6/2015	35.0000	16
	8/6/2015	36.0000	16
	8/6/2015	530.0000	10
	8/6/2015	550.0000	10
W. James McNerney, Jr.	6/13/2017	455.0000	1
	5/15/2017	296.1010	4
	3/14/2017	385.0000	1
	2/15/2017	272.7130	4
	12/13/2016	470.0000	1
	11/15/2016	293.6970	4
	10/11/2016	1,977.0000	3
	9/13/2016	460.0000	1
	8/15/2016	263.4090	4
	6/14/2016	480.0000	1
	5/16/2016	280.2590	4
	3/8/2016	422.0000	1
	2/16/2016	275.0360	4
	12/8/2015	515.0000	1
	11/16/2015	297.1880	4
	10/13/2015	2,362.0000	3
	9/8/2015	572.0000	1
	8/17/2015	271.6780	4
Jon R. Moeller	5/16/2017	172.2057	12
	5/15/2017	427.5100	4
	5/15/2017	32.9680	4
	2/28/2017	2,913.0000	14
	2/28/2017	498.0000	14
	2/28/2017	8,146.0000	16
	2/28/2017	1,293.0000	16

Name	Transaction Date	Number of Company Securities	Transaction Description
Jon R. Moeller (cont’d.)	2/28/2017	7,429.0000	11
	2/28/2017	816.0000	11
	2/28/2017	190,034.0000	6
	2/28/2017	20,857.0000	6
	2/16/2017	168.9484	12
	2/16/2017	158.3392	12
	2/15/2017	120.9470	4
	2/15/2017	16.3800	4
	12/21/2016	5,923.0000	9
	11/16/2016	171.0004	12
	11/16/2016	182.4579	12
	11/15/2016	130.2540	4
	11/15/2016	17.6410	4
	9/30/2016	174.8792	13
	9/30/2016	612.1997	12
	9/30/2016	174.8792	13
	9/30/2016	623.1488	12
	8/17/2016	5,854.0000	14
	8/16/2016	11,580.0000	15
	8/16/2016	137.0000	14
	8/16/2016	15.0000	14
	8/16/2016	137.0000	16
	8/16/2016	15.0000	16
	8/15/2016	3,096.0000	14
	8/15/2016	6,123.0000	16
	8/15/2016	111.8700	4
	8/15/2016	15.4830	4
	8/4/2016	1,664.0000	10
	8/4/2016	178.0000	10
	8/3/2016	213,001.0000	7
	8/3/2016	213,001.0000	8
	8/3/2016	59,590.0000	7
	8/3/2016	59,590.0000	8
	5/17/2016	168.4610	12
	5/17/2016	180.0909	12
	5/16/2016	119.0260	4
	5/16/2016	16.4770	4
	2/29/2016	2,835.0000	14
	2/29/2016	10,027.0000	11
	2/29/2016	1,708.0000	11
	2/29/2016	150,393.0000	6

Name	Transaction Date	Number of Company Securities	Transaction Description
Jon R. Moeller (cont’d.)	2/29/2016	25,607.0000	6
	2/29/2016	7,931.0000	16
	2/17/2016	163.1284	12
	2/17/2016	174.3902	12
	2/16/2016	116.8080	4
	2/16/2016	16.1700	4
	11/17/2015	175.7292	12
	11/17/2015	187.8610	12
	11/16/2015	126.2150	4
	11/16/2015	17.4720	4
	9/30/2015	181.1118	13
	9/30/2015	646.7206	12
	9/30/2015	181.1118	13
	9/30/2015	658.8687	12
	8/18/2015	4,566.0000	14
	8/18/2015	10,266.0000	15
	8/17/2015	111.7650	4
	8/17/2015	15.8140	4
	8/6/2015	98.0000	14
	8/6/2015	98.0000	16
	8/6/2015	1,515.0000	10
	8/6/2015	10.0000	14
	8/6/2015	167.0000	10
David S. Taylor	5/16/2017	321.7844	12
	5/15/2017	856.0230	4
	2/28/2017	32,942.0000	11
	2/28/2017	280,899.0000	6
	2/16/2017	297.2108	12
	2/15/2017	62.6050	4
	2/9/2017	38,000.0000	7
	2/9/2017	38,000.0000	8
	11/16/2016	320.0429	12
	11/15/2016	67.4230	4
	9/30/2016	174.8792	13
	9/30/2016	754.9721	12
	9/15/2016	126,874.0000	6
	8/17/2016	3,922.0000	14
	8/17/2016	7,827.0000	15
	8/16/2016	223.0000	14
	8/16/2016	223.0000	8
	8/15/2016	44.7510	4

Name	Transaction Date	Number of Company Securities	Transaction Description
David S. Taylor (cont’d.)	8/12/2016	50,000.0000	7
	8/12/2016	50,000.0000	8
	8/5/2016	22,660.0000	7
	8/5/2016	22,660.0000	8
	8/4/2016	2,741.0000	10
	8/3/2016	49,865.0000	7
	8/3/2016	49,865.0000	8
	7/13/2016	3,262.0000	14
	5/17/2016	319.9600	12
	5/16/2016	47.6150	4
	2/29/2016	41,019.0000	11
	2/29/2016	205,095.0000	6
	2/17/2016	310.6983	12
	2/16/2016	46.7270	4
	2/9/2016	33,671.0000	7
	2/9/2016	39,377.0000	8
	11/17/2015	329.7997	12
	11/16/2015	50.4890	4
	9/30/2015	181.1118	13
	9/30/2015	793.8938	12
	9/15/2015	68,275.0000	6
	8/18/2015	2,236.0000	14
	8/18/2015	6,428.0000	15
	8/17/2015	35.1740	4
	8/6/2015	99.0000	14
	8/6/2015	99.0000	8
	8/6/2015	1,758.0000	10
Margaret C. Whitman	5/15/2017	119.1980	4
	2/15/2017	109.7840	4
	11/15/2016	118.2310	4
	10/11/2016	1,977.0000	3
	8/15/2016	97.0450	4
	5/16/2016	103.2510	4
	2/16/2016	101.3270	4
	11/16/2015	109.4890	4
	10/13/2015	2,362.0000	3
	8/17/2015	87.0630	4
Patricia A. Woertz	5/15/2017	186.8180	4
	2/15/2017	172.0620	4
	11/15/2016	185.3010	4
	10/11/2016	1,977.0000	3

Name	Transaction Date	Number of Company Securities	Transaction Description
Patricia A. Woertz (cont’d.)	8/15/2016	160.6370	4
	5/16/2016	170.9110	4
	2/16/2016	167.7260	4
	11/16/2015	181.2360	4
	10/13/2015	2,362.0000	3
	8/17/2015	157.6310	4
Ernesto Zedillo	5/15/2017	302.1320	4
	2/15/2017	278.2690	4
	11/15/2016	299.6800	4
	10/11/2016	1,977.0000	3
	8/15/2016	269.0820	4
	8/11/2016	3,760.0000	8
	8/11/2016	3,760.0000	7
	5/16/2016	286.2940	4
	2/16/2016	280.9600	4
	12/8/2015	177.0000	2
	11/16/2015	181.2360	4
	10/13/2015	2,362.0000	3
	9/8/2015	197.0000	2
	8/17/2015	274.7210	4

Transaction Descriptions

1	Grant of unrestricted stock for Director retainer
2	Grant of RSUs for Director retainer
3	Grant of RSUs for annual Director grant
4	Grant of dividend equivalents on RSUs
5	Shares acquired through Company’s dividend reinvestment program
6	Grant of non-statutory stock options
7	Open market sale
8	Exercise of non-statutory stock options
9	Gift of shares
10	Grant of RSUs under retirement program
11	Grant of RSUs under LTIP or Key Manager Stock Grant
12	Shares acquired through PST dividend reinvestment and/or Company’s annual PST contribution

13	Grant of preferred shares in PST
14	Shares withheld or sold for taxes or costs
15	Shares issued upon settlement of PSUs
16	Shares issued upon settlement of RSUs

Miscellaneous Information Regarding Participants

Except as described in this Exhibit C or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since July 1, 2016 or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Exhibit C or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Exhibit C or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Exhibit C or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since July 1, 2016 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Exhibit C or in this proxy statement, and excluding any Director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

The Procter & Gamble Company General Offices

For information about available parking, go to http://www.downtowncincinnati.com/exploring-downtown/downtown-cincinnati-parking

THE PROCTER & GAMBLE COMPANY

BLUE PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

THE PROCTER & GAMBLE COMPANY C/O CORPORATE SECRETARY P.O. BOX 5572 CINCINNATI, OH 45201-5572	VOTE BY INTERNET	WWW.FCRVOTE.COM/PG
Use the Internet to transmit your voting instructions promptly. Have your proxy card in hand when you access the website and follow the instructions on the website. You will be required to provide the unique Control Number printed below.
OR
	VOTE BY TELEPHONE	1-866-859-2051
Use any touch-tone telephone to transmit your voting instructions promptly. Have your proxy card in hand when you call and follow the instructions the vote voice provides you. You will be required to provide the unique Control Number printed below.
OR
VOTE BY MAIL
Mark, sign, and date this BLUE PROXY CARD and return it in the postage-paid envelope we have provided, or return it to: The Procter & Gamble Company, c/o First Coast Results, Inc., PO Box 3672, Ponte Vedra Beach, FL 32004-9911

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

YOUR CONTROL NUMBER FOR VOTING THE BLUE PROXY ONLINE	CONTROL NUMBER:

      If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

Vote on Directors:	The Procter & Gamble Company			BLUE PROXY CARD
The P&G Board of Directors recommends a vote FOR ALL of the following Director Nominees:
1. Elect 11 Director Nominees

(01) Francis S. Blake, (02) Angela F. Braly, (03) Amy L. Chang, (04) Kenneth I. Chenault, (05) Scott D. Cook, (06) Terry J. Lundgren,

(07) W. James McNerney, Jr., (08) David S. Taylor, (09) Margaret C. Whitman, (10) Patricia A. Woertz, (11) Ernesto Zedillo

FOR ALL ❑	WITHHOLD ALL ❑	FOR ALL EXCEPT ❑
(Instructions: To withhold authority to vote for any individual nominee(s), mark the For All Except box and write in the name of nominee(s) in the space above.)
Vote on Proposals:

The Board of Directors recommends a vote FOR the following proposals:				FOR	AGAINST	ABSTAIN

2. Ratify the appointment of the Independent Registered Public Accounting Firm				☐	☐	☐

3. Advisory vote on the Company’s Executive Compensation (the “Say on Pay” vote)				☐	☐	☐

The Board of Directors recommends a vote for 1 YEAR on the following proposal:			1 YEAR	2 YEARS	3 YEARS	ABSTAIN

4. Advisory vote on Frequency of the Executive Compensation vote			☐	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposals:				FOR	AGAINST	ABSTAIN

5. Shareholder Proposal - Adopt Holy Land Principles				☐	☐	☐

6. Shareholder Proposal - Report on Application of Company Non-Discrimination Policies in States with Pro-Discrimination Laws				☐	☐	☐

7. Shareholder Proposal - Report on Mitigating Risks of Activities in Conflict-Affected Areas				☐	☐	☐

8. Shareholder Proposal - Repeal Certain Amendments to Regulations				☐	☐	☐

Note: Please sign this Blue Proxy Card exactly as the name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.

Signature

Date

Title or Authority (please indicate)

Signature (if held jointly)	Date

PLEASE SIGN, DATE AND RETURN THIS BLUE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The Procter & Gamble Company

2017 Annual Meeting of Shareholders

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS

YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE,

MARK, SIGN AND RETURN THIS PROXY PROMPTLY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY.

The proxy materials of The Procter & Gamble Company are available at www.fcrvote.com/pg

      If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.

THE PROCTER & GAMBLE COMPANY

2017 Annual Meeting of Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

B L U E P R O X Y

The undersigned hereby appoints Angela F. Braly, W. James McNerney, Jr., and David S. Taylor (the “Proxy Committee”), and each of them, each with the power of substitution, as proxies to attend the annual meeting of shareholders of the Company to be held on Tuesday, October 10, 2017 at 9:00 a.m. Eastern Daylight Time at The Procter & Gamble Company General Offices, 1 Procter & Gamble Plaza, Cincinnati, Ohio 45202 and any postponement or adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors, on the Board of Directors and shareholder proposals listed, and, at their discretion, on such other matters as may properly come before the meeting and any postponement or adjournment thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The undersigned hereby revokes all proxies previously given. This proxy, when properly executed, will be voted in the manner directed herein. If you sign and return this card without marking a choice, the shares will be voted in accordance with the recommendation of the Board of Directors: FOR ALL Directors on Item 1, FOR Items 2 and 3, 1 YEAR on Item 4, and AGAINST Items 5 through 8, and at the discretion of the Proxy Committee with respect to such other matters as may properly come before the meeting and any postponement or adjournment thereof to the extent authorized by Rule 14a-4(c) under the Exchange Act.

This BLUE proxy card is solicited by the Board of Directors of The Procter & Gamble Company pursuant to a separate Proxy Statement, receipt of which is hereby acknowledged.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.